As filed with the Securities and Exchange Commission on October 1, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

BRILLIANT SANDS INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Montana	1400	82-0305765
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Marc J. Andrews

President and Chief Executive Officer

Brilliant Sands Incorporated

1575 Delucchi Lane - Suite 115

Reno, Nevada 89502

Phone: (775) 829-4507

Facsimile: (775) 337-9441

Email: marc@brilliantsands.com

(Address, including zip code and telephone number,
including area code, of registrant’s principal executive offices)

Copy to:

Douglas M. Berman

Law Office of Douglas M. Berman, PLLC

4925 Greenville Ave., Suite 200

Dallas, Texas 75206

Phone: (214) 562-7069

Facsimile: (214) 382-9435

Email: doug@dougbermanlaw.com

(Name, address, including zip code and telephone number,
including area code, of agent for service)

From time to time after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, as amended, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer,” or “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer (do not check if a smaller reporting company ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, par value $.001 per share	16,903,645	$0.12	$2,028,438	$236
(1)	Total number of shares represents 16,903,645 shares of issued and outstanding common stock. In the event of a stock split, stock dividend or similar transaction involving the common stock of the Registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the Securities Act.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low prices of the common stock on September 28, 2015, as reported on the OTCQX marketplace.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)
Issued October 1, 2015

16,903,645 Shares of Common Stock

BRILLIANT SANDS INCORPORATED

We are registering 16,903,645 shares of our common stock. The selling security holders may offer the shares of our common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at previously negotiated prices.

We will not receive any of the proceeds from the sale of the securities owned by the selling security holders pursuant to this prospectus. See “Selling Security Holders” on page 48 of this prospectus.

The selling security holders may dispose of their securities from time to time through one or more of the means described in the section entitled “Plan of Distribution” beginning on page 50.

Our common stock is quoted on the OTCQX tier of the OTC Markets marketplace under the symbol “BRSD.” The last reported sale price of our common stock on September 28, 2015 was $0.12 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2015.

BRILLIANT SANDS INCORPORATED

You should rely only on the information contained in this prospectus. We have not, and the selling security holders have not, authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. If anyone provides you with different information, you should not rely on it. We are not, and the selling security holders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all the information you should consider before buying our common stock. You should read the following summary together with the more detailed information appearing in this prospectus, including our financial statements and related notes, and our risk factors beginning on page 4, before deciding whether to purchase our securities. Unless the context otherwise requires, we use the terms “Brilliant Sands,” the “company,” “we,” “us” and “our” in this prospectus to refer to Brilliant Sands Incorporated. The information included in this prospectus reflects the effects of the 1-for-3 reverse stock split of our issued and outstanding common stock, which was effective March 16, 2015. For more information about our common stock see “Description of Capital Stock” below.

The Company

We were incorporated as the Helena and Livingston Smelting and Reduction Company in the State of Montana in May 1888. We changed our name to “Helena Silver Mines, Inc.” in June 1970 and to “Consolidated Goldfields Corporation” in July 2006 in connection with our acquisition of Dome Copper, Inc., a Colorado corporation engaged in the mining business. At the time of the transaction, Dome Copper had fifteen projects consisting of unpatented claims and mining leases.

From July 2006 to December 2014, we were an independent exploration stage mining company in the business of acquiring, exploring and developing mineral natural resource properties, primarily gold and silver. From February 2010 to September 2014, we had worked with another company to develop what had been our largest asset, known as the Cahuilla project, pursuant to two Exploration Earn-In Agreements with Teras Resources Inc. We were also engaged in maintaining, exploring and developing our other mineral projects. We currently have five exploration stage projects in our gold and silver property portfolio.

In December 2014, we acquired three properties in Canada and began our strategy to become a leading producer and supplier of frac sand in Canada. The transaction included an initial cash payment of approximately $43,000 and the issuance of 7,833,334 shares of our common stock, an additional 7,833,334 shares of our common stock held in escrow to be released under certain conditions, an additional cash payment of CAD$50,000 within the 45 days after closing and an additional cash payment of CAD$175,000 to be paid concurrently with the completion of a financing transaction by us. Since our acquisition of the frac sand properties, our immediate priorities have been to finance the developments of these properties to begin the process to bring them into production. Following this transaction, we changed our name to “Brilliant Sands Incorporated” to reflect our evolution from a junior gold-silver company to a more diversified mining company with interests in other minerals.

In January 2014, we acquired the Muskox Data Inventory from Prize Mining Corporation. The Muskox Data consists of several years’ worth of work on the Ni-Cu-Pd-Pt bearing Muskox Layered Intrusion in Nunavut, Canada. The Muskox intrusion is believed to be one of the most promising targets for platinum group elements. We are currently analyzing and preparing the data for various licensing and other commercial opportunities.

Corporate Information

Our corporate headquarters are located at 1575 Delucchi Lane - Suite 115, Reno, Nevada 89502. Our telephone number is (775) 829-4507. Our website address is www.brilliantsands.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be part of this prospectus or in deciding whether to purchase shares of our common stock.

This prospectus contains additional trade names and trademarks of ours and of other companies. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

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THE OFFERING

Securities offered by the selling security holders	16,903,645 shares of issued and outstanding common stock
Common stock outstanding as of September 14, 2015	30,336,325 shares(1)
Use of proceeds	We will not receive any of the proceeds from the sale of the securities owned by the selling security holders pursuant to this prospectus.
Risk Factors

Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 4.

OTCQX marketplace symbol	BRSD

(1)	Excludes 4,718,062 shares of common stock issuable upon exercise of options and warrants outstanding as of September 14, 2015 and reflects the 1-for-3 reverse stock split of our issued and outstanding common stock, effective as of March 16, 2015.

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SUMMARY HISTORICAL FINANCIAL DATA

The following tables summarize the financial data for our business for the periods presented. We derived the following summary historical financial data for the two years ended December 31, 2014 from our audited financial statements. We derived the following summary unaudited financial data for the six months ended June 30, 2015 and 2014 from our unaudited financial statements for such periods and dates. The unaudited financial statements were prepared on a basis consistent with our audited financial statements and include, in the opinion of management, all adjustments necessary for the fair presentation of the financial information contained in those statements. All per share data set forth below have been adjusted to reflect the 1-for-3 reverse stock split of our common stock, which was effective as of the close of business on March 16, 2015. The historical results presented below are not necessarily indicative of financial results to be achieved in future periods. You should read this data in conjunction with, and it is qualified by reference to, the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes thereto, all included elsewhere in this prospectus.

	As of
	June 30, 2015	December 31, 2014
Balance Sheet Data:
Total current assets	$739,328	$1,480,513
Mineral properties and interests	1,706,681	1,888,853
Total assets	2,459,200	3,382,557
Total liabilities	602,262	518,804
Total liabilities and stockholders’ equity	2,459,200	3,382,557

	Six Months Ended June 30,		Year Ended December 31,
	2015	2014	2014	2013
Statements of Operations Data:
Income (Loss) from operations	$(890,386)	$1,938,854	$700,634	$(1,396,927)
Total other income (expense)	(812,553)	(123,954)	(1,481,066)	542,391
Net income (loss)	(1,702,939)	1,814,900	(780,702)	(854,536)
Comprehensive income (loss)	(1,030,419)	933,700	(1,681,669)	(2,229,822)
Net income (loss) per common share, basic and diluted	(0.06)	0.13	(0.05)	(0.08)

	Six Months Ended June 30,		Year Ended December 31,
	2015	2014	2014	2013
Statements of Cash Flows Data:
Net cash used by operating activities	$(589,347)	$(316,727)	$(671,538)	$(747,176)
Net cash provided by investing activities	522,394	347,754	648,160	847,629
Net cash provided by financing activities	13,600	-	-	(35,706)
Net change in cash and cash equivalents	(53,353)	31,027	(23,378)	64,746
Cash and cash equivalents, end of period	6,324	114,082	59,677	83,055

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including our financial statements and related notes, before deciding whether to purchase shares of our common stock. Any of these risks may have a material adverse effect on our business, financial condition, results of operations and cash flows and our prospects could be harmed. In that event, the price of our common stock could decline and you could lose part or all of your investment.

Risks Related to Our Business

None of our properties has commenced commercial production, and if we continue to experience significant operating losses, we may need additional financing to fund our operations, which may not be available to us.

None of our properties has commenced commercial production, and we have a limited history of earnings or cash flow from our operations. We believe that additional financing will be required in the future to fund our operations. While we may attempt to generate additional working capital through the operation, development, sale or possible joint venture development of our properties, there is no assurance that any such activity will generate funds that will be available for operations. We do not know whether additional financing will be available when needed or on acceptable terms, if at all. If we are unable to raise additional financing when necessary, we may have to delay our exploration efforts or any property acquisitions or be forced to cease operations.

Our business is subject to the cyclical nature of our customers' businesses and depend upon the continued demand for crude oil and natural gas.

We intend to sell our frac sand to customers in the oil and natural gas industry, a historically cyclical industry. This industry was adversely affected by the uncertain global economic climate in 2008, 2009 and in 2015, and oil and natural gas prices have continued to be low. Worldwide economic, political and military events, including war, terrorist activity, events in the Middle East and initiatives by the Organization of the Petroleum Exporting Countries have contributed, and are likely to continue to contribute, to commodity price volatility. Additionally, weather patterns may adversely impact the short-term demand for oil and natural gas and, therefore, demand for our products.

During periods of economic slowdown, oil and natural gas exploration and production companies often reduce their oil and natural gas production rates and capital expenditures and defer or cancel pending projects, which may result in decreased demand for frac sand. Such developments occur even among companies that are not experiencing financial difficulties. A continued or renewed economic downturn in one or more of the industries or geographic regions that we intend to serve, or in the worldwide economy, could adversely affect our ability to achieve commercial production, our financial condition and our results of operations. In addition, any future decreases in the rate at which oil and natural gas reserves are discovered or developed, whether due to increased governmental regulation, limitations on exploration and drilling activity or other factors, could have a material adverse effect on our business, even in a stronger natural gas and oil price environment.

Our sand operations may become subject to operating risks that are often beyond our control and could adversely affect production levels and costs.

Our mining, processing and production facilities are subject to risks normally encountered in the frac sand and gold industries. These risks include:

•	changes in the price of frac sand;
•	changes in the price and availability of transportation;
•	inability to obtain necessary production equipment or replacement parts;
•	inclement or hazardous weather conditions, including flooding, and the physical impacts of climate change;
•	unusual or unexpected geological formations or pressures;

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•	unanticipated ground, grade or water conditions;
•	inability to acquire or maintain necessary permits or mining or water rights;
•	labor disputes and disputes with our excavation contractors;
•	late delivery of supplies;
•	changes in the price and availability of fuel sources for our frac sand plants and equipment;
•	technical difficulties or failures;
•	cave-ins or similar pit wall failures;
•	environmental hazards, such as unauthorized spills, releases and discharges of wastes, tank ruptures and emissions of unpermitted levels of pollutants;
•	industrial accidents;
•	changes in laws and regulations (or the interpretation thereof) related to the mining and oil and natural gas industries, silica dust exposure or the environment;
•	inability of our customers or distribution partners to take delivery;
•	reduction in the amount of water available for processing;
•	fires, explosions or other accidents; and
•	facility shutdowns in response to environmental regulatory actions.

Additional risks related to our gold projects include:

•	sales or leasing of gold by governments and central banks;
•	a low rate of inflation and a strong U.S. dollar;
•	global and regional recession or reduced economic activity;
•	speculative trading;
•	the demand for gold for industrial uses, use in jewelry, and investment;
•	high supply of gold from production, disinvestment, scrap and hedging;
•	interest rates;
•	sales by gold producers in forward transactions and other hedging;
•	the production and cost levels for gold in major gold-producing nations; and
•	the cost level (in local currencies) for gold in major consuming nations.

Any of these risks could result in damage to, or destruction of, our mining properties or production facilities, personal injury, environmental damage, delays in mining or processing, losses or possible legal liability. Any prolonged downtime or shutdowns at our mining properties or production facilities could have a material adverse effect on us.

Any drop in these mineral prices would adversely impact our future revenues, profits and cash flows. In addition, sustained low mineral prices can:

•	reduce revenues further by production cutbacks due to cessation of the mining of deposits or portions of deposits that have become uneconomic at the then-prevailing prices;
•	halt or delay the development of new projects; and
•	reduce funds available for exploration, with the result that depleted minerals are not replaced.

Our customer contracts may contain provisions requiring us to purchase or deliver minimum amounts of sand. If we are unable to meet our minimum requirements under these contracts, we may be required to pay penalties or the contract counterparty may be able to terminate the agreement.

In certain instances, we may commit to deliver products to our customers prior to production, under penalty of nonperformance. Depending on the contract, our inability to deliver the requisite tonnage of frac sand may permit our customers to terminate the agreement or require us to pay our customers a fee, the amount of which would be based on the difference between the amounts of tonnage contracted for and the amount delivered. If we are unable to meet our obligations under any of these agreements, we may have to pay substantial penalties or the agreements may become subject to termination, as applicable. In such events, our business, financial condition and results of operations may be materially adversely affected.

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We may be adversely affected by a reduction in horizontal drilling activity or the development of either effective alternative proppants or new processes to replace hydraulic fracturing.

Frac sand is a proppant used in natural gas and oil wells through the process of hydraulic fracturing. A significant shift in demand from frac sand to other proppants could have a material adverse effect on our business, financial condition and results of operations. In addition, demand for frac sand is substantially higher in the case of horizontally drilled wells, which allow for multiple hydraulic fractures within the same well bore but are more expensive to develop than vertically drilled wells. The development and use of a cheaper, more effective alternative proppant, a reduction in horizontal drilling or the development of new processes to replace hydraulic fracturing, could also cause a decline in demand for the frac sand we intend to produce and could have a material adverse effect on our ability to obtain financing necessary to achieve commercial production as well as our business, financial condition and results of operations.

Failure to maintain effective quality control systems at our facilities could have a material adverse effect on our business and operations.

The performance, quality and safety of our products will be critical to the success of our business. For instance, our frac sand will be required to meet stringent technical and customer specifications, in order to be suitable for hydraulic fracturing purposes. If our frac sand fails to meet such specifications or our customers’ expectations, we could be subject to significant contractual damages or contract terminations and face serious harm to our reputation, and our sales could be negatively affected. The performance, quality and safety of our products will depend significantly on the effectiveness of our quality control systems, which, in turn, depends on a number of factors, including the design of our quality control systems, our quality-training program and our ability to ensure that our employees adhere to our quality control policies and guidelines. We are new to the frac sand business, and any significant failure or deterioration of our quality control systems could have a material adverse effect on our business, financial condition, results of operations and reputation.

Increasing costs or a lack of dependability or availability of transportation services or infrastructure could have an adverse effect on our ability to deliver our frac sand products at competitive prices.

Transportation and handling costs tend to be a significant component of the total delivered cost of sales of frac sand. If these costs increase, our customers may find alternative providers. If we are not able to pass those increases along to end users, it could have a material adverse effect on our results of operations and financial condition. A significant increase in transportation service rates, a reduction in the dependability or availability of transportation services or relocation of our customers' businesses to areas that are not served by the rail systems accessible from our production facilities could impair our customers' ability to access our products and our ability to expand our markets.

We face significant competition.

The frac sand and refined products industries are highly competitive. The frac sand market is characterized by a small number of large, national producers and a larger number of small, regional or local producers. Competition in this industry is based on price, consistency and quality of product, site location, distribution capability, customer service, reliability of supply, breadth of product offering and technical support.

Some of our competitors have greater financial and other resources than we do. In addition, our larger competitors may develop technology superior to ours or may have production facilities that offer lower-cost transportation to certain specific customer locations than we do. In recent years there has been an increase in the number of small, regional producers servicing the frac sand market due to an increased demand for hydraulic fracturing services and to the growing number of unconventional resource formations being developed in the United States. Should the demand for hydraulic fracturing services decrease or the supply of frac sand available in the market increase, prices in the frac sand market could materially decrease as less-efficient producers exit the market, selling frac sand at below market prices. Furthermore, oil and natural gas exploration and production companies and other providers of hydraulic fracturing services have acquired and in the future may acquire their own frac sand reserves to fulfill their proppant requirements, and these other market participants may expand their existing frac sand production capacity, all of which would negatively impact demand for our frac sand products. In addition, increased competition in the frac sand industry could have an adverse impact on our ability to enter into long-term contracts or to enter into contracts on favorable terms.

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Diminished access to water may adversely affect our operations and the operations of our customers.

The mining and processing activities in which we intend to engage require significant amounts of water. Based on weather or economic conditions, our facilities may face a lack of water. In addition, the amount of water that we are entitled to use pursuant to our water rights may be determined by the appropriate regulatory authorities in the jurisdictions in which we operate. These authorities may amend the regulations regarding water rights, increase the cost of maintaining such water rights or eliminate our water rights. Such changes in laws, regulations or government policy and related interpretations pertaining to water rights may alter the environment in which we do business, which may negatively affect our financial condition and results of operations.

Similarly, our customers’ performance of hydraulic fracturing activities may require the use of large amounts of water. The ability of our customers’ to obtain the necessary amounts of water sufficient to perform hydraulic fracturing activities may well depend on those customers ability to acquire water. The ability of our customers to obtain and maintain sufficient levels of water for these fracturing activities are similarly subject to regulatory authority approvals, changes in applicable laws or regulations, potentially differing interpretations of contract terms, increases in costs to provide water, and even changes in weather that could make such water resources more scarce.

We may be unable to grow our cash flows if we are unable to expand our business.

A principal focus of our strategy is to develop our frac sand business. Our future growth will depend upon a number of factors, some of which we cannot control. These factors include our ability to:

•	develop new business and enter into contracts with new customers;
•	identify and obtain additional frac sand reserves;
•	recruit and train qualified personnel and retain valued employees;
•	expand our geographic presence;
•	effectively manage our costs and expenses, including costs and expenses related to growth;
•	consummate accretive acquisitions;
•	obtain required debt or equity financing for our operations;
•	meet customer-specific contract requirements or pre-qualifications;
•	obtain permits from federal, state and local regulatory authorities; and
•	make assumptions about mineral reserves, future production, sales, capital expenditures, operating expenses and costs, including synergies.

If we do not achieve our expected growth, the market price of the shares of our common stock will likely decline materially.

We may be unable to grow successfully through future acquisitions, and we may not be able to integrate effectively the businesses we may acquire.

From time to time, we may choose to make business acquisitions to pursue market opportunities, increase our existing capabilities and expand into new areas of operations. While we have reviewed acquisition opportunities in the past and will continue to do so in the future, we may not be able to identify attractive acquisition opportunities or successfully acquire identified targets. In addition, we may not be successful in integrating any future acquisitions into our existing operations, which may result in unforeseen operational difficulties or diminished financial performance or require a disproportionate amount of our management's attention. Even if we are successful in integrating future acquisitions into our existing operations, we may not derive the benefits, such as operational or administrative synergies, that we expected from such acquisitions, which may result in the commitment of our capital resources without the expected returns on such capital. Furthermore, competition for acquisition opportunities may escalate, increasing our cost of making acquisitions or causing us to refrain from making acquisitions. Our inability to make acquisitions, or to integrate successfully future acquisitions into our existing operations, may adversely impact our operations and financial condition.

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Our ability to grow in the future is dependent on our ability to access external growth capital.

We expect that we will rely primarily upon external financing sources, including the issuance of debt and equity securities, to fund growth capital expenditures. However, we may not be able to obtain equity or debt financing on terms favorable to us, or at all. To the extent we issue additional securities in connection with other growth capital expenditures, such issuances may result in significant dilution to our existing shareholders. There are no limitations in our articles of incorporation or bylaws on our ability to issue additional securities, including securities ranking senior to our common stock.

We have no full-time employees other than our officers, and we are dependent on our directors, officers and third-party contractors.

We have two officers who are full time employees. We have a small number of individuals in management and each person has experience in the mining industries. We are wholly dependent upon the personal efforts and abilities of these officers and our other directors and our consultants. Our consultants devote less than all of their time and efforts to our operations. While much of our operations are handled by our employees, our directors and officers direct our policies and manage our operations. The loss of any one of these individuals could adversely affect our business. Until we hire geologists and engineers on a permanent basis and unless and until we do so, we must rely on consultants. Competition for such personnel is intense, and there is no assurance that we will be able to hire and retain such personnel in the future.

Inaccuracies in our estimates of mineral reserves could result in lower than expected sales and higher than expected costs.

We intend to base our mineral reserve estimates on engineering, economic and geological data assembled and analyzed by our engineers and geologists, which are reviewed by outside firms. However, sand reserve estimates are necessarily imprecise and depend to some extent on statistical inferences drawn from available drilling data, which may prove unreliable. There are numerous uncertainties inherent in estimating quantities and qualities of mineral reserves and in estimating costs to mine recoverable reserves, including many factors beyond our control. Estimates of recoverable mineral reserves necessarily depend on a number of factors and assumptions, all of which may vary considerably from actual results, such as:

•	geological and mining conditions and/or effects from prior mining that may not be fully identified by available data or that may differ from experience;
•	assumptions concerning future prices of frac sand products, operating costs, mining technology improvements, development costs and reclamation costs; and
•	assumptions concerning future effects of regulation, including our ability to obtain required permits and the imposition of taxes by governmental agencies.

Estimates of proven and probable deposits and cash operating costs are subject to considerable uncertainty. Such estimates are, to a large extent, based on interpretations of geologic data obtained from drill holes and other sampling techniques. Mineral producers use feasibility studies to derive estimates of cash operating costs based upon anticipated tonnage and grades of minerals to be mined and processed, the predicted configuration of the deposits, expected recovery rates, comparable facility, equipment and operating costs, and other factors. Actual cash operating costs and economic returns on projects may differ significantly from original estimates. Further, it may take many years before production is possible and, during that time, the economic feasibility of exploiting a discovery may change. Any significant inaccuracies in these interpretations or assumptions or changes of conditions could cause the quantities and net present value of our deposits to be overstated.

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Our operations are dependent on our rights and eventual ability to mine our properties and on our having renewed or received the required permits and approvals from governmental authorities and other third parties.

A decision by a governmental agency or other third party to deny or delay issuing a new or renewed permit, water right or approval, or to revoke or substantially modify an existing permit, water right or approval, could have a material adverse effect on our ability to continue operations at the affected facility. Expansion of any existing operations will also be predicated on securing the necessary environmental or other permits, water rights or approvals, which we may not receive in a timely manner or at all.

We are subject to compliance with stringent environmental laws and regulations that may expose us to substantial costs and liabilities.

Before and after achieving commercial production, our operations will be subject to increasingly stringent and complex environmental laws, regulations and standards governing the discharge of materials into the environment or otherwise relating to environmental protection. These laws, regulations and standards impose numerous obligations that are applicable to our operations, including the acquisition of permits to conduct regulated activities, the incurrence of significant capital expenditures to limit or prevent releases of materials facilities and the imposition of remedial actions or other liabilities for pollution conditions caused by our operations or attributable to former operations. Numerous governmental authorities have the power to enforce compliance with these laws, regulations and standards and the permits issued under them, often requiring difficult and costly actions.

Failure to comply with environmental laws, regulations, standards, permits and orders may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial obligations, and the issuance of injunctions limiting or preventing some or all of our operations. Certain environmental laws impose strict liability for the remediation of spills and releases of oil and hazardous substances that could subject us to liability without regard to whether we were negligent or at fault. In addition, changes in environmental laws and regulations occur frequently, and any such changes that result in more stringent and costly waste handling, storage, transport, disposal or remediation requirements with respect to our operations or more stringent or costly well drilling, construction, completion or water management activities with respect to our customers' operations could adversely affect our operations and financial results.

Federal, state and local legislative and regulatory initiatives relating to hydraulic fracturing and the potential for related regulatory action or litigation could result in increased costs and additional operating restrictions or delays for our customers, which could negatively impact our business, financial condition and results of operations and cash flows.

Various state, local and foreign governments have implemented, or are considering, increased regulatory oversight of hydraulic fracturing through additional permitting requirements, operational restrictions, disclosure requirements and temporary or permanent bans on hydraulic fracturing in certain areas. Heightened political, regulatory and public scrutiny of hydraulic fracturing practices could potentially expose us or our customers to increased legal and regulatory proceedings, and any such proceedings could be time-consuming, costly or result in substantial legal liability or significant reputational harm. Any such developments could have a material adverse effect on our business, financial condition and results of operations, whether directly or indirectly.

We are subject to extensive regulations, including licensing, protection of plant and wildlife endangered and threatened species, and reclamation regulation, that impose, and will continue to impose, significant costs and liabilities. In addition, future regulations, or more stringent enforcement of existing regulations, could increase those costs and liabilities, which could adversely affect our results of operations.

We and our customers are subject to extensive governmental regulation on matters such as permitting and licensing requirements, plant and wildlife threatened and endangered species protection, jurisdictional wetlands protection, reclamation and restoration activities at mining properties after mining is completed, the discharge of materials into the environment and the effects that mining and hydraulic fracturing have on groundwater quality and availability. In order to obtain permits and renewals of permits in the future, we may be required to prepare and present data to governmental authorities pertaining to the potential adverse impact that any proposed mining and processing activities may have on the environment, individually or in the aggregate. Certain approval procedures may require preparation of various studies to assess the environmental impact of new sites or the expansion of existing sites. Compliance with these regulatory requirements is expensive and significantly lengthens the time needed to develop a site. Finally, obtaining or renewing required permits is sometimes delayed or prevented due to community opposition and other factors beyond our control. The denial of a permit essential to our operations or the imposition of conditions with which it is not practicable or feasible to comply could impair or prevent our ability to develop or expand a site. Significant opposition to a permit by neighboring property owners, members of the public or non-governmental organizations, or other third parties or delay in the environmental review and permitting process also could impair or delay our ability to develop or expand a site. New legal requirements, including those related to the protection of the environment, could be adopted that could materially adversely affect our mining operations, our cost structure or our customers' ability to use frac sand products. Such current or future regulations could have a material adverse effect on our business and we may not be able to obtain or renew permits in the future.

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Terrorist attacks, the threat of terrorist attacks, hostilities in the Middle East, or other sustained military campaigns may adversely impact our results of operations.

The long-term impact of terrorist attacks, such as the attacks that occurred on September 11, 2001, and the magnitude of the threat of future terrorist attacks on the energy industry in general and on us in particular are not known at this time. Uncertainty surrounding hostilities in the Middle East or other sustained military campaigns may affect our operations in unpredictable ways, including disruptions of markets for frac sand and the possibility that infrastructure facilities and pipelines could be direct targets of, or indirect casualties of, an act of terror. Changes in the insurance markets attributable to terrorist attacks may make certain types of insurance more difficult for us to obtain. Moreover, the insurance that may be available to us may be significantly more expensive than our existing insurance coverage. Instability in the financial markets as a result of terrorism or war could also affect our ability to raise capital.

Risks Related to Our Common Stock

We may experience volatility in our stock price, which could negatively affect your investment, and you may not be able to resell your shares at or above the offering price.

There is no established public trading market for our common stock. Currently, our common stock is quoted on the OTCQX marketplace. There can be no assurance that our common stock will be admitted to trade on any established trading market or exchange. Additionally, if our common stock is admitted for listing or trading, there can be no assurance that it will maintain the requirements for continued listing or trading on an established trading market or exchange.

Our common stock may not be traded actively. An illiquid market for shares of our common stock may result in lower trading prices and increased volatility, which could negatively affect the value of your investment or your ability to sell your shares. If an active trading market does develop, it may not last and the trading price of the shares may fluctuate widely as a result of a number of factors, many of which are outside our control. The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including:

•	quarterly variations in operating results;
•	changes in financial estimates by us or securities analysts who may cover our stock or by our failure to meet the estimates made by securities analysts;
•	changes in market valuations of other similar companies;
•	announcements by us or our competitors of new products or of significant technical innovations, contracts, acquisitions, strategic partnerships or joint ventures;
•	additions or departures of key personnel;
•	any deviations in net sales or in losses from levels expected by securities analysts;
•	commencement of or involvement in litigation;
•	the prices of oil and natural gas;
•	the success of our exploration and development operations, and the marketing of the minerals we produce;
•	changes in market valuations of companies similar to ours;
•	domestic and international economic, legal and regulatory factors unrelated to our performance;
•	the realization of any of the risk factors presented in this prospectus; and

•	future sales of common stock.

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In addition, the stock market has recently experienced extreme volatility that has often been unrelated to the performance of particular companies. These market fluctuations may cause our stock price to fall regardless of our performance.

If securities or industry analysts do not publish research or reports about our business, our stock price and trading volume could decline.

The trading market for our common stock may depend on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over research and reports these analysts publish or whether they will be published at all. If one or more of the analysts who decides to cover us downgrade our stock, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Because our shares are deemed “penny stock,” you may have difficulty selling them in the secondary trading market.

The Securities and Exchange Commission has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share. Additionally, if the equity security is not registered or authorized on a national securities exchange, the equity security also would constitute a “penny stock.” As our common stock falls within the definition of penny stock, these regulations require the delivery, prior to any transaction involving our common stock, of a risk disclosure schedule explaining the penny stock market and the risks associated with it. Disclosure is also required to be made regarding compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. In addition, monthly statements are required to be sent disclosing recent price information for the penny stocks. The ability of broker-dealers to sell our common stock and the ability of shareholders to sell our common stock in the secondary market would be limited. As a result, the market liquidity for our common stock would be severely and adversely affected. We can provide no assurance that trading in our common stock will not be subject to these or other regulations in the future, which would negatively affect the market for our common stock.

Because we are a relatively small company, the requirements of being a public reporting company may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public reporting company, we will need to comply with new laws, regulations and requirements, certain corporate governance provisions of the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley Act, related regulations of the Securities and Exchange Commission and the requirements of the NYSE, with which we are not required to comply as a private company. Complying with these statutes, regulations and requirements will occupy a significant amount of time of the board of directors and management and will significantly increase our costs and expenses, which we cannot estimate accurately at this time. We will need to:

•	institute a more comprehensive compliance function;
•	establish and maintain a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the Securities and Exchange Commission and the Public Company Accounting Oversight Board;
•	prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;
•	involve and retain to a greater degree outside counsel and accountants in the above activities;
•	establish an internal audit function; and
•	establish an investor relations function.

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In addition, we also expect that being a public company subject to these rules and regulations may require us to accept less director and officer liability insurance coverage than we desire or to incur substantial costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of the board of directors, particularly to serve on our audit committee, and qualified executive officers.

If any of the material weaknesses identified by our independent registered public accountants persist or if we fail to establish and maintain effective internal control over financial reporting in the future, our ability to accurately report our financial results could be adversely affected.

Prior to the completion of this offering, we have been not been subject to many of the requirements applicable to a company subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We have maintained limited accounting personnel to perform our accounting processes and limited supervisory resources with which to address our internal control over financial reporting. We have begun the process of evaluating our internal control over financial reporting and will continue to work with our auditors to put into place new accounting process and control procedures to address the issues set forth above. However, we cannot predict the timing or the outcome of this process at this time.

We are not currently required to comply with the Securities and Exchange Commission’s rules implementing Section 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with the Securities and Exchange Commission’s rules implementing Section 302 of the Sarbanes-Oxley Act, which will require our management to certify financial and other information in our quarterly and annual reports and to provide an annual management report on the effectiveness of our internal control over financial reporting. We will not be required to make our first assessment of our internal control over financial reporting until the year following the year that our first annual report is filed or required to be filed with the Securities and Exchange Commission. To comply with the requirements of being a public company, we will need to upgrade our systems, including information technology, implement additional financial and management controls, reporting systems and procedures and hire additional accounting and financial reporting staff.

Further, our independent registered public accountants are not yet required to formally attest to the effectiveness of our internal control over financial reporting until the year following the year that our first annual report is required to be filed with the Securities and Exchange Commission. Once they are required to do so, our independent registered public accountants may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed, operated or reviewed. Our remediation efforts may not enable us to remedy or avoid material weaknesses in the future.

Our efforts to develop and maintain our internal controls may not be successful, and we may be unable to maintain effective controls over our financial processes and reporting in the future and comply with the certification and reporting obligations under Sections 302 and 404 of the Sarbanes-Oxley Act. Further, our remediation efforts may not enable us to remedy or avoid material weaknesses in the future. Any failure to remediate deficiencies and to develop or maintain effective controls, or any difficulties encountered in our implementation or improvement of our internal control over financial reporting, could result in material misstatements that are not prevented or detected on a timely basis, which could potentially subject us to sanction or investigation by the Securities and Exchange Commission, any stock exchange or quotation service for our common stock or other regulatory authorities. Ineffective internal controls could also cause investors to lose confidence in our reported financial information.

We do not presently intend to pay any cash dividends on or repurchase any shares of our common stock.

We do not presently intend to pay any cash dividends on our common stock. Any payment of future dividends will be at the discretion of the board of directors and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends, and other considerations that the board of directors deems relevant. Cash dividend payments in the future may only be made out of legally available funds and, if we experience substantial losses, such funds may not be available. Accordingly, you may have to sell some or all of your common stock in order to generate cash flow from your investment.

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A large number of shares will be eligible for future sale and may depress our stock price.

Our shares that are eligible for future sale may have an adverse effect on the price of our stock. As of September 14, 2015, there were 30,336,325 shares of our common stock outstanding. In addition to the shares covered by this prospectus, 25,577,077 shares will generally become available for sale in the public market from time to time upon our meeting certain conditions, and the expiration of their respective holding periods, under Rule 144, without substantial restriction or the requirement of future registration under the Securities Act of 1933, as amended, or the Securities Act. The remainder of our outstanding shares are held by our officers, directors and greater than 5% shareholders and may be sold without registration under the exemption from registration provided by Rule 144 under the Securities Act of 1933. In addition, as of September 14, 2015, an additional 4,718,062 shares were subject to outstanding options and warrants. Sales of substantial amounts of common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of common stock at prices that may be below the then current market price of the common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

Prior to our acquisition of Dome Copper, Inc. in July 2006, we were a shell company, as defined under the rules promulgated by the Securities and Exchange Commission under the Securities Act. In addition, we are not subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

When selling restricted securities for which an effective registration statement is not available, holders often rely on Rule 144 promulgated under the Securities Act. However, rule changes in 2008 removed the ability of holders of securities of shell companies or former shell companies to use Rule 144 under most circumstances.

However, the Rule 144 safe harbor is not available for the resale of securities “initially issued” by a shell company or an issuer that has “at any time previously” been a shell company. Consequently, the Rule 144 safe harbor is not available for the resale of such securities unless and until all of the conditions in Rule 144(i)(2) are satisfied at the time of the proposed sale, which generally provides that if the issuer is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports and has filed current “Form 10 information” with the Securities and Exchange Commission reflecting its status as an entity that is no longer a shell company, then those securities may be sold in accordance with Rule 144 after one year has elapsed from the date that the issuer filed “Form 10 information” with the Securities and Exchange Commission.

As a result, there can be no assurance that we will meet the requirements of Rule 144(i)(2) or that Rule 144 will be available to purchasers of the shares in this offering. Consequently, these securities are suitable only for long-term investment by persons with no need for liquidity and who can absorb the loss of the investor’s entire investment.

We may conduct further offerings in the future in which case your shareholdings will be diluted.

Our board of directors has the authority to issue up to 200,000,000 authorized shares of our common stock or stock options to acquire such common stock; and up to 15,000,000 shares of preferred stock with rights, privileges and preferences designated by the board of directors. The future issuance of common stock or preferred stock may result in dilution in the percentage of our common stock held by our existing shareholders. Also, any stock we sell in the future may be valued on an arbitrary basis by us and the issuance of shares of common stock or preferred stock for future services, acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our existing shareholders.

We may conduct further equity offerings in the future. If common stock is issued in return for additional funds, property or services, the price per share could be lower than that paid by our current shareholders.

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We do not have cumulative voting and a small number of existing shareholders control our company, which could limit your ability to influence the outcome of shareholder votes.

Our shareholders do not have the right to cumulative votes in the election of our directors. Cumulative voting, in some cases, could allow a minority group to elect at least one director to the board of directors. Because there is no provision for cumulative voting, a minority group will not be able to elect any directors. Accordingly, the holders of a majority of the shares of common stock, present in person or by proxy, will be able to elect all of the members of our board of directors.

Our executive officers and directors, together with our largest shareholders, beneficially own approximately 73.5% of our common stock as of September 14, 2015. As a result, these persons may be able to exercise significant influence over the outcome of shareholder votes, including votes concerning the election of directors, the adoption or amendment of provisions in our charter or bylaws and the approval of mergers and other significant corporate transactions.

Certain provisions in our charter documents could discourage takeover attempts and lead to management entrenchment.

Our articles of incorporation and bylaws contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors. These provisions include:

•	the ability of the board of directors to alter, amend or repeal the bylaws;
•	the ability of our board of directors to determine to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without shareholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;
•	advance notice procedures that shareholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a shareholders’ meeting, which may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of us;
•	the requirement that a special meeting of shareholders may be called only by the board of directors, which may delay the ability of our shareholders to force consideration of a proposal or to take action, including the removal of directors;
•	the right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents shareholders from being able to fill vacancies on our board of directors; and
•	no cumulative voting in the election of directors, which limits the ability of minority shareholders to elect director candidates.

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PRICE RANGE OF COMMON STOCK

Market for Our Common Stock

There is no established public trading market for our common stock. Our common stock is quoted under the symbol “BRSD” on the OTCQX marketplace. We began trading on the OTCQX on January 13, 2013 and moved from the OTCQX to the OTC Pink marketplace on December 8, 2014. On June 25, 2015, we began trading on the OTCQX again.

The following table sets forth the high and low bid information for our common stock for the periods indicated, which reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions:

	High	Low
Fiscal Year ended December 31, 2015
First Quarter	$0.155	$0.0111
Second Quarter	$0.17	$0.06
Third Quarter (through September 11, 2015)	$0.168	$0.022
Fiscal Year ended December 31, 2014
First Quarter	$0.17	$0.06
Second Quarter	$0.101	$0.03
Third Quarter	$0.035	$0.025
Fourth Quarter	$0.04	$0.011
Fiscal Year ended December 31, 2013
First Quarter	$0.33	$0.21
Second Quarter	$0.26	$0.12
Third Quarter	$0.22	$0.10
Fourth Quarter	$0.205	$0.092

On September 28, 2015, the last reported sale price of our common stock on the OTCQX marketplace was $0.12 per share.

Holders

As of September 14, 2015, there were approximately 989 shareholders on record of our common stock.

Dividends

Since January 1, 2013, we have not declared or paid dividends on our common stock. We currently intend to retain future earnings, if any, for use in our business, and, therefore, we do not anticipate declaring or paying any dividends in the foreseeable future. Payments of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our securities by the selling security holders pursuant to this prospectus.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements.

Forward-looking statements may include statements about:

•	our ability to achieve commercial production on any of our projects;
•	the amount of frac sand we are able to excavate and process, which could be adversely affected by, among other things, operating difficulties and unusual or unfavorable geologic conditions;
•	the volume of frac sand we are able to buy and sell;
•	the price at which we are able to produce and sell frac sand;
•	changes in the price and availability of natural gas, diesel fuel or electricity;
•	changes in prevailing economic conditions;
•	unanticipated ground, grade or water conditions;
•	inclement or hazardous weather conditions;
•	environmental hazards;
•	difficulties in obtaining or renewing environmental permits;
•	industrial accidents;
•	changes in laws and regulations (or the interpretation thereof) related to the mining and hydraulic fracturing industries, silica dust exposure or the environment;
•	the outcome of litigation, claims or assessments, including unasserted claims;
•	inability to acquire or maintain necessary permits or mining or water rights;
•	facility shutdowns in response to environmental regulatory actions;
•	inability to obtain necessary production equipment or replacement parts;
•	reduction in the amount of water available for processing;
•	technical difficulties or failures;
•	labor disputes;
•	late delivery of supplies;
•	difficulty collecting receivables;
•	inability of our customers to take delivery;
•	fires, explosions or other accidents;
•	cave-ins, pit wall failures or rock falls;
•	our ability to borrow funds and access capital markets;
•	changes in the political environment of the drilling basins in which we and our customers operate;
•	changes in railroad infrastructure, price, capacity and availability, including the potential for rail line washouts;
•	anticipated trends and challenges in our business and the markets in which we operate;
•	expected future financial performance;
•	expectations regarding our operating expenses;
•	our ability to anticipate market needs or develop new or enhanced products to meet those needs;
•	our ability to expand into other sectors of the storage market, beyond protection storage;
•	our ability to compete in our industry and innovation by our competitors;
•	our ability to protect our confidential information and intellectual property rights;
•	our ability to successfully identify and manage any potential acquisitions;
•	our ability to remediate any material weakness in our internal controls identified by our independent registered public accounting firm;

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•	our ability to maintain or broaden our business relationships and develop new relationships with strategic alliances, suppliers, customers, distributors or otherwise; and
•	our ability to manage growth.

All forward-looking statements involve risks, assumptions and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results. These risks, assumptions and uncertainties are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. In light of these risks, uncertainties and assumptions, the forward-looking events might not occur.

Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other things contemplated by the forward-looking statements will not occur. Forward-looking statements in this prospectus are based on management’s beliefs and opinions at the time the statements are made. The forward-looking statements contained in this prospectus are expressly qualified in their entirety by this cautionary statement. The forward-looking statements included in this prospectus are made as of the date of this prospectus and we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information, future events or otherwise, except as required by applicable securities laws.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of our operations should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section entitled “Risk Factors” included elsewhere in this prospectus.

Overview

The following discussion and analysis of the financial condition and results of our operations should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.

From July 2006 to December 2014, we were an independent exploration stage mining company in the business of acquiring, exploring and developing mineral natural resource properties, primarily gold and silver. From February 2010 to September 2014, we had worked with another company to develop what had been our largest asset, known as the Cahuilla project, pursuant to two Exploration Earn-In Agreements with Teras Resources Inc. We were also engaged in maintaining, exploring and developing its other mineral projects. We currently have five exploration stage projects in our gold and silver property portfolio.

Our December 2014 acquisition of three properties in Canada from 1824455 Alberta Ltd., which we refer to as 182, transformed us into a company focused on becoming a leading producer, transporter, marketer and distributor of frac sand. Since the acquisition, we have devoted the vast majority of our time and efforts in our transition from an exploration stage gold and silver mining company to becoming a leading producer and supplier of monocrystalline sand, a specialized mineral that is used as a proppant to enhance the recovery rates of hydrocarbons from oil and natural gas wells.

In January 2014, we acquired the Muskox Data Inventory from Prize Mining Corporation. The Muskox Data consists of several years’ worth of work on the Ni-Cu-Pd-Pt bearing Muskox Layered Intrusion in Nunavut, Canada. The Muskox intrusion is believed to be one of the most promising targets for platinum group elements. We are currently analyzing and preparing the data for various licensing and other commercial opportunities.

Factors Impacting Comparability of Our Financial Results

Our historical results of operations are not indicative of results of operations and cash flows to be expected in the future, principally for the following reasons:

•	We completed our acquisition of frac sand properties from 182 in December 2014. In December 2014, we acquired three properties from 182, transforming us into a company focused on becoming a leading producer, transporter, marketer and distributor of frac sand. As a result of the acquisition, our business plan has transitioned from advancing exploration stage precious metals projects in Nevada to advancing our frac sand projects in Canada.

•	Our historical financial results include capital expenditures and other costs related to assets outside of our current and anticipated business plan. For the periods in the years ended December 31, 2014, we had capital expenditures that related to our gold and silver projects. Since the 182 transaction, we have shifted our focus to the frac sand business.

•	We terminated certain gold and silver projects during 2014 and 2015. As a result, we expect reductions in our royalty payments, claim maintenance fees and exploration expenses related to these projects.

•	We expect to incur additional general and administrative expenses as an SEC reporting company. We expect to incur additional expenses following the effective date of the registration statement of which this prospectus is a part. These expenses are associated with compliance under the Exchange Act.

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Critical Accounting Policies

See Note 2 to the financial statements contained in this registration statement for a complete summary of the significant accounting policies used in the presentation of our financial statements. The summary is presented to assist the reading in understanding the financial statements. The financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America “U.S. GAAP”.

Our critical accounting policies are as follows:

Mineral Exploration and Development Costs

All exploration expenditures are expensed as incurred. Expenditures to develop new mines, to define further mineralization in existing ore bodies, and to expand the capacity of operating mines, are currently expensed and will be capitalized and amortized on a unit of production basis over proven and probable reserves when and if we have proven and probable reserves.

Review of Carrying Value of Property for Impairment

Mineral properties and exploration assets are assessed annually for impairment. If it is determined that the undiscounted expected future cash flows from the asset are less that the asset’s carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of the asset. Factors considered by management in performing the assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.

Management determined that as of December 31, 2014, the estimated fair value of the Muskox Data had decreased. We determined the estimated fair value of $250,000 after considering a report from a third party who performed an evaluation of the Muskox Data in early 2015. An impairment loss of $1,100,000 was recognized for the year ending December 31, 2014 bringing the investment balance to its fair value of $250,000. The fair value was based on Level 3 input variables under the fair value measurement accounting principles.

Revenue Recognition

Revenue is recognized when the services are rendered and collection of payment is deemed probable.

Recently Issued Accounting Standards

In June 2014, the Financial Accounting Standards Board issued Accounting Standard Update No. 2014-10 (“the ASU”). This update changed the requirements for disclosures as it relates to development stage entities. The ASU specifies that the “inception-to-date” information is no longer required to be presented in the financial statements of a development stage entity. The amendments in the ASU are effective for annual reporting periods beginning after December 15, 2014 and interim periods therein, with early application permitted for any financial statements that have not yet been issued. We have elected to apply the amendments as of December 31, 2014.

Results of Operations

Three and Six Months Ended June 30, 2015 Compared to the Three and Six Months Ended June 30, 2014

Operating Expenses (Income). Total operating expenses increased $2.8 million to $0.9 million for the six months ended June 30, 2015, as compared to operating income of $1.9 million for the six months ended June 30, 2014. Total operating expenses increased $3.1 million to $0.7 million for the three months ended June 30, 2015, as compared to operating income of $2.5 million for the three months ended June 30, 2014. The increases were primarily due to a gain on mining properties and interests primarily related our receipt and disposition of common shares of Teras Resources in connection with our earn in agreements offset by a loss on mineral properties related to the abandonment of a gold and silver project and costs related to exploration work on our frac sand projects.

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Other Income (Expense). Other expenses increased $688,600, or 555.5%, to $812,600 for the six months ended June 30, 2015 from $124,000 for the six months ended June 30, 2014. Other expense increased $216,400, or 218.4%, to $315,600 for the three months ended June 30, 2015 from $99,100 for the three months ended June 30, 2014. The increases were primarily related to loss on investments available for sale of $807,000 for the six months ended June 30, 2015 due to lower prices received for the sale of Teras common shares compared to the book value of the Teras common shares on our financial statements.

Exploration Expense. Exploration expenses increased $175,600, or 309.7%, to $232,400 for the six months ended June 30, 2015 from $56,700 for the six months ended June 30, 2014. Exploration expenses increased $162,800, or 412.7%, to $202,300 for the three months ended June 30, 2015 from $39,500 for the three months ended June 30, 2014. The increases were due to the initiation of exploration work on the McClelland and Alberta projects.

Payroll and related expenses. Payroll and related expenses increased $60,400, or 74.5%, to $141,500 for the six months ended June 30, 2015 from $81,100 for the six months ended June 30, 2014. Payroll and related expenses increased $70,900, or 262.9%, to $97,900 for the three months ended June 30, 2015 from $27,000 for the three months ended June 30, 2014. The increases were due to additional obligations we incurred for expenses that were previous paid by Teras Resources in connection with our earn-in agreements.

Professional fees and consulting. Professional and consulting fees increased approximately $24,700, or 21.7%, to $138,400 for the six months ended June 30, 2015 from $113,700 for the six months ended June 30, 2014. Professional and consulting fees increased approximately $42,200, or 105.5%, to $82,300 for the three months ended June 30, 2015 from $40,000 for the three months ended June 30, 2014. The increases were due to additional obligations we incurred for expenses that were previous paid by Teras Resources in connection with our earn-in agreements.

General and Administrative. General and administrative expenses increased $36,000, or 29.6%, to $157,500 for the six months ended June 30, 2015 from $121,500 for the six months ended June 30, 2014. General and administrative expenses increased $28,500, or 86.1%, to $61,700 for the three months ended June 30, 2015 from $33,100 for the three months ended June 30, 2014. The increases were due to the acquisition of Teras common shares.

Year Ended December 31, 2014 Compared to Year Ended December 31, 2013

Operating Income. Total operating income (expenses) increased $2.1 million, or 150.1%, to $0.7 million for the year ended December 31, 2014 from $(1.4 million) for the year ended December 31, 2013. The increase was primarily due to a gain on mining properties and interests primarily related our receipt and disposition of common shares of Teras Resources in connection with our earn in agreements.

Other Income (Expense). Other income (expense) decreased $2.0 million, or 373.1%, to $(1.4 million) for the year ended December 31, 2014 from $0.5 million for the year ended December 31, 2013. This decrease was primarily related to loss on investments available for sale of $1.1 million for the year ended December 31, 2014 due to lower prices received for the sale of Teras common shares compared to the book value of the Teras common shares on our financial statements.

Exploration Expense. Exploration expenses decreased $91,900, or 37.3%, to $154,500 for the year ended December 31, 2014 from $246,400 for the year ended December 31, 2013. This decrease was due to the completion of drilling programs at our Fisher Canyon and Klondike Pass properties.

Payroll and related expenses. Payroll and related expenses decreased $11,500, or 5.2%, to $208,500 for the year ended December 31, 2014 from $220,000 for the year ended December 31, 2013. The decrease was due to the stock bonus program in 2013 that did not occur in 2014.

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Professional fees and consulting. Professional and consulting fees increased approximately $59,600, or 38.3%, to $215,200 for the year ended December 31, 2014 from $115,600 for the year ended December 31, 2013. The increase was due to an increase in consulting expenses related to the arrangement with Somji Consulting.

General and Administrative. General and administrative expenses decreased to $0.7 million, or 73.6%, to $0.2 million for the year ended December 31, 2014 from $0.9 million for the year ended December 31, 2013. The decrease was due to the stock bonus program in 2013 that did not occur in 2014.

Liquidity and Capital Resources

As of the date of this prospectus, there is limited historical financial information regarding our company upon which to base an evaluation of our performance.

Development of our frac sand properties and plans for further growth of the company depend on our ability to obtain additional capital through the issuance of additional debt or equity and through the generation of revenue. None of our properties has commenced commercial production, and we have no history of earnings or cash flow from our operations. While we may attempt to generate additional working capital through the operation, development, sale or possible joint venture development of our properties, there is no assurance that any such activity will generate funds that will be available for operations.

At June 30, 2015, we had cash of $6,324 and total current assets of approximately $739,300. We are currently spending between $60,000 and $75,000 per month for our ongoing corporate functions. In addition, we are preparing our budgets for exploration or development of our frac sand properties.

As of the date of this prospectus, we do not believe that we have sufficient working capital to make the royalty and other payments required on our properties, to conduct preliminary exploration programs and to satisfy our cash requirements for the twelve months following the date of this prospectus. We will need to obtain additional funds, either through equity offerings or debt, to fund our general and administrative expenses, make the royalty payments required on our properties and conduct exploration programs on our properties. Failure to obtain such additional financing will result in the loss by us of our interests in our mineral properties. We have no agreements or understandings with any person for additional financing.

Net cash used by operating activities increased to $(589,300) in the six months ended June 30, 2015 from approximately $(316,700) in the six months ended June 30, 2014. A significant component of cash provided by (used in) operating activities is gain on mining properties and interests, which was approximately $2.6 million in the year ended December 31, 2014 as compared to $41,300 in the year ended December 31, 2013.

Net cash provided by investing activities primarily relate to capital expenditures relating to mineral interests and proceeds from the sale of common shares of Teras Resources. Net cash provided by investing activities was approximately $522,400 in the six months ended June 30, 2015 compared to $347,800 during the six months ended June 30, 2014. Included in the six months ended June 30, 2015 are an increase in the sale of Teras common shares.

Net cash provided by financing activities was $13,600 in the six months ended June 30, 2015 related to the sale of shares of our common stock, and $0 in the six months ended June 30, 2014.

Off-Balance Sheet Arrangements

At June 30, 2015 and 2014, we did not have any off-balance sheet arrangements.

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BUSINESS

Overview

We were incorporated as the Helena and Livingston Smelting and Reduction Company in the State of Montana in May 1888. We changed our name to “Helena Silver Mines, Inc.” in June 1970 and to “Consolidated Goldfields Corporation” in July 2006 in connection with our acquisition of Dome Copper, Inc., a Colorado corporation engaged in the mining business. At the time of the transaction, Dome Copper had fifteen projects consisting of unpatented claims and mining leases.

From July 2006 to December 2014, we were an independent exploration stage mining company in the business of acquiring, exploring and developing mineral natural resource properties, primarily gold and silver. From February 2010 to September 2014, we had worked with another company to develop what had been our largest asset, known as the Cahuilla project, pursuant to two earn-in agreements. We were also engaged in maintaining, exploring and developing its other mineral projects. We currently have five exploration stage projects in our gold and silver property portfolio.

In February 2010, we entered into an earn-in agreement regarding what was then our largest asset, the Cahuilla project, with Teras Resources Inc., a Canadian company engaged in the acquisition, exploration and development of mineral resource properties. We entered into a second earn-in agreement with Teras Resources for the balance of the project in September 2011. The agreements provided for various financial and operational milestones for the project. Over the course of the agreement, the parties met their various obligations, including the issuance by Teras Resources of 24,300,000 of its common shares to us, and Teras Resources earned the right to acquire Cahuilla. The transfer of Cahuilla to Teras Resources was completed in September 2014.

In December 2014, we acquired three properties in Canada and began our strategy to become a leading producer and supplier of frac sand in Canada. The transaction included an initial cash payment of approximately $43,000 and the issuance of 7,833,334 shares of our common stock, an additional 7,833,334 shares of our common stock held in escrow to be released under certain conditions, an additional cash payment of CAD$50,000 within the 45 days after closing and an additional cash payment of CAD$175,000 to be paid concurrently with the completion of a financing transaction by us. Since our acquisition of the frac sand properties, our immediate priorities have been to finance the developments of these properties to begin the process to bring them into production. Following this transaction, we changed our name to “Brilliant Sands Incorporated” to reflect our evolution from a junior gold-silver company to a more diversified mining company with interests in other minerals.

In January 2014, we acquired the Muskox Data Inventory from Prize Mining Corporation. The Muskox Data consists of several years’ worth of work on the Ni-Cu-Pd-Pt bearing Muskox Layered Intrusion in Nunavut, Canada. The Muskox intrusion is believed to be one of the most promising targets for platinum group elements. We are currently analyzing and preparing the data for various licensing and other commercial opportunities.

Market Opportunity

Relationship to Oil and Gas Industry

Over the past decade, oil and gas companies in North America have focused a great deal on unconventional oil and natural gas reservoirs through advanced techniques, such as horizontal drilling and hydraulic fracturing. A hydraulic fracturing job on one well can require a few thousand tons of sand. As a result, North American demand for proppant has increased rapidly. We believe that the market for frac sand will continue to grow based on the expected long-term development of these plays.

The oil and natural gas proppant industry is based on businesses involved in the mining or manufacturing of the materials used in the drilling and completion of oil and natural gas wells. Hydraulic fracturing is the most widely used method for stimulating increased production from wells. The process consists of pumping fluids, mixed with granular proppants, into the geologic formation at pressures sufficient to create fractures in the rock. The fractures create channels through which the hydrocarbons can flow more freely from the formation into the wellbore and then to the surface. Alternatives to frac sand include ceramic beads and resin-coated silica, but they can be more costly to produce.

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Raw frac sand is a naturally occurring mineral that is mined and processed. It is a high-purity quartz sand with very durable and very round grains. It is a crush-resistant material produced for use by the petroleum industry. It is used in the hydraulic fracturing process known as “fracking” to produce petroleum fluids, such as oil, natural gas and natural gas liquids from rock units that lack adequate pore space for these fluids to flow to a well.

While the specific extraction method utilized depends primarily on the geologic setting, most raw frac sand is mined using conventional open-pit bench extraction methods. The composition, depth and chemical purity of the sand also dictate the processing method and equipment utilized. After extraction, the raw frac sand is washed, dried and sorted according to mesh size.

Most frac sand is shipped in bulk from the processing facility to customers by truck, rail or barge. For bulk frac sand, transportation costs often represent a significant portion of the customer’s overall product cost. As a result, facility location and logistics capabilities are among the most important considerations for producers, distributors and customers.

We intend to use the significant mining industry experience of our management team to take advantage of what we believe are favorable, long-term market dynamics as we execute our growth strategy, which includes the development of our frac sand properties. We intend to remain focused on the frac sand market as we believe it offers attractive long-term growth fundamentals.

Business Strategy

The primary components of our business strategy are:

We believe the frac sand market offers attractive long-term growth fundamentals, and we intend to position ourselves as a producer of quality frac sand located in the provinces of Alberta and Manitoba. Over the past several years, the demand for frac sand in the United States and Canada has grown significantly, primarily as a result of increased horizontal drilling, technological advances that allowed for the development of many unconventional resource formations, increased proppant use per well and cost advantages over other proppants such as resin coated sand and ceramic alternatives. In particular, the demand for natural Tier 1 and Tier 2 frac sand, such as the type we intend to mine and sell from our properties, is very strong among end users who are focused on the extraction of oil and liquids-rich natural gas. We believe frac sand supply will continue to be constrained by a variety of factors, including but not limited to:

•	the difficulty in finding reserves suitable for use as frac sand, which are largely limited to select areas of the United States and Canada and which must meet the technical specifications of the American Petroleum Institute (“API”);
•	challenges associated with locating contiguous reserves of frac sand sufficient to justify the capital investment required to develop a mine and processing plant; and
•	securing necessary permits required for operations.

We may selectively pursue favorable acquisitions in our areas of operation that we believe will allow us to realize growth and operational efficiencies. We also intend to maintain financial strength and flexibility to enable us to pursue our growth strategy, including acquisitions, organic growth and asset optimization opportunities as they arise. As of December 31, 2014, we had $1.4 million of current assets, including $1.1 million in investments available for sale that we can use to pursue our business plan.

Competitive Strengths

We believe that we are well positioned to successfully execute our business strategy. Our frac sand properties are located near other projects have proven successful in developing frac sand projects. Our properties are located relatively closely to many potential customers in the Canadian oil and natural gas industry. As transportation is a large cost in the frac sand industry, location near our potential customer base can allow us to achieve revenues at a lower cost than many of our competitors. In addition, we believe that there is limited availability of Tier 1 and Tier 2 sand because the current Canadian industry sources are focusing on the growing U.S. market demand. This provides an opportunity to a potential producer focused on the Canadian oil and gas industry.

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Our directors have more than 70 years of combined industry experience. They have managed numerous mining projects and businesses and successfully led acquisitions and exits in the industry.

Acquisition of Frac Sand Properties

182 Transaction

In December 2014, we purchased from 1824455 Alberta Ltd., or 182, one hundred percent of the right, title and interest in and to:

•	the McClelland Lake Property, consisting of applications for Alberta Metallic and Industrial Minerals Permits Nos. A93 140158005, A93 140158003 and A93 140158004;
•	the Tofield Property, which we refer to as our Alberta project, consisting of the application for Alberta Metallic and Industrial Minerals Permits No. A93 140190601 and the application for Alberta Metallic and Industrial Minerals Permit for certain lands in northern Alberta of approximately 35,000 hectares;
•	the Washow Peninsula Property, consisting of the applications for Manitoba quarry leases QL 2944, QL 2948, QL 2949, QL 2946, QL 2950, QL 2945, QL 2951 and QL 2947; and
•	the technical information relating to the properties owned by 182.

In connection with the transaction, 182 agreed to noncompetition provisions in respect of property located within a 20 km radius of the outer boundary of the area encompassed by the respective Alberta Metallic and Industrial Minerals Permits and Quarry Leases, as the case may, of each of the McClelland Lake Property and the Washow Peninsula Property without our express written consent. We also have the right to acquire, for no additional consideration, 50% of 182’s interest in any properties subject to Alberta Metallic and Industrial Minerals Permits that are located within the 20 km radius of the outer boundary of the area encompassed by the respective Alberta Metallic and Industrial Minerals Permits of the Alberta project.

The purchase price was CAD$2.75 million payable as follows:

•	at the closing, 7,833,334 shares of our common stock, approximately $43,000 in cash and the delivery into escrow of an additional 7,833,334 shares of our common stock;
•	approximately $43,000 cash payable within 45 days of the closing; and
•	approximately $150,280 payable concurrently with the completion of a financing by us.

As part of the transaction, we agreed to grant to 182:

•	advance minimum royalties for the period starting one year after the closing date and continuing yearly up to date of commencement of commercial production in an aggregate annual amount of CAD$225,000. The advance minimum royalties paid prior to commencement of production will be credited against future production royalties on each property on a dollar-for-dollar basis up to the maximum rate of CAD$18,750 per quarter per property; and
•	a production royalty equal to 2% of the actual proceeds we receive from the sale or other disposition of minerals produced from the properties beginning on the date commercial production is achieved.

Under the escrow agreement related to the transaction, the escrowed shares will be released upon the satisfaction of the following milestones:

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•	2,350,000 of the escrowed shares upon the completion of a NI 43-101 resource report that identifies a resource deposit which is sufficient to move forward with a “project,” which refers to development and operation of a project designed to produce and sell product from the property;
•	2,350,000 of the escrowed shares upon completion of a preliminary economic assessment report which demonstrates a financial return which is sufficient to move forward with a project; and
•	3,133,334 of the escrowed shares upon the award of all necessary permits that will allow for the mining of product.

Notwithstanding the other conditions, all escrowed shares will be released to 182:

•	upon the award of all necessary permits that will enable the mining of product;
•	upon the sale, assignment or transfer of the properties, or any part thereof;
•	upon the properties being pledged as collateral by us as security for indebtedness; or
•	a change of control of us.

If we decide not to proceed with the development of the properties, all remaining escrowed shares will be returned to us for cancellation, and we will re-convey the properties, with all improvements and technical information, to 182, subject to:

•	the properties being free and clear from all liens, encumbrances, security interests and claims;
•	all permits, concessions and agreements in respect of the properties being in good standing;
•	all payments and other governmental or third party charges owing in respect of the properties having been paid in full and satisfied for a minimum period of 120 days following the re-conveyance;
•	all work requirements or commitments in respect of the properties having been satisfied for a minimum period of one year following the re-conveyance; and
•	the conditions existing on or related to the properties and our ownership and operations of the properties having been in compliance with any material laws (including without limitation any environmental laws), if we have not caused or permitted any material damage to the properties or material impairment to the health, safety or enjoyment of any person at or on, or in the general vicinity of, the properties.

If these conditions are not met, 182 will not be obligated to accept the re-conveyance of the properties, and the escrow agent will deliver to 182 all of the escrowed shares then still in escrow. In addition, if we default on our obligation to pay the advance minimum royalty, we may re-convey the properties to 182, subject to the same conditions, and the royalty agreement will be terminated. 182 granted an irrevocable proxy to us related to the escrowed shares to vote the escrowed shares until the shares are released from escrow.

The Projects

The McClelland property is located 60 kilometers north of Fort McMurray and accessible by road as well as being near power and water supply. The McClelland property is strategically located near the Alberta Basins, which we believe gives us a competitive advantage to suppliers that are further away. We expect the McClelland property to enable us to produce and sell frac sand to the Canadian oil and gas companies with Canadian dollars. The McClelland property is 83,778 acres. The property has undergone initial sampling and testing.

The Alberta Project is strategically located in the heart of three Alberta Basins, which could provide a competitive advantage of being within trucking distance to the well-head, which could enable us to sell any sand directly from the mine site with substantially reduced costs. The property is accessible by both rail and road as it sits on top of infrastructure. Faster delivery, no need for long distance rail and reduced weather or congestion delays could result in our being able to sell the sand on favorable terms and potentially favorable margins compared to competitors.  The Alberta Project is also a large land position at 87,000 acres. Sampling and further land acquisition is currently underway.

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The Washow property is located in Manitoba, north of Winnipeg, and accessible by road as well as being near power and water supply.  The Washow property is less than 100 kilometers from rail and lies in an area known for the only “Northern White” sand in Canada, which is Tier 1 sand. The Washow property is strategically located near the Alberta basins which could allow us to access that market at a reduced cost compared to many competitors as it is located approximately half the distance to the Alberta Basins than the U.S. suppliers in Wisconsin.  Our current land position at Washow is 1,000 acres.

Permits

In order to conduct our frac sand operations, we are required to obtain permits from various local, state and federal government agencies. The various permits may include permits for mining, construction, air quality, water discharge and quality, noise, dust and reclamation. Prior to receiving these permits, we must comply with the regulatory requirements imposed by the issuing governmental authority. In some cases, we also must have certain plans pre-approved, such as site reclamation plans, prior to obtaining the required permits. A decision by a governmental agency to deny or delay issuing a new or renewed permit or approval, or to revoke or substantially modify an existing permit or approval, could have a material adverse effect on our ability to continue operations at the affected facility. Expansion of our existing operations also is predicated upon securing the necessary environmental and other permits and approvals.

Competition

The frac sand market is a highly competitive market that is comprised of a small number of large, national producers and a larger number of small, regional or local producers. Competition in the frac sand industry has increased in recent years due to favorable pricing and demand trends, and we expect competition to continue to increase if those trends continue. Suppliers compete based on price, consistency and quality of product, site location, distribution capability, customer service, reliability of supply, breadth of product offering and technical support. We believe the leading producers of frac sand include Emerge Energy Services LP, Hi-Crush Partners LP, Unimin Corporation, Fairmount Minerals, Ltd. and U.S. Silica Holdings, Inc. In recent years there has also been an increase in the number of small producers servicing the frac sand market. Due to increased demand, existing or new frac sand producers could expand their frac sand production capacity, thereby increasing competition.

Environmental and Occupational Health and Safety Regulations

We will be subject to stringent and complex Canadian laws and regulations governing the discharge of materials into the environment or otherwise relating to protection of worker health, safety and the environment. These regulations include compliance obligations for air emissions, water quality, wastewater discharges and solid and hazardous waste disposal, as well as regulations designed for the protection of worker health and safety and threatened or endangered species. Compliance with these environmental laws and regulations may expose us to significant costs and liabilities and cause us to incur significant capital expenditures in our operations.

We may be obligated to obtain permits or approvals in our operations from various federal, state and local authorities. These permits and approvals can be denied or delayed, which may cause us to delay or interrupt our operations and limit our growth and revenue. Moreover, failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, imposition of remedial obligations, and the issuance of injunctions delaying or prohibiting operations. Private parties may also have the right to pursue legal actions to enforce compliance as well as to seek damages for non-compliance with environmental laws and regulations or for personal injury or property damage. There is no assurance that this degree of compliance will continue in the future. In addition, the clear trend in environmental regulation is to place more restrictions on activities that may affect the environment, and thus, any changes in, or more stringent enforcement of, these laws and regulations that result in more stringent and costly pollution control equipment, waste handling, storage, transport, disposal or remediation requirements could have a material adverse effect on our operations and financial position.

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Gold and Silver Projects

Our gold and silver property portfolio is comprised of five projects in Nevada. Since our acquisition of the frac sand properties, we have, and we may continue to, pursue dispositions or joint venture transactions for our gold and silver properties, but we do not intend to expend substantial time or resources on these projects at the current time. We either terminated or sold four gold and silver projects in 2015.

King Solomon

We entered into Exploration and Mining Lease with Option to Purchase Agreements in November and December 2014 with Mountain Gold Claims, LLC Series (“MGCLLC”), an affiliate of Thomas Callicrate, a former director and officer, and then a greater than 5% shareholder of ours. The property consists of a two adjoining claim blocks for a total of 66 unpatented mining claims situated in Nye County, Nevada. The volcanic and sediment-hosted project area is located in a known mining district east of Tonopah, Nevada. Portions of the mineralized zone are within the Toiyabe National Forest and there are some archeological cultural features within the primary target area. The deposit is sediment “Carlin-type” gold system and analogous to the newly discovered Long Canyon, Cortez Hill, and Gold Rush deposits and the nearby Northumberland deposit where both Tertiary welded rhyolitic tuffs and Paleozoic carbonate rocks host significant gold mineralization. Currently, MGCLLC controls 38 unpatented lode mining claims. MGCLLC has negotiated general lease terms with the adjoining claim block with respect to 28 lode claims.

Upon signing, we issued 8,334 shares of our common stock and made cash payments of $5,000. Under the agreement, we agreed to make the following advanced royalty payments:

•	on or prior to the 1st anniversary of the effective date, $10,000;
•	on or prior to the 2nd anniversary of the effective date, $20,000;
•	on or prior to the 3th anniversary of the effective date, $40,000;
•	on or prior to the 4th anniversary of the effective date, $60,000;
•	on or prior to the 5th anniversary of the effective date, $80,000;
•	on or prior to the 6th anniversary thru the 10th anniversary, $100,000;
•	on or prior to the 11th anniversary thru the 15th anniversary, $150,000; and
•	on or prior to the 16th anniversary and thereafter, $200,000.

We also agreed to pay a production royalty of 2% of the net smelter returns from the production or sale of gold, silver, platinum, copper, lead and zinc from the property and a production royalty of 1% of the net smelter returns from the production or sale of these metals from all third party properties within the property. If we mine other minerals from the property, we agreed to pay a gross tonnage royalty of $5.00 per ton on all other minerals.

The agreement requires us to make work commitment expenditures as follows:

•	First lease year, $10,000;
•	Second lease year, $20,000; and
•	Third lease year and thereafter, $100,000.

We have the option to purchase the property for $5 million on or prior to the fifth anniversary of the effective date of the agreement and $10 million thereafter.

Other Properties

Our other gold and silver projects consist of:

•	the Pyramid Mine, a high-grade silver, gold, lead and zinc project located in Churchill County, Nevada. We entered into an Option-to-Purchase Royalty Agreement for the project in April 2009. Our exploration expenses for the Pyramid Mine for the years ended December 31, 2014 and 2013 were $882 and $12,108, respectively;

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•	Koegel Hills, a copper and gold project located in Mineral County, Nevada. Our exploration expenses for Koegel Hills for the years ended December 31, 2014 and 2013 were $12,463 and $10,687, respectively;
•	the Gold Star Property, consisting of thirteen unpatented mining claims located in Mineral County, Nevada, which is subject to a letter of intent as of June 2015 for an earn-in and option to purchase by another company; and
•	Four Mile Basin, a gold project located in Nye County, Nevada. We entered into an Exploration and Option to Purchase Agreement for the project in February 2013. During February 2015 we were given notice that the agreement would be terminated.

We expensed a total of $154,450 and $246,442 for exploration for the years ended December 31, 2014 and 2013 respectively. In addition, we regularly make filings with the counties in which our claims are located, demonstrating our intent to hold the claims or sites and/or notifying the authorities when labor or improvements were performed or made on for the mining claims. We also make regular filings with and pay fees to the U.S. Department of the Interior, Bureau of Land Management, or the BLM, relating to its mining claims. For example, in 2014, we paid $29,140 in claim maintenance fees to the BLM for our properties in Nevada.

Muskox Data Inventory

In January 2014, we acquired the Muskox Data Inventory from Prize Mining Corporation. The Muskox Data consists of several years’ worth of work on the Ni-Cu-Pd-Pt bearing Muskox Layered Intrusion in Nunavut, Canada. The Muskox Intrusion was first worked on in the 1960’s and 1970’s by the Geological Survey of Canada and by Inco Mining. Prize Mining began working on the project in 1998 and spent over $18 million on the project through 2004. In addition, Prize Mining accumulated data from its joint venture partners Anglo American and Silvermet Mining in the 2000’s valued at roughly $10 million.

The purchase price for the Muskox Data was $1 million, paid by the issuance of 3,703,334 shares of our common stock. In addition, we agreed to pay an additional $50,000 in cash in satisfaction of certain potential Canadian tax obligations incurred by Prize Mining as a result of the transaction, which were later determined to be not applicable. Feisal Somji, our Chairman of the Board, is President, CEO and a director and shareholder of Prize Mining.

The Muskox intrusion is believed to be one of the most promising targets for platinum group elements. We believe demand for the Muskox Data will be significant as we believe mining companies direct their attention to the Muskox intrusion. We are currently analyzing and preparing the data for various licensing and other commercial opportunities.

Employees

As of September 14, 2015, we had three employees of which two are our officers. None of our employees are represented by a labor union, and we consider current employee relations to be good.

Environmental and Occupational Health and Safety Regulations

We will be subject to stringent and complex Canadian laws and regulations governing the discharge of materials into the environment or otherwise relating to protection of worker health, safety and the environment. These regulations include compliance obligations for air emissions, water quality, wastewater discharges and solid and hazardous waste disposal, as well as regulations designed for the protection of worker health and safety and threatened or endangered species. Compliance with these environmental laws and regulations may expose us to significant costs and liabilities and cause us to incur significant capital expenditures in our operations.

We may be obligated to obtain permits or approvals in our operations from various federal, state and local authorities. These permits and approvals can be denied or delayed, which may cause us to delay or interrupt our operations and limit our growth and revenue. Moreover, failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, imposition of remedial obligations, and the issuance of injunctions delaying or prohibiting operations. Private parties may also have the right to pursue legal actions to enforce compliance as well as to seek damages for non-compliance with environmental laws and regulations or for personal injury or property damage. There is no assurance that this degree of compliance will continue in the future. In addition, the clear trend in environmental regulation is to place more restrictions on activities that may affect the environment, and thus, any changes in, or more stringent enforcement of, these laws and regulations that result in more stringent and costly pollution control equipment, waste handling, storage, transport, disposal or remediation requirements could have a material adverse effect on our operations and financial position.

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Legal Proceedings

We are not currently a party to any material legal proceedings. We may become from time to time involved in legal proceedings in the ordinary course of business. We may not be successful in defending these or other claims. Regardless of the outcome, litigation can result in substantial expense and could divert the efforts of our management.

Corporate Headquarters

Our corporate office is located in Reno, Nevada. The term of the lease expires in September 2015 and is renewable on an annual basis. Under the lease, we pay rent of approximately $6,240 per year. We also sub-lease an office in Calgary. The term of the lease expires in July 2017, and under the lease, we pay rent of approximately $17,300 per year.

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MANAGEMENT

Executive Officers and Directors

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus.

Name	Age	Position
Marc J. Andrews	45	President, Chief Executive Officer and Director
Kim Neal	54	Vice President - Finance
Lane Griffin	65	Vice President – Exploration, Secretary
Thomas (Toby) K. Mancuso	56	Director
Feisal Somji	46	Director, Chairman of the Board

Marc J. Andrews was appointed as a President, Chief Executive Officer and Director in November 2011. Mr. Andrews brings over 20 years of business experience, highlighted by his successful track record in sales, management, and finance and has been with us since November 2011. He started his career as a sales executive in the high tech field where he was quickly promoted to operate an entire division of a Fortune 1000 company. Looking to expand his managerial and financial experience, he ventured out into company start-ups where he was called upon to raise millions of dollars and manage a successful brick-and-mortar company; after which he started his own tech business that later sold to a large corporation. Mr. Andrews then focused his efforts on the metals and mining industry where he has been intimately involved with over 30 mining companies, helping them raise millions of dollars in capital while increasing shareholder value through direct interface with institutional, retail, and high net worth investors throughout the United States. From 2006 to 2010, Mr. Andrews worked in sales management for Peter Imlay & Associates, and from 2010 through 2011, worked as a consultant to individual mining and exploration companies. Mr. Andrews received a B.S. in Finance specializing in International Finance along with minors in Accounting and French at Clemson University. We believe Mr. Andrews’ qualifications to serve on our board of directors includes prior service to our company as its President, Chief Executive Officer and Director and his more than twenty years of diversified business and management experience, including significant experience in the mining industry, and his intimate knowledge of our company are critical to the oversight of our strategic initiatives and the operations.

Kim Neal was appointed to Vice President of Finance in September 2012. Ms. Neal brings more than 30 years of experience in accounting including 23 years in the gold mining industry. From 2009 to 2012, Ms. Neal was Assistant Controller for Jipangu International’s Florida Canyon Mining and was promoted to Corporate Controller during that time. From 2006 to 2009, Ms. Neal was the Office Manager for Consolidated Goldfields Corporation and continued to work on a part time basis for us during the period 2009 to 2012. Prior to 2006, Ms. Neal worked for several mining companies including Meridian Gold’s Royal Mountain King Mine, Western Goldfields Inc.’s Mesquite Mine and Pegasus Gold/Apollo Gold. Ms. Neal has been involved in virtually every aspect of finance in the minerals industry. She also offers substantial expertise in dealing with complex corporate auditing and compliance issues, as well as her superior organizational, management and communication skills.

Lane Griffin has served as our Vice President of Exploration since April 2009 and Secretary since February 2011. Mr. Griffin was also a Director from April 2009 until August 2011. Mr. Griffin has been active in the natural resource business for over 30 years. Beginning in uranium exploration, he worked for Utah Power and Light, and Mobil Oil throughout the western United States. As president and founder of Diversified Development Company, he managed a successful underground gold mine in the North Cascades of Washington State for over 20 years. Mr. Griffin has been President, CEO and a director of Idaho North Resources Corp., an exploration stage mining company, since March 2015. Mr. Griffin is the owner of several claim blocks in prospective areas of Nevada, and has experience in precious metals exploration throughout the Great Basin. Mr. Griffin is a licensed geologist in the state of Washington, a registered member of the Society of Mining, Metallurgy and Exploration, and is a 'Qualified Person' according to the definition of Canadian NI 43-101 reports. He was an officer for 4 years in the U.S. Army Corps of Engineers and received a B.S. degree in geology from Washington State University.

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Thomas (Toby) K. Mancuso has served as a Director since 2006 and as Managing Director since May 2011. Mr. Mancuso served as our President and Chief Executive Officer from May 2006 to November 2008, Vice President – Corporate Development from November 2008 to March 2010 and Vice President – Operations from March 2010 to May 2011. Mr. Mancuso has held the positions of President and CEO of Western Goldfields Inc. from March 2000 to May 2006 and Vice President of Project Development for Teras Resources Inc. from March 2010 to March 2014. He also served as Senior Geologist for Freeport McMoRan Gold Company and Chief Geologist for Kennecott Corporation where he specialized in advancing projects from exploration to production, including mine planning, start-up and supervision of the Rawhide Mine near Fallon, Nevada and Flambeau Mine in Ladysmith, Wisconsin. Mr. Mancuso also operates his own consulting company, Mancuso Resource Development Services, where he specializes in the exploration and development of a variety of commodities, including sand and gravel projects in the United States and Mexico. Mr. Mancuso has been a member of the board of directors of Idaho North Resources Corp. since June 2014 and Walker Lane Exploration, Inc. since August 2014. He received his Masters of Science in Geology from the Idaho School of Mines at the University of Idaho. Mr. Mancuso is a well-respected mine development geologist with more than 35 years of experience in exploration, operations and management of various mining companies and brings substantial governance experience from his position as a director with several other companies involved in the mining industry. We believe Mr. Mancuso’s extensive industry, management and director expertise qualify him to serve on the board of directors.

Feisal Somji has served as a Director and Chairman of the Board since March 2013. Mr. Somji has over 20 years of experience in mineral exploration and development ranging from grassroots exploration to mine development. Mr. Somji has acted as an officer and director of several public companies involved in diamond, gold, silver, copper, base metal and platinum assets in Canada, Mexico, Brazil, Philippines, Peru, Colombia and Africa. Mr. Somji’s last company was recently sold for $1.3 billion. He has served as a director of Rokmaster Resources Corp. since 2012 and as CEO of Prize Mining Corporation since July 2011 and as director from February 2003 to present. Mr. Somji previously served as President and CEO of Mexican Silver Mines Ltd. from April 2004 to July 2009 when it merged with Rio Alto Mining Limited; as President, CEO and a director of Rio Alto Mining Limited from July 2009 to February 2011; as CEO and Director of Philippine Metals Inc. from March 2011 to December 2012; and as Director of Altair Gold Inc. from July 2013 to December 2014. Mr. Somji is Chairman of the Board and has been an acting Managing Director since February 1, 2015. Due to his long mineral exploration and development industry career and significant operational and international experience, we believe that Mr. Somji provides valuable insight to our board of directors on our exploration, operations and management.

Board of Directors

Board Composition and Election of Directors

We operate under the direction of our board of directors. Our board of directors is responsible for the management of our business and affairs. Our articles of incorporation provide that the number of directors may be determined pursuant to our bylaws, which provide that such number may be determined from time to time by our board of directors. Our directors hold office until their successors have been elected and qualified or until their earlier death, resignation or removal. There are no family relationships among any of our directors or executive officers. Our board of directors is currently composed of three members.

The board of directors has the authority to create or terminate committees to assist it with its duties. Due to the small size of the board of directors and our limited operations, currently, there are no standing committees or committee charters. However, the full board of directors reviews, discusses and acts on matters that would otherwise be the subject of typical committee meetings. As our company evolves, the Board may use working committees with functional responsibility in areas where committee oversight is deemed necessary. The Board will adopt charters for each committee it creates. Each committee may have the authority to hire, at Company expense, independent legal, financial, or other consultants as it may deem necessary, without consulting or obtaining the approval of any Company officer in advance. Possible committees may include:

•	Audit Committee
•	Compensation Committee
•	Nominating Committee
•	Corporate Governance Committee

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Independent Directors

We do not have any independent directors, as defined by the listing requirements of The Nasdaq Stock Market. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us and that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Code of Business Conduct and Ethics

Due to the small number of employees, we do not have a formal written code of business conduct and ethics that applies to our senior management and financial employees.

Executive Compensation

Summary Compensation Table for Fiscal Year 2014

The following table sets forth the total compensation awarded to, earned by, or paid to Mr. Andrews, referred to as our “named executive officer,” during the year ended December 31, 2014.

Name and Principal Position	Year	Salary ($)	Option Awards ($)		Total ($)
Marc J. Andrews	2014	$120,000	$7,500	(1)	$127,500
President and Chief Executive Officer

(1)	On December 22, 2014, we awarded 83,334 shares of common stock to Mr. Andrews. The dollar amounts in the table represent the total grant date fair value of the award in accordance with the authoritative guidance issued by the Financial Accounting Standards Board (“FASB”) on stock compensation based on the closing price of our common stock on the Pink Sheets or the date of grant.

Outstanding Equity Awards at Fiscal Year-End 2014

The following table sets forth information regarding unexercised options held by our named executive officer as of December 31, 2014.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Marc J. Andrews	83,334	(1)	-	$1.05	5/24/2017
	83,334	(2)	-	$0.66	11/15/2017
	83,334	(3)	-	$0.09	12/22/2024

(1)	This award fully vested on May 24, 2012.
(2)	This award fully vested on November 15, 2012.
(3)	This award fully vested on December 22, 2014.

Employment Agreement

We entered into an employment agreement with Mr. Andrews in November 2011. The agreement was for a three year term and is automatically extended for an additional twelve months and on each anniversary date of this Agreement unless written notice of cancellation is provided by either party 60 days prior to the anniversary date.

The agreement provides for a minimum annual base salary of $96,000, to be reviewed annually utilizing budget performance review standards. If our financial performance is “better than budget”, the increase in base salary payable to Mr. Andrews will not be less than 10% of the annual salary. If our financial performance is “worse than budget”, the amount of the increase in base salary will be at the discretion of the board of directors. The agreement provides that Mr. Andrews will be entitled to receive and participate in health, insurance and retirement programs dental, long-term disability and life insurance programs if such are made available by us to other employees.

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The agreement also provided for a grant of options to purchase 83,334 shares of our common stock that vest in the first 6 months of employment, priced at market price on the day of vesting, and a grant of options to purchase 83,334 shares of our common stock to be granted on the one year anniversary date of employment at market price on that day. The agreement also provided for an incentive bonus, consisting of 333,334 shares of our common stock to be issued once the price of our shares of common stock reached $4.20 and holds for a period of 20 consecutive trading days and 333,334 shares of our common stock once the price of our shares of common stock reached $6.30 and holds for a period of 20 consecutive trading days. In the event our company is sold or merges with another company and the value reaches above the deemed price, then the 666,668 shares will be distributed to Mr. Andrews. Our board of directors, at their discretion, may determine that the shares have been earned prior to reaching the above share price objectives and can issue them to Mr. Andrews at any time.

If a change in control occurs, then a bonus will automatically become payable and not be less than 100% of Mr. Andrews’ annual salary. In addition, any and all shares of common stock, options or other forms of securities issued by us and beneficially owned by Mr. Andrews that are unvested, restricted or subject to any similar restriction that would otherwise require continued ownership to be vested will vest automatically without further action by the board of directors.

Upon Mr. Andrews’ death or disability, all stock options granted to him will immediately vest and be exercisable. Upon Mr. Andrews’ death, his heirs will be entitled to receive a payment equal to six months’ salary, with a gross up for all federal and state taxes.

If Mr. Andrews’ employment is terminated without cause, as defined under the agreement, any stock options granted but not vested will be deemed to have immediately vested, and we will be obligated to pay him 24 months’ salary, together with a payment equal to 100% of the greater of any target bonus or bonus actually earned for each year in such 24 month period and any other compensation which he is entitled to receive. Substantially similar health related benefits as we have provided will also continue for a period of 12 months. All payments will be subject to a gross-up for all federal and state taxes and federal excise taxes, or parachute taxes. In the event of a change of control, as defined under the agreement, Mr. Andrews’ employment will be deemed to have been terminated without cause

We may terminate Mr. Andrews’ employment for cause without notice or payment.

Amended 2013 Stock Option and Stock Bonus Plan

General

The purpose of the plan is to encourage stock ownership by our employees, consultants, officers and directors and our controlled, affiliated and subsidiary entities so that they may acquire or increase their proprietary interest in us. The plan is intended to facilitate our efforts to:

•	induce qualified persons to become our employees, officers and directors (whether or not they are employees) and consultants;
•	compensate employees, officers, directors and consultants for services to us; and
•	encourage such persons to remain in our employ or association and to put forth maximum efforts for our success.

Administration

The plan is administered by a committee appointed by the board of directors to administer, and if no committee has been appointed, the plan will be administered by the board of directors. The committee has the authority in its discretion to administer the plan and to exercise all the powers and authorities either specifically conferred under the plan or necessary or advisable in the administration of the plan, including the authority:

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•	to grant options and bonuses;
•	to determine the vesting schedule and other restrictions, if any, relating to options and nonuses;
•	to determine the purchase price of the shares of common stock covered by each option;
•	to determine the persons to whom, and the time or times at which, options and bonuses shall be granted;
•	to determine the number of shares to be covered by each option or bonus;
•	to determine fair market value per share;
•	to interpret the plan; to prescribe;
•	to amend and rescind rules and regulations relating to the plan;
•	to determine the terms and provisions of the option agreements (which need not be identical) entered into in connection with options granted under the plan; and
•	to make all other determinations deemed necessary or advisable for the administration of the plan.

Eligibility

Options and bonuses may be granted to our employees (including officers), consultants and directors, whether or not they are employees.

Shares Subject to the Plan

The aggregate number of shares of our common stock as to which options and bonuses may be granted from time to time under the plan shall not exceed 3,333,334, subject to adjustment as provided in the plan. If any option outstanding under the plan for any reason expires or is terminated without having been exercised in full, or if any bonus granted is forfeited because of vesting or other restrictions imposed at the time of grant, the shares of our common stock allocable to the unexercised portion of the option or the forfeited portion of the bonus will become available for subsequent grants of options and bonuses under the plan.

Stock Options

The plan provides for the award of non-qualified and incentive stock options. Only employees are entitled to receive incentive stock options. The aggregate fair market value, determined as of the date of grant, of the shares of our common stock with respect to which incentive stock options granted under this and any other plan of ours are exercisable for the first time by a recipient during any calendar year may not exceed the amount set forth in Section 422(d) of the Internal Revenue Code.

Option Agreements

Each option granted pursuant to the plan must be evidenced by a written option agreement between us and the recipient, which shall comply with and be subject to the following terms and conditions:

•	the number of shares of our common stock covered by the option;
•	the portion, if any, of the option which constitutes an incentive stock option and non-qualified stock option;
•	the option price, which shall be determined by the committee subject only to the following restrictions:

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•	each option agreement shall state the option price, which, except as otherwise provided below, may not be less than 100% of the fair market value per share on the date of grant;
•	any incentive stock option granted under the plan to a person owning more than ten percent of the total combined voting power of the our common stock shall be at a price of no less than 110% of the fair market value per share on the date of grant; and
•	the date on which the committee adopts a resolution expressly granting an option shall be considered the day on which such option is granted, unless a future date is specified in the resolution.

•	the period during and times at which the option shall be exercisable, in accordance with the following limitations:

•	the date on which the committee adopts a resolution expressly granting an option shall be considered the day on which such option is granted, unless a future date is specified in the resolution, although the grant shall not be effective until the recipient has executed an option agreement with respect to such option;
•	the exercise period of any option shall not exceed ten years from the date of grant of the option;
•	incentive stock options granted to a person owning more than ten percent of the total combined voting power of the our common stock will be for no more than five years;
•	the committee has the authority to accelerate or extend the exercisability of any outstanding option at such time and under such circumstances as it, in its sole discretion, deems appropriate;
•	in any event, no exercise period may be so extended to increase the term of the option beyond ten years from the date of the grant; and
•	the exercise period will be subject to earlier termination as provided in plan, and, furthermore, will be terminated upon surrender of the option by the holder thereof if we authorized the surrender authorized in advance; and

•	other provisions in accordance with the plan.

Termination

Unless otherwise provided in the option agreement, if the recipient ceases to be an employee, officer, director or consultant other than by reason of death, disability or retirement, all options granted to the recipient but not then exercised will terminate three months following the date the recipient ceased to be an employee, officer, director or consultant. The options will terminate upon the date of termination of employment or other relationship if discharged the recipient is for cause.

Nothing in the plan or in any option or bonus granted under the plan confers upon an individual any right to continue in the employ of or other relationship with us or interferes in any way with our right to terminate employment or other relationship with the individual.

Unless otherwise provided in an option agreement, if a recipient shall die while an employee, officer, director or consultant, or within ninety days after the termination of the recipient as an employee, officer, director or consultant other than for cause, or if the recipient’s relationship with us terminates by reason of disability or retirement, all outstanding options then granted to the recipient, whether or not otherwise exercisable, may be exercised by the recipient or by the recipient’s estate or by a person who acquired the right to exercise such options by bequest or inheritance or otherwise by reason of the death or disability, at any time within one year after the date of death, disability or retirement of the recipient. However, incentive stock options must be exercised within three months in the case of retirement.

Transferability

Options granted under the plan are not transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. Options may be exercised during the lifetime of the recipient only by the recipient and thereafter only by his or her legal representative.

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Effect of Certain Changes

If there is any change in the number of shares of outstanding our common stock through the declaration of stock dividends, or through a recapitalization resulting in stock splits or combinations or exchanges of such shares, the number of shares of our common stock available for options and the number of such shares covered by outstanding options, and the exercise price per share of the outstanding options, shall be proportionately adjusted by the committee to reflect any increase or decrease in the number of issued shares of our common stock. Any fractional shares resulting from such adjustment will be eliminated.

In the event of the proposed dissolution or liquidation of us, or any corporate separation or division, including, but not limited to, split-up, splitoff or spin-off, or a merger or consolidation with another corporation, the committee may provide that the holder of each option then exercisable shall have the right to exercise the option at its then current option price solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon the dissolution, liquidation, corporate separation or division, or merger or consolidation by a holder of the number of shares of our common stock for which such option might have been exercised immediately prior to such dissolution, liquidation, corporate separation or division, or merger or consolidation. In the alternative, the committee may provide that each option granted under the plan will terminate as of a date fixed by the committee upon notice in accordance with the plan.

If we are the surviving corporation in a merger or consolidation and shares of our common stock are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value, the preceding paragraph does not apply. However, in case of any consolidation or merger with another corporation in which we are the surviving corporation and in which there is a reclassification or change of the shares of our common stock, the committee may provide that the holder of each option then exercisable shall have the right to exercise such option solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon the reclassification, change, consolidation or merger by the holder of the number of shares of our common stock for which such option might have been exercised.

No Rights as Shareholder

Neither a recipient of an option nor such recipient’s legal representative, heir, legatee or distributee, will be deemed to be the holder of, or to have any rights of a holder with respect to, any shares subject to such option until after the option is exercised and the shares are issued. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

Stock Bonuses

In addition to, or in lieu of, the grant of an option, the committee may grant common stock bonuses pursuant to the provisions of this plan. At the time of grant of a bonus, the committee may impose a vesting period of up to ten years, and such other restrictions which it deems appropriate. Unless otherwise directed by the committee at the time of grant of a bonus, the recipient will be considered a shareholder as to the bonus shares which have vested in the grantee at any time regardless of any forfeiture provisions which have not yet arisen.

Term of Plan

Options and bonuses may be granted under the plan from time to time within a period of ten years from the date the plan was adopted.

Amendment and Termination of the Plan

The board of directors may at any time, without further action by the shareholders, amend the plan or any bonus or option granted hereunder in such respects as it may consider advisable, including to ensure that bonuses and options comply with any provisions respecting stock issuances or stock options in the income tax and other laws in force in any country or jurisdiction of which any bonus or option holders may from time to time be a resident or citizen. The board of directors may at any time without action by shareholders terminate the plan.

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Any amendment that would:

•	materially increase the number of securities issuable under the plan to persons who are subject to Section 16(a) of the Exchange Act; or
•	grant eligibility to a class of persons who are subject to Section 16(a) of the Exchange Act and are not included within the terms of the plan prior to the amendment; or
•	materially increase the benefits accruing to persons who are subject to Section 16(a) of the Exchange Act under the plan; or
•	require shareholder approval under applicable state law, the rules and regulations of any national securities exchange on which our securities then may be listed, the Internal Revenue Code or any other applicable law, is subject to shareholder approval.

No suspension, termination, modification or amendment of the plan may adversely affect any bonus or option previously granted, unless the written consent of the recipient is obtained.

2014 Director Compensation

The following table sets forth the compensation awarded to, earned by, or paid to each person who served as a director during the year ended December 31, 2014, other than a director who also served as an executive officer.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)		All Other Compensation ($)		Total ($)
Thomas K. Mancuso (1)	$96,000	(1)	$7,500	(2)	$60,000	(3)	$163,500
Feisal Somji	-		7,500	(2)	402,500	(4)	410,000

(1)	Consists of salary payable to Mr. Mancuso in his capacity as our Managing Director.
(2)	On December 22, 2014, we awarded options to purchase 83,334 shares of our common stock to each of Mr. Mancuso and Mr. Somji. The dollar amounts in the table represent the total grant date fair value of the award in accordance with the authoritative guidance issued by the FASB on stock compensation based on the closing price of our common stock on the Pink Sheets or the date of grant.
(3)	Consists of accrued payroll for services rendered prior to, but paid in, 2014.
(4)	Includes $402,500 incentive package in connection with Mr. Somji’s joining the board of directors. Does not include consulting fees of $105,000 pursuant to our consulting agreement with Somji Consulting, Ltd. paid in shares of our common stock. See “Certain Relationships and Related Transactions—Chairman of the Board Incentive Package and Consulting Agreements.”

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Chairman of the Board Incentive Package and Consulting Agreements

Feisal Somji was appointed as our Chairman of the Board on March 8, 2013, and Mr. Somji received an incentive package for joining the board of directors, which included:

•	116,667 shares of our common stock;
•	66,667 shares of our common stock after successful completion of six months as a board member;
•	50,000 shares of our common stock after successful completion of 12 months as a board member; and
•	333,334 shares of our common stock if he generates a property that the board of directors votes to accept and acquire.

For the year ended December 31, 2013, we incurred $192,500 of expense for the incentive package. In January 2014, we acquired the Muskox Data Inventory, and as a result, we issued Mr. Somji 333,334 shares of our common stock.

In March 2013, we entered into a consulting agreement with Mr. Somji to provide us assistance in corporate affairs. The agreement provided that we would issue 8,333 shares of our common stock per month to Mr. Somji for services rendered, payable at the end of each quarter. The term of this agreement is for one year and is automatically renewed for additional one year terms until terminated in accordance with the agreement. For the years ended December 31, 2013 and 2014, we incurred $78,750 and $105,000, respectively of consulting fees under the agreement.

Our consulting agreement with Mr. Somji was replaced by a new agreement in January 2015. The agreement provides that Mr. Somji will:

•	provide market intelligence services as to the identification of business development opportunities for us;
•	be available for all investor presentations as requested by our President & CEO;
•	oversee document negotiations as required;
•	advise the board of directors on all matters associated with business development, including merger and acquisition initiatives; and
•	provide such further and other consulting services as we request.

As compensation for his services, we will:

•	pay a base monthly fee of $5,000, plus certain taxes where applicable;
•	where possible, provide Mr. Somji with full participation in any benefit programs as we made generally available to our employees and/or consultants from time to time;
•	grant options to Mr. Somji pursuant to our stock option plan, in such amounts as determined from time to time by the board of directors in its sole discretion;
•	pay an annual bonus, if the board of directors feels that same is warranted, in an amount to be determined by the board of directors in its sole discretion; and
•	reimburse Mr. Somji for all out of pocket expenses he incurred while providing the services upon the provision of supporting receipts or other necessary documentation.

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Release and Settlement Agreement

In November 2012 we entered into a mutual release and settlement agreement with Thomas Callicrate and certain of his affiliates. Mr. Callicrate was our President, CEO and a director until October 2011 and, at the time of the agreement, was the beneficial holder of more than 5% of our common stock. Pursuant to the agreement:

•	we agreed to pay approximately $75,000, issue 94,447 shares of our common stock and create an escrow consisting of Teras common shares then held by us at a value of $72,000 in satisfaction of outstanding loans;
•	we agreed to pay approximately $247,000 of deferred salary payable in Teras common shares then held by us, valued at $1.10 per share, and transferred 224,654 Teras common shares in satisfaction of this provision;
•	we agreed to certain registration rights described under the heading “Description of Capital Stock—Registration Rights”;
•	Mr. Callicrate agreed not to compete with us within one mile from the exterior boundaries of any of the properties controlled, claimed, held or owned by us on the date of the agreement; and
•	the parties agreed to mutually release each other from any and claims or demands they may have against each other.

King Solomon Agreement

We entered into Exploration and Mining Lease with Option to Purchase Agreements in November and December 2014 with affiliates of Mr. Callicrate, a former director and officer, and then a greater than 5% shareholder, of ours, as described in more detail under the heading “Business—Gold and Silver Projects—King Solomon.”

Rokmaster Loan Agreement

On November 8, 2013, we entered into an agreement to loan Rokmaster Resources Corporation $40,000 in the form of a note. We also entered into additional agreements to loan Rokmaster Resources Corporation $125,000 during the first quarter of 2014. Our Chairman of the Board was a Director of Rokmaster at the time of the transaction. The agreement provided that the principal amount of the note and any due and unpaid interest thereon would bear interest from the date of advance to and including the date of payment calculated monthly at the rate of 10% per annum and payable on the applicable maturity date. The maturity date of the loan was one year from the date of the note or upon the borrower receiving a financing of more than $700,000, whichever is sooner or such later date as we may be have agreed. In April 2014, Rokmaster fulfilled its obligations under the terms of all loan agreements by paying, in full, the principal amount due plus all accrued interest to us.

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Prize Mining Agreement

In January 2014, we entered into an asset purchase agreement with Prize Mining Corporation relating to our acquisition of the Muskox Data Inventory, as described in more detail under the heading “Business—Muskox Data Inventory.” Mr. Somji is President, CEO and a director and shareholder of Prize Mining.

182 Agreement

In December 2014, we entered into an agreement of purchase and sale with 182 relating to our frac sand properties, as described in more detail under the heading “Business—Acquisition of Frac Sand Properties—182 Transaction.” Mr. Somji is a consultant to 182.

Policies for Related Party Transactions

The board of directors is responsible for reviewing and approving any related person transactions.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table provides information concerning beneficial ownership of our capital stock as of September 14, 2015 by:

•	each shareholder, or group of affiliated shareholders, that we know owns more than 5% of our outstanding capital stock;
•	each of our executive officers;
•	each of our directors; and
•	all of our directors and executive officers as a group.

The following table lists the applicable percentage beneficial ownership based on 30,336,325 shares of common stock outstanding as of September 14, 2015. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting power or investment power with respect to the securities held. Shares of voting securities subject to options or warrants currently exercisable or exercisable within 60 days of September 14, 2015 are deemed outstanding and beneficially owned by the person holding such options for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Unless otherwise indicated, the principal address of each of the shareholders below is c/o Brilliant Sands Incorporated, 1575 Delucchi Lane - Suite 115, Reno, Nevada 89502.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent
5% Shareholders
1824455 Alberta Ltd.	15,666,668	(1)	51.6%
Prize Mining Corporation	3,703,334	(2)	12.2%
Executive Officers and Directors
Marc J. Andrews	350,002	(3)	1.1%
Thomas K. Mancuso	1,811,937	(4)	5.9%
Feisal Somji	4,545,004	(5)	14.9%
Kim Neal	808,341	(6)	2.6%
Lane Griffin	233,338	(7)	*
All current officers and directors as a group	7,748,622	(8)	24.3%

*	Less than 1%
(1)	Includes 7,833,334 shares of our common stock issued into escrow pursuant to the agreement of purchase and sale relating to our acquisition of our frac sand properties. The escrowed shares are also subject to a proxy granting us the us the power to vote the shares until the shares are released or returned in accordance with the terms of the escrow agreement. William Dynes is the Chief Executive Officer of 182. The address for 1824455 Alberta Ltd. is Suite 810, 706 – 7th Avenue S.W., Calgary, Alberta, T2P 0Z1.
(2)	The address for Prize Mining Corporation is Suite 810, 706 – 7th Avenue S.W., Calgary, Alberta, T2P 0Z1. Feisal Somji, our Chairman of the Board, is President, CEO and a director and shareholder of Prize Mining.
(3)	Includes 250,002 shares of our common stock issuable upon the exercise of options within 60 days of September 14, 2015.
(4)	Includes 383,338 shares of our common stock issuable upon the exercise of options within 60 days of September 14, 2015.

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(5)	Includes 3,703,334 shares of our common stock held by Prize Mining and 100,002 shares of our common stock issuable upon the exercise of options within 60 days of September 14, 2015. Also includes 741,668 shares of common stock owned by Somji Consulting, Ltd., of which Mr. Somji is the beneficial owner. Mr. Somji is CEO and a director and shareholder of Prize Mining. Mr. Somji disclaims beneficial ownership of the shares held by Prize Mining.
(6)	Includes 550,006 shares of our common stock issuable upon the exercise of options within 60 days of September 14, 2015.
(7)	Includes 216,670 shares of our common stock issuable upon the exercise of options within 60 days of September 14, 2015.
(7)	Includes 1,500,018 shares of our common stock issuable upon the exercise of options within 60 days of September 14, 2015.

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DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of the rights of our capital stock and certain provisions of our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws filed as exhibits to the registration statement of which this prospectus is a part.

Our authorized capital stock consists of 215,000,000 shares, of which:

•	200,000,000 shares are designated as common stock, par value $0.001 per share; and
•	15,000,000 shares are designated as preferred stock, par value $0.10 per share.

At September 14, 2015, we had outstanding 30,336,325 shares of common stock, held of record by 989 shareholders. In addition, as of September 14, 2015, we had outstanding no shares of preferred stock, warrants to purchase a total of 1,554,030 shares of common stock and options to purchase a total of 3,164,032 shares of common stock. All of the outstanding options are vested.

Our common stock is quoted on the OTCQX marketplace under the symbol “BRSD.”

Common Stock

Each share of common stock has one vote on each matter submitted to a vote of our shareholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event we dissolve, holders of common stock are entitled to share ratably the net assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series, to fix the number of shares of any such series and the designations, preferences, limitations, restrictions and relative rights of the preferred stock, and variations in the relative rights and preferences as between different series. Except for the voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the board of directors creating any series of preferred stock, the holders of the series will have no voting power. The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that such holders will receive dividend payments and payments upon liquidation. Such issuance could have the effect of decreasing the market price of our common stock. The issuance of preferred stock or even the ability to issue preferred stock could have the effect of delaying, deterring or preventing a change in control.

Warrants

As of September 14, 2015 we had warrants outstanding to purchase 1,554,030 shares of our common stock at an exercise price of $0.75 per share. The warrants expire on December 11, 2015.

Options

As of September 14, 2015 we had options outstanding to purchase 3,164,032 shares of our common stock at exercise prices ranging from $0.09 to $1.05 with expiration dates through December 22, 2024.

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Registration Rights

In connection with the 182 transaction, we agreed to file a registration statement under the Securities Act, which is not a registration statement solely to implement an employee benefit plan, a registration statement on Form S-4 (or successor form) or a transaction to which Rule 145, promulgated under the Securities Act, or any other similar rule of the Commission is applicable, to effect the registration of the of their shares of our common stock under the Securities Act. We are only obligated to effect the registration if we and 182, acting reasonably and in good faith, enter into a mutually agreeable agreement relating to the rights and obligations of the parties with respect to the registration, including agreements of the selling security holder with respect to providing information required for the preparation of the registration statement, customary information requirements of a selling security holder, manner of offering and sale of the shares and customary indemnification agreements, unless we determine that the registration would not be permitted under applicable law or Commission rules and regulations without undue hardship or expense.

In November 2012, we entered into a mutual release and settlement agreement with Thomas Callicrate, a former director and executive officer of ours and a greater than 5% shareholder of ours. As part of the agreement, we agreed that we would cause “to become unrestricted” all of our shares then currently owned by Mr. Callicrate or any of his affiliates and any and all future shares issued to Mr. Callicrate or any of his affiliates, within 30 days after receipt of a written request from Mr. Callicrate or any of his affiliates in accordance with Rule 144 at our sole cost. However, as a former shell company, our ability to use Rule 144 for this purpose was limited. We also agreed that if we file a registration statement with the Commission, we would cause all of the shares of our common stock held by Mr. Callicrate and his affiliates to be included and “unrestricted.” In addition, we agreed that at our sole expense, we will cause all future shares issued to Mr. Callicrate or any of his affiliates to be “unrestricted” within 30 days of receipt of a written request from Mr. Callicrate or any his affiliates. If we fail to cause the shares to become unrestricted within 30 days after receipt of written request from Mr. Callicrate or any of his affiliates as described above, Mr. Callicrate or any of his affiliates will be entitled to equitable relief, including injunctive relief, without a showing of actual damages and specific performance, which shall not be deemed to be exclusive remedies, but shall be in addition to all other remedies available at law or equity.

Anti-Takeover Effects of Montana Law and Our Articles of Incorporation and Bylaws

Certain provisions of Montana law and our articles of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, may have the effect of discouraging coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Bylaw Amendments

Our bylaws provide that the bylaws may be altered, amended or repealed and new bylaws may be adopted by the board of directors at any regular or special meeting of the board of directors.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without shareholder’s approval. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. In addition, as discussed above, our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

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Advance Notice of Nominations and Proposals

Our bylaws include advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. Our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Board Vacancies Filled by Majority of Directors

Vacancies and newly created seats on our board of directors may be filled by the vote of a majority of the remaining members of our board of directors. Only our board of directors may determine the number of directors on our board of directors. The inability of shareholders to determine the number of directors or to fill vacancies or newly created seats on our board of directors makes it more difficult to change the composition of our board of directors.

No Cumulative Voting

The Montana Business Corporation Act, or “MBCA,” provides that shareholders are not entitled to the right to cumulate votes in the election of directors unless our articles of incorporation provide otherwise. Our articles of incorporation prohibit cumulative voting.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Nevada Agency and Transfer Company.

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SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of common stock in the public market could adversely affect prevailing market prices. Furthermore, since only a limited number of shares may be available for sale shortly after this offering because of contractual and legal restrictions on resale described below, sales of substantial amounts of common stock in the public market after the restrictions lapse could adversely affect the prevailing market price for our common stock as well as our ability to raise equity capital in the future.

As of September 14, 2015, we had outstanding 30,336,325 shares of common stock and no shares of preferred stock. All of the shares sold in this offering will be freely tradable unless held by an affiliate of ours. An additional 25,577,077 shares will generally become available for sale in the public market from time to time thereafter upon expiration of their respective holding periods under Rule 144, a portion of which will be subject to Rule 144 volume limitations.

Rule 144

In general, under Rule 144 as currently in effect, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, any person who is not deemed to have been an affiliate of ours for purposes of the Securities Act at any time during 90 days preceding a sale and who has beneficially owned their shares for at least six months, including the holding period of any prior owner other than one of our affiliates, may sell shares without restriction, subject to compliance with the public information requirements of Rule 144. In addition, under Rule 144, any person who is not an affiliate of ours and has held their shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares immediately upon the closing of this offering without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates who beneficially owns shares that were purchased from us, or any affiliate, at least six months previously, are entitled to sell upon expiration of the lock-up agreements described below, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

•	1% of the number of shares of our common stock then outstanding, which will equal approximately shares immediately after this offering; or
•	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales of restricted shares under Rule 144 held by our affiliates or persons selling shares on behalf of our affiliates are also subject to requirements regarding the manner of sale, notice and the availability of current public information about us. Rule 144 also provides that affiliates relying on Rule 144 to sell shares of our common stock that are not restricted shares must nonetheless comply with the same restrictions applicable to restricted shares, other than the holding period requirement.

Prior to our acquisition of Dome Copper, Inc. in July 2006, we were a shell company, as defined under the rules promulgated by the Securities and Exchange Commission under the Securities Act. In addition, prior to the effective date of the registration statement of which this prospectus is a part, we have not been subject to the reporting requirements of the Exchange Act. The Rule 144 safe harbor is not available for the resale of securities “initially issued” by a shell company or an issuer that has “at any time previously” been a shell company. Consequently, the Rule 144 safe harbor is not available for the resale of such securities unless and until all of the conditions in Rule 144(i)(2) are satisfied at the time of the proposed sale, which generally provides that if the issuer is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports and has filed current “Form 10 information” with the Securities and Exchange Commission reflecting its status as an entity that is no longer a shell company, then those securities may be sold in accordance with Rule 144 after one year has elapsed from the date that the issuer filed “Form 10 information” with the Securities and Exchange Commission.

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Rule 701

Rule 701 generally allows a shareholder who purchased shares of our common stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of our company during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits affiliates of our company to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144.

Registration Rights

As of September 14, 2015, the holders of 16,903,645 shares of our common stock are entitled to rights with respect to the registration of their shares under the Securities Act of 1933. Registration of these shares under the Securities Act would result in the shares becoming freely tradable without restriction under the Securities Act, except for shares purchased by affiliates, immediately upon the effectiveness of the registration statement of which this prospectus is a part. Any sales of securities by these shareholders could have a material adverse effect on the trading price of our common stock. See “Description of Capital Stock — Registration Rights.”

Equity Incentive Plans

We may to file one or more registration statements on Form S-8 under the Securities Act after the closing of this offering to register the shares of our common stock that are issuable pursuant to our Amended 2013 Stock Option and Stock Bonus Plan. Accordingly, shares registered under the registration statement may be available for sale in the open market following its effective date, subject to vesting of such shares, Rule 144 volume and other limitations and the lock-up agreements described above, if applicable.

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SELLING SECURITY HOLDERS

We have filed a registration statement with the Securities and Exchange Commission, of which this prospectus forms a part, with respect to the resale of our securities covered by this prospectus from time to time under Rule 415 of the Securities Act of 1933. Our securities being offered by this prospectus are being registered to permit secondary public trading of our securities. Subject to the restrictions described in this prospectus, the selling security holders may offer our securities covered under this prospectus for resale from time to time. In addition, subject to the restrictions described in this prospectus, the selling security holders may sell, transfer or otherwise dispose of all or a portion of our securities being offered under this prospectus in transactions exempt from the registration requirements of the Securities Act of 1933. See “Plan of Distribution.”

The table below presents information as of September 14, 2015, regarding the selling security holders and the securities that the selling security holders (and their donees, pledgees, assignees, transferees and other successors in interest) may offer and sell from time to time under this prospectus. More specifically, the following table sets forth as to the selling security holders:

•	the number of shares of our common stock that the selling security holders beneficially owned prior to the offering for resale of any of the securities being registered by the registration statement of which this prospectus is a part; and
•	the number and percent of shares of our common stock to be held by the selling security holders after the offering of the resale securities, assuming all of the resale securities are sold by the selling security holders and that the selling security holders do not acquire any other shares of our common stock or warrants prior to their assumed sale of all of the resale shares.

The table is prepared based on information supplied to us by the selling security holders. Although we have assumed for purposes of the table below that the selling security holders will sell all of the securities offered by this prospectus, because the selling security holders may offer from time to time all or some of their securities covered under this prospectus, or in another permitted manner, no assurances can be given as to the actual number of securities that will be resold by the selling security holders or that will be held by the selling security holders after completion of the resales. In addition, the selling security holders may have sold, transferred or otherwise disposed of the securities in transactions exempt from the registration requirements of the Securities Act of 1933 since the date the selling security holders provided the information regarding their securities holdings. Information covering the selling security holders may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required. Except as described above, there are currently no agreements, arrangements or understandings with respect to the resale of any of the securities covered by this prospectus.

The applicable percentages of ownership are based on an aggregate of 30,336,325 shares of our common stock issued and outstanding on September14, 2015. The number of shares beneficially owned by the selling security holders is determined under rules promulgated by the Securities and Exchange Commission.

	Common Stock Owned Prior to Completion of the Offering(a)(c)		Common Stock Owned After Completion of the Offering(b)
Name	Number	Percent	Number	Percent
1824455 Alberta Ltd.(1)	15,666,668	51.6%	-	-
Thomas Callicrate	1,236,977	4.1%	-	-
Any donees, pledgees, assignees, transferees and other successors in interest of the selling security holders (a)(c)	-	-	-	-

*	Less than 1%.
(a)	Information concerning other selling security holders will be set forth in one or more prospectus supplements from time to time, if required.
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(b)	Assumes that all of the shares of common stock offered hereby are sold by the selling security holder.
(c)	Assumes that any pledgees, assignees, transferees and other successors in interest do not beneficially own any of our common stock other than common stock set forth in this prospectus.
(1)	William Dynes is the Chief Executive Officer of 1824455 Alberta Ltd. and has voting and dispositive power over the shares held by 1824455 Alberta Ltd. Feisal Somji, our Chairman of the Board, is a consultant to 1824455 Alberta Ltd.

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PLAN OF DISTRIBUTION

We are registering the shares of our common stock covered by this prospectus and any applicable prospectus supplement on behalf of the selling security holders to permit the resale of these securities by the selling security holders from time to time after the date of this prospectus. The selling security holders may offer the securities through agents, to or through underwriters, through broker-dealers (acting as agent or principal), through a specific bidding or auction process or otherwise, through a combination of any such methods or through any methods described in a prospectus supplement.

The selling security holders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock, or interests in shares of common stock received after the date of this prospectus from a selling security holder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of such shares or such interests on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling security holders may use any one or more of the following methods when disposing of shares or interests therein:

•	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions other than on these exchanges or systems or in the over-the-counter market;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the Securities and Exchange Commission;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; or
•	any other method permitted by applicable law.

The selling security holders are not required to sell any securities covered by this prospectus and may transfer these securities by other means not described in this prospectus. Each selling security holder may sell all, some or none of the securities covered by this prospectus or interests therein.

The selling security holders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock, as applicable, owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus. The selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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In connection with the sale of such shares or such interests, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge such stock to broker-dealers that in turn may sell these securities. The selling security holders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling security holders from the sale of the common stock offered by them will be the purchase price of such stock less discounts or commissions, if any. Each of the selling security holders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling security holders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

Any selling security holder and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations under that statute, including, without limitation, possibly Regulation M. This may limit the timing of purchases and sales of any of the securities by a selling security holder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

The selling security holders and any underwriters, broker-dealers or agents that participate in the sale of the shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling security holders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling security holders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states such stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

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VALIDITY OF COMMON STOCK

The validity of the common stock being offered hereby will be passed upon for us by the Law Office of Douglas M. Berman, PLLC, Dallas, Texas.

EXPERTS

DeCoria, Maichel & Teague P.S., an independent registered public accounting firm, has audited our financial statements at December 31, 2014 and 2013, and for each of the two years in the period ended December 31, 2014, as set forth in their report. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of DeCoria, Maichel & Teague P.S., an independent registered public accounting firm, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the Securities and Exchange Commission with respect to this offering. This prospectus, which forms a part of that registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules thereto as permitted by the rules and regulations of the Securities and Exchange Commission. For further information with respect to us and the securities offered hereby, please refer to the registration statement, including its exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and, where the contract or other document is an exhibit to the registration statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made. You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov. We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file periodic reports (including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K), proxy statements or information statements, and other information with the Securities and Exchange Commission. These reports can also be reviewed by accessing the Securities and Exchange Commission’s website.

You should rely only on the information provided in this prospectus, any prospectus supplement or as part of the registration statement filed on Form S-1 of which this prospective is a part, as such registration statement is amended and in effect with the Securities and Exchange Commission. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of those documents.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Brilliant Sands Incorporated

We have audited the accompanying balance sheet of Brilliant Sands Incorporated (formally known as Consolidated Goldfields Corporation) (“the Company” as of December 31, 2014 and 2013, and the related statements of operations and comprehensive income (loss), stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brilliant Sands Incorporated as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/DeCoria, Maichel & Teague, P.S.

DeCoria, Maichel & Teague, P.S.
Spokane, Washington

June 10, 2015

BRILLIANT SANDS INCORPORATED
(Formerly known as Consolidated Goldfields Corporation)
BALANCE SHEETS

	December 31,	December 31,
	2014	2013
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$59,677	$83,055
Investments - available for sale	1,114,210	2,269,740
Prepaid expenses and deposits	17,472	26,863
Related party receivable	39,154	48,838
Mineral data held for sale (Note 5)	250,000	-
Note receivable - related party	-	40,592
Total Current Assets	1,480,513	2,469,088

MINERAL PROPERTIES AND INTERESTS	1,888,853	239,044

OTHER ASSETS
Reclamation bond	13,191	13,191
Total Other Assets	13,191	13,191

TOTAL ASSETS	$3,382,557	$2,721,323

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$21,640	$29,410
Accrued payroll liabilities	139,910	225,142
Accrued interest - related parties	39,701	39,701
Convertible debt, related party	50,000	50,000
Payable to related parties	267,553	137,990
Total Current Liabilities	518,804	482,243

Accrued stock payable	-	185,999

TOTAL LIABILITIES	518,804	668,242

COMMITMENTS AND CONTINGENCIES (Note 4)

STOCKHOLDERS' EQUITY
Preferred stock, $.10 par value, 15,000,000 authorized; no shares issued and outstanding	-	-
Common stock, $0.001 par value, 200,000,000 shares authorized; 29,661,064 and 11,121,369 shares issued and outstanding, respectively	29,661	11,121
Additional paid in capital	6,840,079	4,366,278
Accumulated deficit	(2,733,351)	(1,952,649)
Accumulated other comprehensive loss	(1,272,636)	(371,669)
Total Stockholders' Equity	2,863,753	2,053,081
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,382,557	$2,721,323

See accompanying notes to the financial statements.

BRILLIANT SANDS INCORPORATED
(Formerly known as Consolidated Goldfields Corporation)
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Year Ended	Year Ended
	December 31,	December 31,
	2014	2013

OPERATING EXPENSES (INCOME)
Exploration expense	$154,450	$246,442
Payroll and related	208,469	219,982
Professional fees and consulting	215,207	155,650
General and administrative	242,440	919,184
Impairment on mineral data held for sale	1,100,000	-
Gain on mineral properties and interests	(2,620,930)	(144,331)
TOTAL OPERATING EXPENSES (INCOME)	(700,364)	1,396,927

INCOME (LOSS) FROM OPERATIONS	700,364	(1,396,927)

OTHER INCOME (EXPENSE)
Miscellaneous other income (expense)	(1,945)	2,175
Interest expense	(11,859)	(14,532)
Loss on exchange of investments available for sale for shares of common stock (Note 7)	(334,055)	-
Gain (loss) on investments available for sale	(1,133,207)	581,748
Impairment of investment available for sale	-	(27,000)
TOTAL OTHER INCOME (EXPENSE)	(1,481,066)	542,391

NET INCOME (LOSS)	$(780,702)	$(854,536)

OTHER COMPREHENSIVE INCOME (LOSS)
Change in unrealized loss on investments available for sale	(2,368,229)	(793,538)
Reclassification of realized (gain) loss on investments available for sale	1,467,262	(581,748)

COMPREHENSIVE INCOME (LOSS)	$(1,681,669)	$(2,229,822)

NET INCOME (LOSS) PER COMMON SHARE, BASIC AND DILUTED	$(0.05)	$(0.08)

WEIGHTED AVERAGE NUMBER OF COMMON STOCK SHARES OUTSTANDING, BASIC AND DILUTED	14,381,719	10,913,426

See accompanying notes to the financial statements.

BRILLIANT SANDS INCORPORATED
(Formerly known as Consolidated Goldfields Corporation)
STATEMENT OF STOCKHOLDERS' EQUITY

					Accumulated
					Other	Total
	Common Stock		Additional	Accumulated	Comprehensive	Stockholders'
	Shares	Amount	Paid in Capital	Deficit	Income	Equity

Balance, December 31, 2012	10,725,256	$10,725	$3,883,733	$(1,098,113)	$1,003,617	$3,799,962
Stock based compensation	-	-	82,274	-	-	82,274
Issuance of common stock payable for extension of debt, related party	37,779	38	35,629	-	-	35,667
Issuance of common stock for Director awards	358,334	358	364,642	-	-	365,000
Unrealized loss on investment - available for sale	-	-	-	-	(1,375,286)	(1,375,286)
Net loss	-	-	-	(854,536)	-	(854,536)
Balance, December 31, 2013	11,121,369	$11,121	$4,366,278	$(1,952,649)	$(371,669)	$2,053,081

Stock based compensation	-	-	19,479	-	-	19,479
Issuance of common stock for:
Satisfaction of accrued stock payable	200,000	200	185,799	-	-	185,999
Legal Expenses	69,834	70	31,355	-	-	31,425
Director Awards	150,000	150	157,351	-	-	157,501
Purchase of mineral data from Prize Mining Corporation	3,703,334	3,704	996,296	-	-	1,000,000
Purchase of mineral data - finders fee to related party	333,334	333	349,667	-	-	350,000
Purchase of mineral properties - frac sand	15,666,668	15,667	1,394,333	-	-	1,410,000
Purchase of mineral properties - King Solomon	8,334	8	492	-	-	500
Shares repurchased in accordance with settlement agreement (Note 8)	(1,591,809)	(1,592)	(660,971)	-	-	(662,563)
Change in unrealized loss on investment - available for sale, net	-	-	-	-	(900,967)	(900,967)
Net loss	-	-	-	(780,702)	-	(780,702)
Balance, December 31, 2014	29,661,064	$29,661	$6,840,079	$(2,733,351)	$(1,272,636)	$2,863,753

See accompanying notes to the financial statements.

BRILLIANT SANDS INCORPORATED
(Formerly known as Consolidated Goldfields Corporation)
STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended
	December 31,	December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	$(780,702)	$(854,536)
Adjustments to reconcile net loss to net cash used by operating activities:
(Gain) Loss on investments available for sale	1,133,207	(581,748)
(Gain) loss on settlement of liability	-	(13,168)
Gain on mineral property and interests	(2,620,930)	(41,283)
Stock based compensation	176,980	633,274
Stock issued for legal expenses	31,425	-
Impairment on mineral data held for sale	1,100,000	-
Loss on exchange of investments available for sale for shares	-	-
of common stock	334,055	-
Investments available for sale exchanged for expenses	-	56,010
Impairment of investment available for sale	-	27,000
Changes in operating assets and liabilities
Decrease (increase) in:
Prepaid expenses and deposits	9,391	(10,329)
Related parties receivable	27,782	(48,838)
Interest receivable on note receivable	592	(592)
Increase (decrease) in:
Accounts payable and accrued liabilities	(200,988)	(4,160)
Accrued payroll liabilities	(85,232)	(11,425)
Accrued interest - related parties	-	(14,432)
Payable to related parties	202,882	117,051
Net cash used by operating activities	(671,538)	(747,176)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of mineral properties and interest	(53,964)	(30,000)
Puchase of reclamation bond - Fisher Canyon	-	(2,326)
Advances under notes receivable - related party	(125,000)	(40,000)
Payments received under notes receivable - related party	165,000	-
Proceeds from sale/lease of mining property	12,000	10,000
Proceeds from sale of investments - available for sale	650,124	909,955
Net cash provided by investing activities	648,160	847,629
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on convertible debt, related parties	-	(35,706)
Net cash provided by financing activities	-	(35,706)

Net change in cash and cash equivalents	(23,378)	64,746
Cash and cash equivalents, beginning of year	83,055	18,309
Cash and cash equivalents, end of year	$59,677	$83,055
Supplemental cash flow information:
Interest paid	$10,140	$27,272
Noncash investing and financing activities:
Common stock issued for purchase of mineral properties - frac sand	$1,410,000	$-
Common stock issued for purchase of mineral properties - King Solomon	500	-
Accrued expenses related to acquisition of mineral property - frac sand	193,217	-
Common stock issued for acquisition of mineral data from Prize Mining Co.	1,350,000	-
Investment - available for sale exchanged for repurchase of shares of common stock in accordance with exchange agreement	815,082	-
Investment - available for sale exchanged for mineral interest	17,128	49,953
Investment - available for sale exchanged for release of liability	-	21,015
Investment - available for sale exchanged for related party accounts payable	73,319	-
Receivable from related party for return of investment - available for sale	18,098	-
Accrued Stock payable for compensation	-	185,999

See accompanying notes to the financial statements.

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Brilliant Sands Incorporated (hereinafter “BRSD” or “the Company”) was incorporated as Helena Silver Mines in May 1888 under the laws of the State of Montana.  In July 2006, Helena Silver Mines Inc. completed a share acquisition agreement with Dome Copper, Inc. The acquisition was accounted for as a reverse merger with Helena Silver Mines, Inc. being the accounting acquirer and Dome Copper, Inc. surviving as a wholly owned subsidiary. At the time of the acquisition, the name of the Company was changed to Consolidated Goldfields Corporation. On January 12, 2015 the Company held a Special Meeting of Stockholders to change the name of the Company to Brilliant Sands Incorporated which became effective on March 16, 2015.

The Company is a company engaged in the acquisition, exploration and development of frac sand and mining properties. The Company’s year-end is December 31.

As disclosed in Note 7, the Company’s board of directors and stockholders approved a one-for-three reverse stock split of the Company's common stock effective March 16, 2015.  Following the effective date of the reverse stock split, the par value of the common stock remained at $0.001 per share. Unless otherwise indicated, all references herein to shares outstanding and share issuances have been adjusted to give effect to the aforementioned stock split.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Prior to 2014, the Company applied accounting standards applicable to development state companies. In June 2014 the Financial Accounting Standards Board issued Accounting Standard Update No. 2014-10 (“the ASU”). This update changed the requirements for disclosures as it relates to development stage entities. The ASU specifies that the “inception-to-date” information is no longer required to be presented in the financial statements of a development stage entity. The amendments in the ASU are effective for annual reporting periods beginning after December 15, 2014 and interim periods therein, with early application permitted for any financial statements that have not yet been issued. The Company has elected to apply the amendments as of December 31, 2014.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make complex and subjective estimates and assumptions that affect the reported amounts in the Company’s financial statements and notes thereto for items such as potential impairment of investments available for sale, mineral data held for sale, and long-lived assets; the valuation of stock based compensation; and determination of deferred income taxes. On a regular basis, management evaluates these estimates and assumptions. Actual results may differ materially from these estimates.

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

The Company believes the estimates used are reasonable and appropriate based on current facts and circumstances. It is possible, however, that other parties applying reasonable judgment to the same facts and circumstances could develop different estimates. Additionally, changes in actual experience or changes in other qualitative factors could cause estimates to fluctuate.

Cash and Cash Equivalents

For the purposes of the statements of cash flows and balance sheets, the Company considers any highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Earnings Per Share

Basic earnings per share is computed by dividing the net loss by the weighted average number of shares outstanding during the year.  The weighted average number of shares is calculated by taking the number of shares outstanding and weighting them by the amount of time they were outstanding.   The following options, warrants and convertible debt equitable shares were excluded from the computation of diluted earnings per share for years ended December 31, 2014 and 2013 because they were anti-dilutive:

	December 31,	December 31,
	2014	2013

Options	2,780,368	2,313,698
Warrants	1,554,030	1,554,030
Convertible Debt	33,223	33,223
	4,367,621	3,900,951

Investments in Debt and Equity Securities

At acquisition, the Company classifies debt securities and equity securities into one of the following three categories:

Held to Maturity – the positive intent and ability to hold to maturity. Amounts are reported at amortized cost, adjusted for amortization of premiums and accretion of discounts.

Trading Securities – bought principally for purpose of selling them in the near term. Amounts are reported at fair value, with unrealized gains and losses included in earnings.

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

Available for Sale – not classified in one of the above categories. Amounts are reported at fair value, with unrealized gains and losses excluded from earnings and reported separately as a component of stockholders’ equity.

The Company periodically reviews its investments for indications of other than temporary impairment considering many factors, including the extent and duration to which a security's fair value has been less than its cost, overall economic and market conditions, and the financial condition and specific prospects for the issuer. Impairment of investment securities results in a charge to income when a market decline below cost is other than temporary.

The Company held securities classified as available for sale at December 31, 2014 and 2013. See “Note 3 – Investments – Available for Sale” for further details.

Fair Value Measurements

The Company discloses the following information for each class of assets and liabilities that are measured at fair value:

1.	the fair value measurement;
2.	the level within the fair value hierarchy in which the fair value measurements in their entirety fall, segregating fair value measurements using quoted prices in active markets for identical assets or liabilities (Level 1), significant other observable inputs (Level 2), and significant unobservable inputs (Level 3);
3.	for fair value measurements using significant unobservable inputs (Level 3), a reconciliation of the beginning and ending balances, separately presenting changes during the period attributable to the following:
a.	total gains or losses for the period (realized and unrealized), segregating those gains or losses included in earnings, and a description of where those gains or losses included in earnings are reported in the statement of operations;
b.	the amount of these gains or losses attributable to the change in unrealized gains or losses relating to those assets or liabilities still held at the reporting period date and a description of where those unrealized gains or losses are reported;
c.	purchases, sales, issuances, and settlements (net); and
d.	transfers into and/or out of Level 3.
4.	the amount of the total gains or losses for the period included in earnings that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date and a description of where those unrealized gains or losses are reported in the statement of operations; and
5.	in annual periods only, the valuation technique(s) used to measure fair value and a discussion of changes in valuation techniques, if any, during the period.

Mineral Exploration and Development Costs

All exploration expenditures are expensed as incurred. Expenditures to develop new mines, to define further mineralization in existing ore bodies, and to expand the capacity of operating mines, are capitalized and amortized on a unit of production basis over proven and probable reserves.

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

Mineral Properties and Interests

Significant payments related to the acquisition of mineral properties, mineral rights, and mineral leases are capitalized (see Note 4). Costs to maintain the mineral rights and leases are expensed as incurred. When a property reaches the production stage, the related capitalized costs will be amortized using the units of production method on the basis of periodic estimates of ore reserves.

Should an interest be abandoned, its capitalized costs are charged to operations. When mineral interests are sold, the capitalized costs are eliminated from the accounts and any resulting gain or loss is reflected in operations. If a part of the mineral interest is sold, the amount received is treated as a recovery of capitalized cost. Mineral properties and interests are periodically assessed for impairment of value and any diminution in value.

Accounting for Investments in Joint Ventures

For joint ventures, whether incorporated or unincorporated, in which the Company does not have joint control and significant influence, the cost method is used. Under the cost method, these investments are carried at the lower of cost or fair value. For those joint ventures in which there is joint control between the parties and the Company has significant influence, the equity method is utilized whereby the Company’s share of the ventures’ earnings and losses is included in the statement of operations as earnings in joint ventures and its investments therein are adjusted by a similar amount.

For joint ventures where the Company holds more than 50% of the voting interest and has significant influence, the joint venture will be consolidated with the presentation of noncontrolling interest. In determining whether significant influence exists, the Company considers its participation in policy-making decisions and its representation on the venture’s management committee.

At December 31, 2014 and 2013, the Company has no investments in joint ventures.

When applicable, the Company will periodically assess its investments in joint ventures for impairment.  If management determines that a decline in fair value is other than temporary it will write-down the investment and charge the impairment against operations.

Stock Based Compensation

For issuance of shares of the Company’s common stock for services or other consideration, the shares are valued at the market price of the Company’s common stock or the fair value of the services or consideration received, whichever is more readily determinable.

For issuances of options to purchase shares of the Company’s common stock, stock based compensation is recognized in the financial statements based on the grant date fair value of the award. The fair value is determined by the Binomial Lattice option pricing model. The Company believes that this model provides the best estimate of fair value due to its ability to incorporate inputs that change over time, such as volatility and interest rates, and to allow for the actual exercise behavior of option holders. The compensation cost is recognized over the requisite service period which is equal to the vesting period.

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

Provision for Taxes

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted rules in effect for the year in which differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A valuation allowance is established to reduce the deferred tax assets when the Company determines it is more likely than not that the related tax benefits will not be realized. The Company periodically reviews the valuation of deferred tax assets in light of expected future operating results.

Asset Retirement Obligations and Remediation Costs

Mineral properties are subject to standards for mine reclamation that have been established by various governmental agencies. Asset retirement obligations are related to the retirement of the mine, if a reasonable estimate of fair value can be determined. These obligations are initially measured at fair value with the resulting cost capitalized at the present value of estimated reclamation costs. An asset and a related liability are recorded for the present value of these costs. The liability is accreted and the asset amortized over the life of the related asset. Adjustments are made for changes resulting from either the timing or amount of the original present value estimate underlying the obligation. If there is an impairment to an asset’s carrying value and a decision is made to permanently close the property, changes to the liability are recognized and charged to the provision for closed operations and environmental matters. The Company had no asset retirement obligations as of December 31, 2014 and at December 31, 2013.

NOTE 3 - INVESTMENTS – AVAILABLE FOR SALE

The following summarizes the equity securities available for sale at December 31, 2014.

	Number of Shares	Basis	Fair Value (Level 1 Inputs)	Unrealized Gain (Loss)
Teras Resources, Inc.	13,712,500	$2,333,846	$1,061,210	$(1,272,636)
Strategic Resources International Inc.	100,000	53,000	53,000	-
		$2,386,846	$1,114,210	$(1,272,636)

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

Management has determined that the decline in fair value below the carrying basis for Teras Resources, Inc. (“Teras”) is temporary based upon knowledge of Teras’ business plan and the volatility of Teras’ stock price over time.

During the year ending December 31, 2014, the Company had the following transactions relating to its investment in Teras:

•	Received 15,300,000 shares of Teras Resources, Inc. (“Teras”) common stock in accordance with the Cahuilla Earn in Agreement (see Note 4). A gain on mineral properties and interests of $2,626,076 was recognized on this transaction.

•	Sold 4,890,556 shares for net cash proceeds of $650,124. A loss on investment available for sale of $1,134,136 was recognized as a result of these transactions.

•	Distributed 150,000 shares to a director in consideration of a performance bonus granted in 2013. The amount was accrued as a payable to related parties at December 31, 2013. The value of the shares on the transaction date was $73,319. A gain on investment available for sale of $929 was recognized during 2014 as a result of this transaction.

•	Exchanged 50,000 shares for an interest in the Fisher Canyon mineral claims (see Note 4). The value of the shares on the transaction date was $17,128. A gain on mineral properties of $7,793 was recognized as a result of this transaction.

•	Exchanged with two shareholders a total of 2,425,000 shares of Teras stock for 1,591,809 shares of the Company’s common stock. The carrying basis of the Teras shares on the transaction date was $996,618. A loss of $334,055 was recognized as a result of this transaction. The transaction is further explained in Note 8.

The following summarizes the equity securities available for sale at December 31, 2013.

	Number of Shares	Basis	Fair Value (Level 1 Inputs)	Unrealized Gain (Loss)
Teras Resources, Inc.	5,928,056	$2,588,409	$2,216,740	$(371,669)
Strategic Resources International Inc.	100,000	53,000	53,000	-
		$2,641,409	$2,269,740	$(371,699)

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

During the year ending December 31, 2013, the Company had the following transactions relating to its investment in Teras:

•	Sold 1,767,800 shares for net cash proceeds of $909,955. A gain on investment available for sale of $581,748 was recognized as a result of this transaction.

•	Distributed 150,000 shares to an officer/director in consideration of a performance bonus granted in 2013. The value of the shares on the transaction date was $71,253. A gain on investment available for sale of $43,248 was recognized as a result of this transaction.

•	Distributed 150,000 shares to an officer/director in consideration for a performance bonus granted in 2013. The value of the shares on the transaction date was $73,500. A gain on investment available for sale of $45,495 was recognized as a result of this transaction.

•	Exchanged 34,500 shares to an officer in consideration for consulting fees accrued at December 31, 2012. The value of the shares on the transaction date was $17,250. A gain on investment available for sale of $10,809 was recognized as a result of this transaction.

•	Exchanged 7,530 shares to an officer to settle deferred salary balance of $3,765. The value of the shares on the transaction date was $3,765. A gain on investment available for sale of $2,359 was recognized as a result of this transaction.

•	Exchanged 100,000 shares for an interest in the Fisher Canyon mineral claims (see Note 4). The value of the shares on the transaction date was $49,953. A gain on mineral properties of $31,283 was recognized as a result of this transaction.

On December 31, 2013, the Company determined that decline in value of its investment in Strategic Resources, Inc. was other than temporary. An impairment loss of $27,000 was recognized for the year ending December 31, 2013 bringing the investment balance to its fair value of $53,000.

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 4 – MINERAL PROPERTIES AND INTERESTS

Details of mineral interest capitalized for the years ended December 31, 2014 and 2013 are as follows:

	McLelland	Alberta	Washow
Frac Sand Properties	Property	Property	Property	Total
Balance - December 31, 2012	$-	-	-	$-
Cash	-	-	-	-
Common stock issued	-	-	-	-
Balance - December 31, 2013	$-	-	-	$-
Cash	17,959	17,186	7,819	42,964
Accrued acquisition costs	80,765	77,287	35,165	193,217
Common stock issued	589,679	563,999	256,322	1,410,000
Balance - December 31, 2014	$688,403	658,472	299,306	$1,646,181

Mineral Properties	Pyramid Mine	Fisher Canyon	Rose Gulch	Klondike Pass	King Solomon	Total
Balance - December 31, 2012	$44,000	105,091	10,000	-	-	$159,091
Cash	-	10,000	15,000	5,000	-	30,000
Shares in Investment-available for sale	-	49,953	-	-	-	49,953
Balance - December 31, 2013	$44,000	165,044	25,000	5,000	-	$239,044
Cash	-	-	-	6,000	5,000	11,000
Shares in Investment-available for sale	-	17,128	-	-	-	17,128
Common stock issued	-	-	-	-	500	500
Abandonment	-	-	(25,000)	-	-	(25,000)
Balance - December 31, 2014	$44,000	182,172	-	11,000	5,500	$242,672

Frac Sand Properties

On December 17, 1014 the Company entered into an Agreement of Purchase and Sale with 1824455 Alberta Ltd. to purchase a 100% right, title and interest in three properties located in the Canadian Provinces of Manitoba and Alberta. The McClelland project consists of 66,000 acres and the Alberta project consists of 87,000 acres, both of which are situated in Alberta. The Washow project consists of 1,000 acres and is situated in Manitoba. The settlement of purchase price is outlined below:

•	At closing, 7,833,334 shares of Company’s common stock were issued to 1824455 Alberta Ltd.
•	On signing of the agreement $50,000 CAD ($42,964 USD, paid December 2014)
•	$50,000 CAD ($42,937 USD, this amount was accrued at December 2014 and paid April 2015) to be paid within forty-five days of closing
•	$175,000 CAD ($150,280 USD, this amount was accrued at December 2014) to be paid upon completion of financing

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

At closing, an additional 7,833,334 shares of Company’s common stock were issued to 1824455 Alberta Ltd to be held in escrow until applicable terms and conditions are met as outlined below. Management of the Company has determined that it is probable that these milestones will be met in 2015.

•	2,350,000 of the escrowed shares will be released upon the completion of a NI 43-101 resource report that identifies a resource deposit which is sufficient to move forward with a project. As of June 4, 2015, the shares have not been released from escrow.
•	2,350,000 of the escrowed shares will be release upon the completion of a Preliminary Economic Assessment which demonstrates a financial return which is sufficient to move forward with a project. As of June 4, 2015, the shares have not been released from escrow.
•	3,133,334 of the escrowed shares will be released upon the award of all necessary permits that will allow for the mining of product. As of June 4, 2015, the shares have not been released from escrow.

The fair value of the total 15,666,668 shares of common stock issued was $1,410,000 on the date of the agreement based upon the trading price of the Company’s stock.

Feisal Somji, a director of the Company, is a consultant to 1824455 Alberta Ltd.

In addition, the Company entered into a Production Royalty Agreement on the Canadian properties. The Company will pay a two (2%) percent production royalty of actual proceeds from the sale or other disposition of the product commencing on the date on which commercial production is achieved. The Company has agreed to an advance minimum royalty (“AMR”) to begin on the one year anniversary of the closing date and continuing yearly up to the date of commercial production in the amount of $225,000 CAD annually. The annual AMR will be paid on a quarterly basis in four equal installments. AMR’s paid prior to commercial production for each property will be credited against future production royalties on each property on a dollar for dollar basis up to the maximum rate per quarter. The AMR’s paid shall be non-refundable.

King Solomon

On November 4, 2014 and December 3, 2014, the Company entered into an Exploration and Mining Lease with Option to Purchase Agreement on the King Solomon project with Mountain Gold Claims LLC Series 9, which is owned by a former director and officer of the Company and a private individual, respectively. The property consists of two adjoining claim blocks for a total of 66 unpatented mining claims situated in Nye County Nevada. Lease payments are payable to each party as outlined below:

•	On signing of the agreement, 8,334 shares of the Company’s common stock were issued to the private individual. The fair value of these shares was $500 based upon the trading price of the Company’s stock on the date of the agreement.
•	On signing of the agreements, a total of $5,000 (paid November and December 2014, respectively).

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

•	On or prior to each anniversary date, to each party:
o	1st: $10,000
o	2nd: $20,000
o	3rd: $40,000
o	4th: $60,000
o	5th: $80,000
o	6th – 10th: $100,000
o	11th – 15th: $150,000
o	16th and thereafter: $200,000

The lease also requires minimum work commitments on or prior to each anniversary date as follows:

o	1st: $10,000
o	2nd: $20,000
o	3rd: $100,000
o	4th and thereafter: $100,000

All work expenditures made by the Company during any lease year in excess of the work commitment expenditures required for such lease year will be credited against work commitment requirements for any subsequent lease year. For any work commitment not fulfilled within the time frame, then the difference between the actual expenditures and the required work commitments expenditure will be paid to owners in cash as the fulfillment of the obligation.

Klondike Pass

On September 19, 2013, the Company entered into Exploration and Option to Purchase Agreement on the Klondike Pass project with a private individual. The property consists of 160 acres of private land located in Pershing County, Nevada. Lease payments for the property are outlined below:

•	On signing of the agreement $5,000 (paid September 2013)
•	On or prior to each anniversary date:

o	1st: $6,000 (paid September 2014)
o	2nd: $7,000
o	3rd: $8,000
o	4th: $10,000
o	5th and thereafter: $15,000

The lease also requires minimum work commitments on or prior to each anniversary date as follows:

o	1st: $10,000 ($61,391 spent as of September 30, 2014)
o	2nd: $80,000 ($50 spent as of December 31, 2014)

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

o	3rd: $50,000
o	4th: and thereafter $50,000

All work expenditures made by the Company during any lease year in excess of the work commitment expenditures required for such lease year will be credited against work commitment requirements for any subsequent lease year.

Total exploration expenses for the Klondike Pass project at the years ended December 31, 2014 and December 31, 2013 were $13,530 and $47,911, respectively.

Fisher Canyon

On January 26, 2011, the Company entered into an Exploration and Mining Lease Agreement and Option to Purchase Royalty Agreement for the Fisher Canyon Project with Mountain Gold Claims Series 7 (“Mountain Gold”), which is owned by a former officer and director of the Company and a current director and former officer of the Company, who each hold a 50% interest in the property. The property consists of 87 unpatented mining claims situated in Pershing County Nevada. The Company previously held 123 unpatented mining claims and after further review the Company has decided to drop the additional 36 claims which were staked in February 2012. Lease payments for the property are outlined below:

On signing of the agreement: 100,000 shares of Teras common stock owned by the Company (“Teras Shares”) which had a fair value of $50,225 on the date of the agreement.

•	On or prior to each anniversary date:
o	1st: $5,000 and 100,000 Teras Shares (paid February 2012). The Company also paid a penalty of 5,000 Teras Shares. Fair value of the Teras Shares was $30,262
o	2nd: $10,000 and 100,000 Teras Shares (paid January 2013). Fair value of the Teras Shares was $49,953
o	3rd: 50,000 Teras Shares (paid January 2014) Fair value of the Teras Shares was $17,128
o	4th: $20,000 and 100,000 Teras Shares (paid January 2015)
o	5th and thereafter: $25,000 and 100,000 Teras Shares

•	Pay various state and federal claim-related fees

The lease agreement also requires minimum work commitments on or prior to each anniversary date as follows:

o	1st: $10,000 ($7,213 spent)
o	2nd: $25,000 ($185,970 spent, excludes annual claim fees)
o	3rd: $50,000 ($23,056 spent, excludes annual claim fees)
o	4th: $75,000 ($6,411 spent, excludes annual claim fees)
o	5th and thereafter: $100,000

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

For any work commitment not fulfilled within the time frame, the Company will owe a cash payment to the property owners equal to 75% of the unmet work commitment.

All work expenditures made by the Company during any lease year in excess of the work commitment expenditures required for such lease year will be credited against work commitment requirements for any subsequent lease year.

Total exploration expenses for the Fisher Canyon project for the years ended December 31, 2014 and 2013 were $20,816 and $60,305, respectively.

On February 26, 2014, the Company renegotiated his lease. Key terms are as follows:

•	The cash payment of $15,000 previously required was removed and will not apply at any time.
•	The stock distribution of 100,000 common shares of Teras Resources will be reduced to 50,000.
•	The Company will quitclaimed unpatented lode claims that represent the Golden Mile property consisting of 13 unpatented mining claims to the owner who was a former officer and director of the Company. All costs for transfer and maintenance will be the responsibility of this individual. No gain/loss was recognized as a result of this transaction.

Pyramid Mine

The Pyramid Mine project consists of five unpatented claims encompassing 100 acres located in Churchill County, Nevada which are 100% owned by the Company. No proven or probable reserves have been identified on the property.

Total exploration expenses for the Pyramid Mine project for the years ended December 31, 2014 and 2013 were $882 and $12,108, respectively.

Koegel Hills

The Koegel Hills project consists of 71 unpatented claims encompassing 1,420 acres located in Mineral County, Nevada which are 100% owned by the Company. The project is an extensive copper-gold bearing porphyry system manifested by intense surface alteration that extends for more than six square miles.

Total exploration expenses for the Koegel Hills project for the years ended December 31, 2014 and 2013 were $12,463 and $10,687, respectively.

Rose Gulch

On August 27, 2012, the Company entered into an Exploration and Mining Lease and Option to Purchase Agreement on the Rose Gulch Property with a private individual. The property consists of 460 acres of private land located in Pershing County, Nevada.

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

Total exploration expenses for the Rose Gulch project as of the years ended December 31, 2014 and 2013 were $1,992 and $24,925, respectively.

As of September 10, 2014, the Company has abandoned its interest in the Rose Gulch property. A loss of $25,000 was recorded as a loss on mineral properties and interest during the year ended December 31, 2014.

Four Mile Basin

The Four Mile Basin property is located in Nye County, Nevada. The Company owns a 100% interest in two unpatented claims that are surrounded by another mining company that controls an extensive land position throughout the district.

On February 26, 2013 the Company, as Lessor, entered into an Exploration and Option to Purchase Agreement with Wolfpack Gold (Nevada) Corporation for the two unpatented Four Mile Basin claims. The term of the Agreement was for a period of twenty years. The Four Mile Basin Agreement may be cancelable at the option of either the Company or the lessee at any time by giving thirty days advanced notice. Cash payments received under the agreement were $12,000 and $10,000 during the years ended December 31, 2014 and 2013, respectively.

Subsequent to December 31, 2014, the Company received notice that the lease holder was abandoning the Four Mile Basin project.

Cahuilla Gold Project

On February 10, 2010 Consolidated entered into an Earn-In Agreement with Teras Resources, Inc. (“Teras”) whereby Teras could earn 65% undivided interest in the Cahuilla property. The agreement was subsequently amended in 2011 to allow Teras to earn 100% interest in the property. Pursuant to the terms of the Earn-in Agreement, the Company received cash from Teras for the exclusive use of exploration, development and maintenance expenditures on the property and shares of Teras’ common stock as follows:

•	$800,000 and 4,000,000 Teras common shares (received in 2010)
•	$1,000,000 and 5,000,000 Teras common shares (received in 2011)
•	5,300,000 Teras common shares (received in 2014)
•	10,000,000 Teras common shares (received in 2014)

As of December 31, 2014 and 2013, the Company had transferred all of its interest over to Teras in accordance with the agreement. Initially, the Company accounted for the Earn-In Agreement using joint venture accounting principles. Because the Company did not have majority control nor significant influence over the venture, it accounted for the Earn-In Agreement using the cost method.

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

During negotiations and prior to completion of the initial Earn-In Agreement in 2010, the Company’s then President, CEO and director accepted an officer position with Teras and in June 2010, the President of Teras accepted a board position with the Company.

Of the Cahuilla leases, the most significant is the agreement that the Company had was with the Torres Martinez Desert Cahuilla Indians (the “TMDCI Agreement”). The TMDCI Agreement was amended on August 5, 2010 and required the Company to make the following payments:

•	Upon initiating permitting for the first phase of Exploration and Development Operations: $10,000
•	First Anniversary: $20,000
•	Second Anniversary: $30,000
•	Third Anniversary: $40,000
•	Fourth Anniversary: $50,000
•	Total payments are $150,000.

In addition, an amendment to the TMDCI Agreement called for the following payments upon completion and approval of five exploration and development phases (as defined in the TMDCI Agreement):

Phase Completion	Cash payment	Options to purchase shares of the Company’s common stock

First	$30,000	40,000
Second	40,000	60,000
Third	70,000	100,000
Fourth	80,000	120,000
Fifth	110,000	160,000

Approval of each phase is required by the Secretary of Interior of the United States of America. During the year ended December 31, 2011, the Company received approval for the first and second phase. In accordance with the agreement, as amended, the Company issued 100,000 options to purchase shares of its common stock to the Torres Martinez Desert Cahuilla Indians. The options were granted December 16, 2011, have an exercise price of $0.10 and a term of ten years. The fair value of these options was $6,695. The required cash payment of $70,000 was paid by the joint venture.

During September 2014, the Company assigned the Exploration and Option to Lease Agreement with the Torres Martinez Desert Cahuilla Indians to Teras Resources, Inc.

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

Other

The Company controls additional mining properties in Nevada. None of these properties have ongoing mineral lease payment commitments nor do the properties have identified proven or probable reserves.

NOTE 5 – MINERAL DATA HELD FOR SALE - MUSKOX DATA

The Company has acquired the Muskox Data Inventory from Prize Mining Corporation (“Prize”). The Company’s director, Mr. Somji, is currently President, CEO and a director and 3% shareholder of Prize Mining Corporation. The Data consists of years’ worth of work on the Muskox Intrusion in Nunavut, Canada. The Muskox Intrusion was first worked on in the 1960’s and 1970’s by the Geological Survey of Canada and by Inco Mining. Prize began working on the project in 1998 and has spent over $16 million on the project through 2004. In addition, Prize accumulated data from its joint venture partners Anglo American and Silvermet Mining in the 2000’s. The Company is actively attempting to sell the data to interested parties. The Company does not own the mineral rights associated with the data.

The purchase price for the Data from Prize was $1 million paid by the issuance of 3,703,334 shares of the Company’s common stock. The fair value of shares of common stock issued was based on the trading price of the Company’s shares on the date of the agreement. In addition, as provided by Mr. Somji’s incentive package, the Chairman was granted 333,334 shares of common stock with a value of $350,000 in January 2014 for generating a project that the Board voted to accept and acquire. The fair value of the shares of common stock issued to the chairman was based on the grant date fair value on the date of the incentive package. The total cost of acquiring the Data was $1,350,000.

Management determined that as of December 31, 2014, the estimated fair value of the Data had decreased. The Company determined the estimated fair value of $250,000 after considering a report from a third party who performed an evaluation of the Muskox Data in early 2015. An impairment loss of $1,100,000 was recognized for the year ending December 31, 2014 bringing the investment balance to its fair value of $250,000. The fair value was based on Level 3 input variables under the fair value measurement accounting principles.

NOTE 6 – RELATED PARTY CONVERTIBLE NOTES

At December 31, 2014 and December 31, 2013, the Company has two convertible notes payable to Thomas Mancuso, former president and current director, totaling $50,000. The notes bear interest of 20%.

The notes are convertible at the note holder’s option into shares of the Company’s common stock. The number of shares that the note can be converted into will be determined as follows:

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

Prior to the Maturity Date – The balance of the unpaid principal plus all accrued interest divided by 90% of the offering price of the Company’s most recent equity offering or $0.15 if there have been no recent equity offerings. The conversion rate was $0.90 at December 31, 2014 and 2013.

At the Maturity Date – The balance of the unpaid principal plus all accrued interest divided by $0.15.

The fair value of the related conversion option at December 31, 2014, and 2013 was nil due to the relatively short term to maturity date and the effective ‘prior to maturity date’ conversion rate approximating the fair value of the Company’s common share at each year end.

Accrued interest

Accrued interest related to the outstanding notes was $39,701 and $39,701 for the years ended December 31, 2014 and 2013. Interest expense related to the outstanding notes was $10,140 and $12,839 for the years ended December 31, 2014 and 2013, respectively.

NOTE 7 – STOCKHOLDERS EQUITY

Preferred Stock

The Company has 15,000,000 authorized and unissued shares of preferred stock with a par value of $0.10 per share, with rights and preferences to be determined by the Company’s board of directors.

Common Stock

During the year ended December 31, 2014, the board of directors and shareholders approved an increase in the number of authorized shares of common stock from 100,000,000 shares with a par value of $0.001 per share, to 200,000,000 shares of common stock with a par value of $0.001 per share. Each holder of common stock is entitled to one vote for each share of common stock held on all matters which holders of common stock are entitled to vote.

Subsequent to December 31, 2014, our board of directors and stockholders approved a one-for-three reverse stock split of the Company’s common stock. After the reverse stock split, effective March 16, 2015, each holder of record held one share of common stock for every 3 shares held immediately prior to the effective date. As a result of the reverse stock split, the number of shares underlying outstanding stock options and warrants and the related exercise prices were adjusted to reflect the change in the share price and outstanding shares on the date of the reverse stock split.

Following the effective date of the reverse stock split, the par value of the common stock remained at $0.001 per share. As a result, the Company has reduced the common stock in these financial statements on a retroactive basis for all periods presented with a corresponding increase to additional paid-in-capital.

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

During the year ended December 31, 2014, the Company issued the following shares of its common stock:

•	200,000 shares valued at $.93 per share (total of $185,999) to a former director in accordance with the 2013 performance bonus program. This amount was accrued at December 31, 2013.
•	69,834 shares valued at $.45 per share (total of $31,425) for legal services rendered.
•	50,000 shares valued at $1.05 per share (total of $52,501) to Mr. Somji as an incentive for joining the Company’s Board of Directors as Chairman.
•	100,000 shares valued at $1.05 per share (total of $105,000) to a director in accordance with the terms of the consulting services agreement.
•	3,703,334 shares valued at $.27 per share (total of $1,000,000) in connection with the purchase of the Muskox Data – see Note 5.
•	333,334 shares valued at $1.05 per share (total of $350,000) to a director in accordance with the purchase of the Muskox Data – see Note 5.
•	7,833,334 shares valued at $.09 per share (total of $705,000) issued to 1824455 Alberta Ltd in connection with acquisition of frac sand properties– see Note 4.
•	7,833,334 shares valued at $.09 per share (total of $705,000) issued to 1824455 Alberta Ltd in connection with acquisition of frac sand properties to be held in escrow until certain milestones are met – see Note 4.
•	8,334 shares valued at $.06 per share (total of $500) in connection with the King Solomon Exploration and Mining Lease with Option to Purchase Agreement – see Note 4.
•	1,591,809 shares were cancelled in accordance with an agreement entered into with two shareholders – see Note 8.

During the year ended December 31, 2013, the Company issued the following shares of its common stock:

•	100,000 shares valued at $.93 per share (total of $93,000) to a director/officer in accordance with the performance bonus program.
•	75,000 shares valued at $1.05 per share (total of $78,750) to a director in accordance with the terms of the consulting services agreement.
•	183,334 shares valued at $1.05 per share (total of $192,500) as an incentive for joining the Company’s Board of Directors as Chairman.
•	37,779 shares valued at $0.93 per share (total of $35,667) in connection with the 2012 extensions to a director and a former officer in accordance with terms to extend convertible notes payable. See Note 5.

Warrants

The Company has issued warrants that enable the holder to purchase a stated number of shares of common stock at a certain price within a certain time period.

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

At December 31, 2014 and December 31, 2013, the Company has 1,554,030 warrants outstanding with an average exercise price of $0.75 that expire December 2015. There were no issuances, exercises, or expirations during the years ended December 31, 2014 and 2013.

Stock options

The Company approved an Amended 2013 Stock Option and Stock Bonus Plan at its Annual Meeting on March 31, 2014. Stock options are issued for compensation and services as determined by the board of directors. Following is a summary of stock option activity for the years ended December 31, 2014 and December 31, 2013:

	Number of Shares	Weighted Average Exercise Price
Outstanding at December 31, 2012	2,130,358	$0.45
Granted	183,340	0.99
Exercised	-	-
Expired	-	-
Outstanding at December 31, 2013	2,313,698	$0.49
Granted	466,670	0.09
Exercised	-	-
Expired	-	-
Outstanding and exercisable December 31, 2014	2,780,368	$0.43

The weighted average contractual term of the options granted during the years ended December 31, 2014 and 2013 was 4.69 years and 4.55 years, respectively. As of the year ended December 31, 2014, all of the options were fully vested. At December 31, 2014, the stock options had an intrinsic value of $0 based upon the market price of the Company’s stock on that date.

Expenses related to the granting and vesting of stock options were $19,480 and $82,274 for the years ended December 31, 2014 and 2013. Such expenses are included in payroll and related expenses on the statement of operations and comprehensive income (loss).

The Company estimates the fair value of options granted by using the Binomial Lattice option pricing model with the following assumptions used for grants:

	2014	2013
Dividend yield	-	-
Expected volatility	75.81% - 100%	76.25% - 100%
Risk-free interest rate	0.84% - 2.17%	0.84% - 1.99%
Expected life (years)	4.25 – 7.67	4.25 – 7.86

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

The expected volatility is based on the historical volatility of comparable companies for a period approximating the expected life, due to the limited trading history of the Company’s common stock. The risk-free interest rate is based on the implied yield available on U.S. Treasury zero-coupon issues over equivalent lives of the options.

The expected life of employee stock options represents the weighted-average period the stock options are expected to remain outstanding and is a derived output of the Binomial Lattice model. The expected life of employee stock options is impacted by all of the underlying assumptions and calibration of the Company’s model. The Binomial Lattice model estimates the probability of exercise as a function of these two variables based on the entire history of exercises and cancellations on all past option grants made by the Company.

NOTE 8 – AGREEMENT TO EXCHANGE SHARES

In early 2014, the Company entered into agreements with two shareholders of the Company to acquire 1,591,809 shares of Company’s common stock held by the shareholders in exchange for 2,425,000 common shares of Teras that were owned by the Company. The agreements contained provisions relating to the voting of any remaining shares of the Company’s common stock owned or controlled by the shareholders in accordance with the recommendations of the Company’s board of directors at the Annual Meeting and releases related to disagreements between the Company and the shareholders over the strategic direction and management of the Company.

The Company retired the shares of common stock that were acquired under these agreements. The fair value of these shares on the date of the agreements was $662,563 which was deducted from common stock and additional paid in capital during 2014. The cost basis of the Teras shares exchanged in connection with the agreements was $996,618. The difference of $334,055 was recognized in the statement of operations as a loss for the year ended December 31, 2014.

NOTE 9 – INCOME TAXES

A reconciliation of the tax benefit that would have been recognized using the Company’s statutory income tax rate for the years ended December 31, 2014 and 2013 is as follows:

	2014		2013
Federal income tax benefit at statutory rate	$273,200	35%	$299,100	35%
Effect of state income taxes	7,800	1%	8,500	1%
Effect of non-deductible items	(1,100)		(800)
Change in valuation allowance	(279,900)	(36)%	(306,800)	(36)%
	-	-	-	-

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

The Company did not record federal or state tax provisions for the years ended December 31, 2014 or 2013, due to the Company’s continued net operating losses. No deferred tax provision (benefit) has been recorded at December 31, 2014 or 2013 due to a full valuation allowance against the deferred tax assets. Realization of the Company’s deferred tax assets depends on generating sufficient taxable income in future years in appropriate tax jurisdictions to obtain benefit from net operating loss carryforwards. Due to the uncertainty of the timing and the amount of such realization, management concluded that a full valuation allowance was required.

Significant components of the deferred tax assets for the years ended December 31, 2014 and December 31, 2013 are as follows:

	2014	2013
Deferred tax asset:
Net operating loss carryforward	$950,400	$710,900
Stock based compensation	201,500	168,500
Exploration costs	137,800	137,700
Total deferred tax asset	1,289,700	1,017,100
Deferred tax liability
Investment basis difference	(242,300)	(249,600)
Net deferred tax asset	1,047,400	767,500
Valuation allowance	(1,047,400)	(767,500)
	-	-

At December 31, 2014, the Company has net operating loss carryforwards for federal income tax purposes of approximately $2,640,000 to offset future taxable income which expire from 2027 to 2034. As of December 31, 2014, state net operating losses were immaterial.

The Company is subject to federal statutory tax rate of 35%; a tax rate of 36% is applied to deferred taxes to include the impact of state income tax rates. The main difference between the statutory rate and the effective tax rate of 0% is the increase in the valuation allowance for deferred taxes.

The Company has concluded that the guidance regarding accounting for uncertainty in income taxes had no significant impact on results of operations or financial position as of December 31, 2014 or 2013.  Therefore, there is no accrual for uncertain tax positions as of December 31, 2014 or 2013.  If interest and penalties were to be assessed, interest would be charged to interest expense, and penalties to other operating expense.  It is not anticipated that unrecognized tax benefits would significantly increase or decrease within 12 months of the reporting date.  Fiscal years 2012 through 2014 remain subject to examination by state and federal tax authorities.

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 10 – RELATED PARTY TRANSACTIONS

In addition to related party transactions disclosed in Notes 3, 4, 5, 6 and 7, the following transactions have occurred:

Consulting Fees

The Company elected a Chairman of the Board on March 8, 2013, which included an incentive package for joining the Board. The incentives are as follows; 116,667 share of common stock for joining of the Board; 66,667 shares of common stock after successful completion of 6 months as a Board member; 50,000 shares of common stock after successful completion of 12 months as a Board member; and 333,334 shares of common stock if the Chairman generates a property that the Board votes to accept and acquire. For the years ended December 31, 2014 and 2013, the Company incurred $52,500 and $192,500, respectively, of expense for the incentive package. On January 7th, 2014 the Company accepted the purchase of a property the Chairman presented (see Note 5). As a result the Chairman was granted 333,334 shares of common stock with a grant date value of $350,000 in January 2014.

The Company entered into a consulting agreement with the Chairman of the Board to provide assistance in corporate affairs effective March 14, 2013. For services rendered, the Company will issue to the consultant 25,000 common shares in the Company each month, payable at the end of each quarter. The term of this agreement is effective for one year and will be automatically renewed for further terms of one year until terminated in accordance with the agreement. For the years ended December 31, 2014 and 2013 the Company incurred $105,000 and $78,750, respectively of consulting fees under this agreement. On January 1, 2015 the Company entered into a new consulting agreement with the Chairman of the Board to provide assistance in corporate affairs. This agreement supersedes and replaces all existing agreements between the Company and consultant. For services rendered, the Company will pay a base monthly fee of $5,000 plus taxes where applicable, provide full participation in any benefit, stock options, or annual bonus programs, as well as reimburse all out of pocket expenses incurred while providing consulting services.

Payable to Related Party

At the years ended December 31, 2014 and 2013, the Company had $69,813 and $64,671, respectively, due to an officer of the Company for consulting services.

At the year ended December 31, 2014, the Company had $193,217 due to 1824455 Alberta Ltd., for the purchase of the frac sand properties.

At the year ended December 31, 2014, the Company had $4,523 due to a director of the Company for travel expenses.

At the year ended December 31, 2013, the Company accrued expenses of $73,319 for the issuance of 150,000 shares of Teras common stock due to a director of the Company in relation to the February 2013 Executive Incentive and Bonus Program. In May 2014 the Company distributed the 150,000 shares of Teras common stock due to the director.

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

Receivable from Related Parties

On November 8, 2013 the Company entered into an agreement to loan Rokmaster Resources Corporation $40,000 in the form of a note. The Company also entered into additional agreements to loan Rokmaster Resources Corporation $125,000 during the first quarter of 2014. The Company’s Chairman of the Board was a Director of Rokmaster at the time of the transaction. The principal amount of the note and any due and unpaid interest thereon shall bear interest from the date of advance to and including the date of payment calculated monthly at the rate of ten percent (10%) annum and payable on the applicable maturity date. The maturity date of the loan is one year from the date of the note or upon the borrower receiving a financing of more than $700,000 US, whichever is sooner or such later date as may be agreed to by the borrower and the Company.

The principal amount of the notes and any due and unpaid interest thereon shall bear interest from the date of advance to and including the date of payment calculated monthly at the rate of ten percent (10%) annum and payable on the applicable maturity date. The maturity date of the loan is one year from the date of the note or upon the borrower receiving a financing of more than $700,000 US, whichever is sooner or such later date as may be agreed to by the borrower and the Company. One of the Company’s directors is currently a director of Rokmaster Resources Corporation.

On April 24, 2014 Rokmaster Resources Corporation has fulfilled its obligations under the terms of all loan agreements by paying, in full, the principal amount due plus all accrued interest to the Company.

At the year ended December 31, 2014 and 2013, the Company had $36,252 due from an officer and director for payroll taxes owed due to the granting of shares of the Company’s common stock and the issuance of shares of Teras Resources, Inc. common stock during the February 2013 and September 2013 performance bonus program.

At the year ended December 31, 2014, the Company had $2,902 due from a shareholder for repayment of shares issued in error.

At the year ended December 31, 2013, the Company had $11,004 due from Cahuilla for consulting services provided during the month of December 2013 by the Company’s employees. The fee was received in January 2014.

At the year ended December 31, 2013, the Company had $1,582 due from a Consultant for the purchase of minerals collected at the Klondike Pass property. The fee was received in February 2014.

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 11 – SUBSEQUENT EVENTS

On January 12, 2015, the Company held a 2015 special meeting of shareholders. The meeting was held for the following purposes:

•	To approve the amendment of the Company’s Articles of Incorporation to change the name of the Company from “Consolidated Goldfields Corporation” to “Brilliant Sands Incorporated”;
•	To approve the amendment of the Company’s Articles of Incorporation to effect a 1-for-3 reverse stock split of the issued and outstanding common stock, par value $0.001 per share (the “Common Stock”); and
•	To transact any other business properly brought before the meeting or any adjournment or postponement of the meeting.

At the meeting, the shareholders approved the name change of the Company to Brilliant Sands Incorporated and the amendment for a 1-for-3 reverse stock split of the issued and outstanding common stock. The name change and the reverse split will become effective on March 15, 2015. The name change/reverse split will took effect at the open of business on, March 16, 2015. The new symbol is “BRSD”.

On May 1, 2015 the Company has abandoned its interest in the Fisher Canyon property.

On May 8, 2015 the Company entered into a Stock-for-Property Exchange Agreement with High Desert Holding Corp., to purchase the Kibby Flats project, located in Esmeralda County, Nevada which consisted of twelve unpatented mining claims in exchange for 400,000 shares of High Desert Holding Corp. common stock.

BRILLIANT SANDS INCORPORATED
(Formerly known as Consolidated Goldfields Corporation)
BALANCE SHEETS

	June 30,	December 31,
	2015	2014
	(unaudited)	(audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,324	$59,677
Investments - available for sale	428,872	1,114,210
Prepaid expenses and deposits	14,978	17,472
Related party receivable	39,154	39,154
Mineral data held for sale (Note 5)	250,000	250,000
Total Current Assets	739,328	1,480,513

MINERAL PROPERTIES AND INTERESTS	1,706,681	1,888,853

OTHER ASSETS
Reclamation bond	13,191	13,191
Total Other Assets	13,191	13,191

TOTAL ASSETS	$2,459,200	$3,382,557

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$190,121	$21,640
Accrued payroll liabilities	146,490	139,910
Accrued interest - related parties	39,673	39,701
Convertible debt, related party	50,000	50,000
Payable to related parties	175,978	267,553
Total Current Liabilities	602,262	518,804

TOTAL LIABILITIES	602,262	518,804

COMMITMENTS AND CONTINGENCIES (Note 4)

STOCKHOLDERS' EQUITY
Preferred stock, $.10 par value, 15,000,000 authorized; no shares issued and outstanding	-	-
Common stock, $0.001 par value, 200,000,000 shares authorized; 29,836,325 and 29,661,064 shares issued and outstanding, respectively	29,836	29,661
Additional paid in capital	6,863,508	6,840,079
Accumulated deficit	(4,436,290)	(2,733,351)
Accumulated other comprehensive loss	(600,116)	(1,272,636)
Total Stockholders' Equity	1,856,938	2,863,753
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,459,200	$3,382,557

See accompanying notes to the financial statements.

BRILLIANT SANDS INCORPORATED
(Formerly known as Consolidated Goldfields Corporation)
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014

OPERATING EXPENSES (INCOME)
Exploration expense	$202,290	$39,452	232,358	$56,716
Payroll and related	97,920	26,986	141,541	81,114
Professional fees and consulting	82,292	40,048	138,375	113,675
General and administrative	61,656	33,127	157,528	121,516
Abandonment of mineral properties and interests	211,827	-	211,827	-
Loss (gain) on mineral properties and interests	-	(2,626,136)	8,757	(2,311,875)
TOTAL OPERATING EXPENSES (INCOME)	655,985	(2,486,523)	890,386	(1,938,854)

INCOME (LOSS) FROM OPERATIONS	(655,985)	2,486,523	(890,386)	1,938,854

OTHER INCOME (EXPENSE)
Miscellaneous other income (expense)	-	993	-	(1,949)
Interest expense	(2,798)	(2,849)	(5,501)	(5,621)
Gain (loss) on investments available for sale	(312,769)	(97,266)	(807,052)	(116,384)
TOTAL OTHER INCOME (EXPENSE)	(315,567)	(99,122)	(812,553)	(123,954)

NET INCOME (LOSS)	$(971,552)	$2,387,401	(1,702,939)	$1,814,900

OTHER COMPREHENSIVE INCOME (LOSS)
Change in unrealized gain (loss) on investments available for sale	(105,354)	(703,930)	(134,532)	(997,584)
Reclassification of realized (gain) loss on investments available for sale	312,769	97,266	807,052	116,384

COMPREHENSIVE INCOME (LOSS)	$(764,137)	$1,780,737	(1,030,419)	$933,700

NET INCOME (LOSS) PER COMMON SHARE, BASIC AND DILUTED	$(0.03)	$0.17	$(0.06)	$0.13

WEIGHTED AVERAGE NUMBER OF COMMON STOCK SHARES OUTSTANDING, BASIC AND DILUTED	29,769,512	13,917,334	29,748,737	14,038,905

See accompanying notes to the financial statements.

BRILLIANT SANDS INCORPORATED
(Formerly known as Consolidated Goldfields Corporation)
STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended
	June 30,	June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	$(1,702,939)	$1,814,900
Adjustments to reconcile net loss to net cash used by operating activities:
(Gain) Loss on investments available for sale	807,052	116,384
(Gain) Loss on mineral property and interests	8,757	(2,311,875)
Abandonment of mineral properties and interests	211,827	-
Stock based compensation	-	105,000
Stock issued for legal expenses	-	31,425
Changes in operating assets and liabilities
Decrease (increase) in:
Prepaid expenses and deposits	2,494	7,311
Related parties receivable	-	12,586
Interest receivable on note receivable	-	592
Increase (decrease) in:
Accounts payable and accrued liabilities	168,485	(29,386)
Accrued payroll liabilities	6,580	(79,278)
Accrued interest - related parties	(28)	(28)
Payable to related parties	(91,575)	15,642
Net cash used by operating activities	(589,347)	(316,727)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of mineral properties and interest	(10,000)	-
Advances under notes receivable - related party	-	(125,000)
Payments received under notes receivable - related party	-	165,000
Proceeds from sale/lease of mining property	-	12,000
Proceeds from sale of investments - available for sale	532,394	295,754
Net cash provided by investing activities	522,394	347,754
CASH FLOWS FROM FINANCING ACTIVITIES:
Common stock issued for cash	13,600	-
Net cash provided by financing activities	13,600	-
Net change in cash and cash equivalents	(53,353)	31,027
Cash and cash equivalents, beginning of year	59,677	83,055
Cash and cash equivalents, end of period	$6,324	$114,082
Noncash investing and financing activities:
Common stock issued for acquisition of mineral data from Prize Mining Co.	$-	$1,350,000
Investment - available for sale exchanged for mineral interest	9,655	17,128
Common stock issued for mineral interest	10,000	-
Investment available for sale exchanged for common stock in	-	-
accordance with exchange agreement	-	815,082

See accompanying notes to the financial statements.

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Brilliant Sands Incorporated (hereinafter “BRSD” or “the Company”) was incorporated as Helena Silver Mines in May 1888 under the laws of the State of Montana.  In July 2006, Helena Silver Mines Inc. completed a share acquisition agreement with Dome Copper, Inc. The acquisition was accounted for as a reverse merger with Helena Silver Mines, Inc. being the accounting acquirer and Dome Copper, Inc. surviving as a wholly owned subsidiary. At the time of the acquisition, the name of the Company was changed to Consolidated Goldfields Corporation. On January 12, 2015 the Company held a Special Meeting of Stockholders to change the name of the Company to Brilliant Sands Incorporated which became effective on March 16, 2015.

The Company is a company engaged in the acquisition, exploration and development of frac sand and mining properties. The Company’s year-end is December 31.

As disclosed in Note 7, the Company’s board of directors and stockholders approved a one-for-three reverse stock split of the Company's common stock effective March 16, 2015.  Following the effective date of the reverse stock split, the par value of the common stock remained at $0.001 per share. Unless otherwise indicated, all references herein to shares outstanding and share issuances have been adjusted to give effect to the aforementioned stock split.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

These unaudited interim financial statements have been prepared by management in accordance with U. S. GAAP and are presented in U.S. dollars. These unaudited interim financial statements do not include all note disclosures required by U.S. GAAP on an annual basis, and therefore should be read in conjunction with the annual audited financial statements included in the Company’s Form S-1 filed with the Securities and Exchange Commission.

Prior to 2014, the Company applied accounting standards applicable to development state companies. In June 2014 the Financial Accounting Standards Board issued Accounting Standard Update No. 2014-10 (“the ASU”). This update changed the requirements for disclosures as it relates to development stage entities. The ASU specifies that the “inception-to-date” information is no longer required to be presented in the financial statements of a development stage entity. The amendments in the ASU are effective for annual reporting periods beginning after December 15, 2014 and interim periods therein, with early application permitted for any financial statements that have not yet been issued. The Company has elected to apply the amendments as of December 31, 2014.

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

(Unaudited)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make complex and subjective estimates and assumptions that affect the reported amounts in the Company’s financial statements and notes thereto for items such as potential impairment of investments available for sale, mineral data held for sale, and long-lived assets; the valuation of stock based compensation; and determination of deferred income taxes. On a regular basis, management evaluates these estimates and assumptions. Actual results may differ materially from these estimates.

The Company believes the estimates used are reasonable and appropriate based on current facts and circumstances. It is possible, however, that other parties applying reasonable judgment to the same facts and circumstances could develop different estimates. Additionally, changes in actual experience or changes in other qualitative factors could cause estimates to fluctuate.

Cash and Cash Equivalents

For the purposes of the statements of cash flows and balance sheets, the Company considers any highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Earnings Per Share

Basic earnings per share is computed by dividing the net loss by the weighted average number of shares outstanding during the year.  The weighted average number of shares is calculated by taking the number of shares outstanding and weighting them by the amount of time they were outstanding.   The following options, warrants and convertible debt equitable shares were excluded from the computation of diluted earnings per share as of June 30, 2015 and June 30, 2014 because they were anti-dilutive:

	June 30,	June 30,
	2015	2014

Options	2,564,032	2,313,698
Warrants	1,554,030	1,554,030
Convertible Debt	33,223	33,223
	4,151,285	3,900,951

Investments in Debt and Equity Securities

At acquisition, the Company classifies debt securities and equity securities into one of the following three categories:

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

(Unaudited)

Held to Maturity – the positive intent and ability to hold to maturity. Amounts are reported at amortized cost, adjusted for amortization of premiums and accretion of discounts.

Trading Securities – bought principally for purpose of selling them in the near term. Amounts are reported at fair value, with unrealized gains and losses included in earnings.

Available for Sale – not classified in one of the above categories. Amounts are reported at fair value, with unrealized gains and losses excluded from earnings and reported separately as a component of stockholders’ equity.

The Company periodically reviews its investments for indications of other than temporary impairment considering many factors, including the extent and duration to which a security's fair value has been less than its cost, overall economic and market conditions, and the financial condition and specific prospects for the issuer. Impairment of investment securities results in a charge to income when a market decline below cost is other than temporary.

The Company held securities classified as available for sale as of June 30, 2015 and December 31, 2014. See “Note 3 – Investments – Available for Sale” for further details.

Fair Value Measurements

The Company discloses the following information for each class of assets and liabilities that are measured at fair value:

1.	the fair value measurement;
2.	the level within the fair value hierarchy in which the fair value measurements in their entirety fall, segregating fair value measurements using quoted prices in active markets for identical assets or liabilities (Level 1), significant other observable inputs (Level 2), and significant unobservable inputs (Level 3);
3.	for fair value measurements using significant unobservable inputs (Level 3), a reconciliation of the beginning and ending balances, separately presenting changes during the period attributable to the following:
a.	total gains or losses for the period (realized and unrealized), segregating those gains or losses included in earnings, and a description of where those gains or losses included in earnings are reported in the statement of operations;
b.	the amount of these gains or losses attributable to the change in unrealized gains or losses relating to those assets or liabilities still held at the reporting period date and a description of where those unrealized gains or losses are reported;
c.	purchases, sales, issuances, and settlements (net); and
d.	transfers into and/or out of Level 3.
4.	the amount of the total gains or losses for the period included in earnings that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date and a description of where those unrealized gains or losses are reported in the statement of operations; and
5.	in annual periods only, the valuation technique(s) used to measure fair value and a discussion of changes in valuation techniques, if any, during the period.

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

(Unaudited)

Mineral Exploration and Development Costs

All exploration expenditures are expensed as incurred. Expenditures to develop new mines, to define further mineralization in existing ore bodies, and to expand the capacity of operating mines, are capitalized and amortized on a unit of production basis over proven and probable reserves.

Mineral Properties and Interests

Significant payments related to the acquisition of mineral properties, mineral rights, and mineral leases are capitalized (see Note 4). Costs to maintain the mineral rights and leases are expensed as incurred. When a property reaches the production stage, the related capitalized costs will be amortized using the units of production method on the basis of periodic estimates of ore reserves.

Should an interest be abandoned, its capitalized costs are charged to operations. When mineral interests are sold, the capitalized costs are eliminated from the accounts and any resulting gain or loss is reflected in operations. If a part of the mineral interest is sold, the amount received is treated as a recovery of capitalized cost. Mineral properties and interests are periodically assessed for impairment of value and any diminution in value.

Accounting for Investments in Joint Ventures

For joint ventures, whether incorporated or unincorporated, in which the Company does not have joint control and significant influence, the cost method is used. Under the cost method, these investments are carried at the lower of cost or fair value. For those joint ventures in which there is joint control between the parties and the Company has significant influence, the equity method is utilized whereby the Company’s share of the ventures’ earnings and losses is included in the statement of operations as earnings in joint ventures and its investments therein are adjusted by a similar amount.

For joint ventures where the Company holds more than 50% of the voting interest and has significant influence, the joint venture will be consolidated with the presentation of noncontrolling interest. In determining whether significant influence exists, the Company considers its participation in policy-making decisions and its representation on the venture’s management committee.

As of June 30, 2015 and December 31, 2014, the Company has no investments in joint ventures.

When applicable, the Company will periodically assess its investments in joint ventures for impairment.  If management determines that a decline in fair value is other than temporary it will write-down the investment and charge the impairment against operations.

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

(Unaudited)

Stock Based Compensation

For issuance of shares of the Company’s common stock for services or other consideration, the shares are valued at the market price of the Company’s common stock or the fair value of the services or consideration received, whichever is more readily determinable.

For issuances of options to purchase shares of the Company’s common stock, stock based compensation is recognized in the financial statements based on the grant date fair value of the award. The fair value is determined by the Binomial Lattice option pricing model. The Company believes that this model provides the best estimate of fair value due to its ability to incorporate inputs that change over time, such as volatility and interest rates, and to allow for the actual exercise behavior of option holders. The compensation cost is recognized over the requisite service period which is equal to the vesting period.

Provision for Taxes

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted rules in effect for the year in which differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A valuation allowance is established to reduce the deferred tax assets when the Company determines it is more likely than not that the related tax benefits will not be realized. The Company periodically reviews the valuation of deferred tax assets in light of expected future operating results.

Asset Retirement Obligations and Remediation Costs

Mineral properties are subject to standards for mine reclamation that have been established by various governmental agencies. Asset retirement obligations are related to the retirement of the mine, if a reasonable estimate of fair value can be determined. These obligations are initially measured at fair value with the resulting cost capitalized at the present value of estimated reclamation costs. An asset and a related liability are recorded for the present value of these costs. The liability is accreted and the asset amortized over the life of the related asset. Adjustments are made for changes resulting from either the timing or amount of the original present value estimate underlying the obligation. If there is an impairment to an asset’s carrying value and a decision is made to permanently close the property, changes to the liability are recognized and charged to the provision for closed operations and environmental matters. The Company had no asset retirement obligations as of June 30, 2015 and December 31, 2014.

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

(Unaudited)

NOTE 3 - INVESTMENTS – AVAILABLE FOR SALE

The following summarizes the equity securities available for sale at June 30, 2015.

	Number of Shares	Basis	Fair Value (Level 1 Inputs)	Unrealized Gain (Loss)
Teras Resources, Inc.	5,914,000	$975,988	$382,872	$(593,116)
Strategic Resources International Inc.	100,000	53,000	46,000	(7,000)
		$1,028,988	$428,872	$(600,116)

Management has determined that the decline in fair value below the carrying basis for Teras Resources, Inc. (“Teras”) is temporary based upon knowledge of Teras’ business plan and the volatility of Teras’ stock price over time.

During the six months ended June 30, 2015, the Company had the following transactions relating to its investment in Teras:

•	Sold 7,698,500 shares for net cash proceeds of $532,394. A loss on investment available for sale of $807,052 was recognized as a result of these transactions.

•	Exchanged 100,000 shares for an interest in the Fisher Canyon mineral claims (see Note 4). The value of the shares on the transaction date was $9,655. A loss on mineral properties of $8,757 was recognized as a result of this transaction.

During the year ending December 31, 2014, the Company had the following transactions relating to its investment in Teras:

•	Received 15,300,000 shares of Teras Resources, Inc. (“Teras”) common stock in accordance with the Cahuilla Earn in Agreement (see Note 4). A gain on mineral properties and interests of $2,626,076 was recognized on this transaction.

•	Sold 4,890,556 shares for net cash proceeds of $650,124. A loss on investment available for sale of $1,134,136 was recognized as a result of these transactions.

•	Distributed 150,000 shares to a director in consideration of a performance bonus granted in 2013. The amount was accrued as a payable to related parties at December 31, 2013. The value of the shares on the transaction date was $73,319. A gain on investment available for sale of $929 was recognized during 2014 as a result of this transaction.

•	Exchanged 50,000 shares for an interest in the Fisher Canyon mineral claims (see Note 4). The value of the shares on the transaction date was $17,128. A gain on mineral properties of $7,793 was recognized as a result of this transaction.

•	Exchanged with two shareholders a total of 2,425,000 shares of Teras stock for 1,591,809 shares of the Company’s common stock. The carrying basis of the Teras shares on the transaction date was $996,618. A loss of $334,055 was recognized as a result of this transaction. The transaction is further explained in Note 8.

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

(Unaudited)

NOTE 4 – MINERAL PROPERTIES AND INTERESTS

Details of mineral interest capitalized as of June 30, 2015 and December 31, 2014 are as follows:

	McLelland	Alberta	Washow
Frac Sand Properties	Property	Property	Property	Total
Balance - December 31, 2013	$-	-	-	$-
Cash	17,959	17,186	7,819	42,964
Accrued acquisition costs	80,765	77,287	35,165	193,217
Common stock issued	589,679	563,999	256,322	1,410,000
Balance - December 31, 2014	$688,403	658,472	299,306	$1,646,181
Cash	-	-	-	-
Accrued acquisition costs	-	-	-	-
Common stock issued	-	-	-	-
Balance - June 30, 2015	$688,403	658,472	299,306	$1,646,181

Mineral Properties	Pyramid Mine	Fisher Canyon	Rose Gulch	Klondike Pass	King Solomon	Total
Balance - December 31, 2013	$44,000	165,044	25,000	5,000	-	$239,044
Cash	-	-	-	6,000	5,000	11,000
Shares in Investment-available for sale	-	17,128	-	-	-	17,128
Common stock issued	-	-	-	-	500	500
Abandonment	-	-	(25,000)	-	-	(25,000)
Balance - December 31, 2014	$44,000	182,172	-	11,000	5,500	$242,672
Cash	-	10,000	-	-	-	10,000
Shares in Investment-available for sale	-	9,655	-	-	-	9,655
Common stock issued	-	10,000	-	-	-	10,000
Abandonment	-	(211,827)	-	-	-	(211,827)
Balance - June 30, 2015	$44,000	-	-	11,000	5,500	$60,500

Frac Sand Properties

On December 17, 2014 the Company entered into an Agreement of Purchase and Sale with 1824455 Alberta Ltd. to purchase a 100% right, title and interest in three properties located in the Canadian Provinces of Manitoba and Alberta. The McClelland project consists of 66,000 acres and the Alberta project consists of 87,000 acres, both of which are situated in Alberta. The Washow project consists of 1,000 acres and is situated in Manitoba. The settlement of purchase price is outlined below:

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

(Unaudited)

•	At closing, 7,833,334 shares of Company’s common stock were issued to 1824455 Alberta Ltd.
•	On signing of the agreement $50,000 CAD ($42,964 USD, paid December 2014)
•	$50,000 CAD ($42,937 USD, this amount was accrued at December 2014 and paid April 2015) to be paid within forty-five days of closing
•	$175,000 CAD ($150,280 USD, this amount was accrued at December 2014) to be paid upon completion of financing

At closing, an additional 7,833,334 shares of Company’s common stock were issued to 1824455 Alberta Ltd to be held in escrow until applicable terms and conditions are met as outlined below. Management of the Company has determined that it is probable that these milestones will be met in 2015.

•	2,350,000 of the escrowed shares will be released upon the completion of a NI 43-101 resource report that identifies a resource deposit which is sufficient to move forward with a project. The Company has engaged Morton Jagodich to begin the NI 43-101 and anticipates completion of the reports by the end of 2015. As of September 16, 2015, the shares have not been released from escrow.
•	2,350,000 of the escrowed shares will be release upon the completion of a Preliminary Economic Assessment which demonstrates a financial return which is sufficient to move forward with a project. The Company has engaged Morton Jagodich to the Preliminary Economic Assessment process and anticipated completion during the first quarter of 2016. As of September 16, 2015, the shares have not been released from escrow.
•	3,133,334 of the escrowed shares will be released upon the award of all necessary permits that will allow for the mining of product. As of September 16, 2015, the shares have not been released from escrow.

The fair value of the total 15,666,668 shares of common stock issued was $1,410,000 on the date of the agreement based upon the trading price of the Company’s stock.

Feisal Somji, a director of the Company, is a consultant to 1824455 Alberta Ltd.

In addition, the Company entered into a Production Royalty Agreement on the Canadian properties. The Company will pay a two (2%) percent production royalty of actual proceeds from the sale or other disposition of the product commencing on the date on which commercial production is achieved. The Company has agreed to an advance minimum royalty (“AMR”) to begin on the one year anniversary of the closing date and continuing yearly up to the date of commercial production in the amount of $225,000 CAD annually. The annual AMR will be paid on a quarterly basis in four equal installments. AMR’s paid prior to commercial production for each property will be credited against future production royalties on each property on a dollar for dollar basis up to the maximum rate per quarter. The AMR’s paid shall be non-refundable.

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

(Unaudited)

Total exploration expenses for the six months ended June 30, 2015 were $222,604.

King Solomon

On November 4, 2014 and December 3, 2014, the Company entered into an Exploration and Mining Lease with Option to Purchase Agreement on the King Solomon project with Mountain Gold Claims LLC Series 9, which is owned by a former director and officer of the Company and a private individual, respectively. The property consists of two adjoining claim blocks for a total of 66 unpatented mining claims situated in Nye County Nevada. Lease payments are payable to each party as outlined below:

•	On signing of the agreement, 8,334 shares of the Company’s common stock were issued to the private individual. The fair value of these shares was $500 based upon the trading price of the Company’s stock on the date of the agreement.
•	On signing of the agreements, a total of $5,000 (paid November and December 2014, respectively).
•	On or prior to each anniversary date, to each party:
o	1st: $10,000
o	2nd: $20,000
o	3rd: $40,000
o	4th: $60,000
o	5th: $80,000
o	6th – 10th: $100,000
o	11th – 15th: $150,000
o	16th and thereafter: $200,000

The lease also requires minimum work commitments on or prior to each anniversary date as follows:

o	1st: $10,000
o	2nd: $20,000
o	3rd: $100,000
o	4th and thereafter: $100,000

All work expenditures made by the Company during any lease year in excess of the work commitment expenditures required for such lease year will be credited against work commitment requirements for any subsequent lease year. For any work commitment not fulfilled within the time frame, then the difference between the actual expenditures and the required work commitments expenditure will be paid to owners in cash as the fulfillment of the obligation.

Total exploration expenses for the six months ended June 30, 2015 were $460.

Klondike Pass

On September 19, 2013, the Company entered into Exploration and Option to Purchase Agreement on the Klondike Pass project with a private individual. The property consists of 160 acres of private land located in Pershing County, Nevada. Lease payments for the property are outlined below:

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

(Unaudited)

•	On signing of the agreement $5,000 (paid September 2013)
•	On or prior to each anniversary date:

o	1st: $6,000 (paid September 2014)
o	2nd: $7,000
o	3rd: $8,000
o	4th: $10,000
o	5th and thereafter: $15,000

The lease also requires minimum work commitments on or prior to each anniversary date as follows:

o	1st: $10,000 ($61,391 spent as of September 30, 2014)
o	2nd: $80,000 ($50 spent as of December 31, 2014)
o	3rd: $50,000
o	4th: and thereafter $50,000

All work expenditures made by the Company during any lease year in excess of the work commitment expenditures required for such lease year will be credited against work commitment requirements for any subsequent lease year.

Total exploration expenses for the Klondike Pass project for the six months ended June 30, 2015 and 2014 were $0 and $2,540, respectively.

Fisher Canyon

On January 26, 2011, the Company entered into an Exploration and Mining Lease Agreement and Option to Purchase Royalty Agreement for the Fisher Canyon Project with Mountain Gold Claims Series 7 (“Mountain Gold”), which is owned by a former officer and director of the Company and a current director and former officer of the Company, who each hold a 50% interest in the property. The property consists of 87 unpatented mining claims situated in Pershing County Nevada. The Company previously held 123 unpatented mining claims and after further review the Company has decided to drop the additional 36 claims which were staked in February 2012. Lease payments for the property are outlined below:

On signing of the agreement: 100,000 shares of Teras common stock owned by the Company (“Teras Shares”) which had a fair value of $50,225 on the date of the agreement.

•	On or prior to each anniversary date:

o	1st: $5,000 and 100,000 Teras Shares (paid February 2012). The Company also paid a penalty of 5,000 Teras Shares. Fair value of the Teras Shares was $30,262

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

(Unaudited)

o	2nd: $10,000 and 100,000 Teras Shares (paid January 2013). Fair value of the Teras Shares was $49,953
o	3rd: 50,000 Teras Shares (paid January 2014) Fair value of the Teras Shares was $17,128
o	4th: $20,000 and 100,000 Teras Shares (paid January 2015) Fair value of the Teras Shares was $9,655
o	5th and thereafter: $25,000 and 100,000 Teras Shares

•	Pay various state and federal claim-related fees

The lease agreement also requires minimum work commitments on or prior to each anniversary date as follows:

o	1st: $10,000 ($7,213 spent)
o	2nd: $25,000 ($185,970 spent, excludes annual claim fees)
o	3rd: $50,000 ($23,056 spent, excludes annual claim fees)
o	4th: $75,000 ($6,411 spent, excludes annual claim fees)
o	5th and thereafter: $100,000 ($1,723 spent)

For any work commitment not fulfilled within the time frame, the Company will owe a cash payment to the property owners equal to 75% of the unmet work commitment.

All work expenditures made by the Company during any lease year in excess of the work commitment expenditures required for such lease year will be credited against work commitment requirements for any subsequent lease year.

Total exploration expenses for the Fisher Canyon project for the six months ended June 30, 2015 and 2014 were $2,223 and $3,000, respectively.

On February 26, 2014, the Company renegotiated his lease. Key terms are as follows:

•	The cash payment of $15,000 previously required was removed and will not apply at any time.
•	The stock distribution of 100,000 common shares of Teras Resources will be reduced to 50,000.
•	The Company will quitclaimed unpatented lode claims that represent the Golden Mile property consisting of 13 unpatented mining claims to the owner who was a former officer and director of the Company. All costs for transfer and maintenance will be the responsibility of this individual. No gain/loss was recognized as a result of this transaction.

On May 1, 2015 the Company has abandoned its interest in the Fisher Canyon property. The Company recognized a loss on abandonment of $211,827 during the six month period ended June 30, 2015.

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

(Unaudited)

Pyramid Mine

The Pyramid Mine project consists of five unpatented claims encompassing 100 acres located in Churchill County, Nevada which are 100% owned by the Company. No proven or probable reserves have been identified on the property.

Total exploration expenses for the Pyramid Mine project for the six months ended June 30, 2015 and 2014 were $88 and $50, respectively.

Koegel Hills

The Koegel Hills project consists of 71 unpatented claims encompassing 1,420 acres located in Mineral County, Nevada which are 100% owned by the Company. The project is an extensive copper-gold bearing porphyry system manifested by intense surface alteration that extends for more than six square miles.

Total exploration expenses for the Koegel Hills project for the six months ended June 30, 2015 and 2014 were $0 and $710, respectively.

Rose Gulch

On August 27, 2012, the Company entered into an Exploration and Mining Lease and Option to Purchase Agreement on the Rose Gulch Property with a private individual. The property consists of 460 acres of private land located in Pershing County, Nevada.

As of September 10, 2014, the Company has abandoned its interest in the Rose Gulch property. A loss of $25,000 was recorded as a loss on mineral properties and interest during the year ended December 31, 2014.

Four Mile Basin

The Four Mile Basin property is located in Nye County, Nevada. The Company owns a 100% interest in two unpatented claims that are surrounded by another mining company that controls an extensive land position throughout the district.

On February 26, 2013 the Company, as Lessor, entered into an Exploration and Option to Purchase Agreement with Wolfpack Gold (Nevada) Corporation for the two unpatented Four Mile Basin claims. The term of the Agreement was for a period of twenty years. The Four Mile Basin Agreement may be cancelable at the option of either the Company or the lessee at any time by giving thirty days advanced notice. Cash payments received under the agreement were $12,000 and $10,000 during the years ended December 31, 2014 and 2013, respectively.

During February 2015, the Company received notice that the lease holder was abandoning the Four Mile Basin project.

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

(Unaudited)

Kibby Flats Project

On May 8, 2015 the Company entered into a Stock-for-Property Exchange Agreement with High Desert Holding Corp., to purchase the Kibby Flats project, located in Esmeralda County, Nevada which consisted of twelve unpatented mining claims in exchange for 400,000 shares of High Desert Holding Corp. common stock, these shares are not currently trading on the open market. As a result, management determined the shares had no value. The mining claims had no carrying value at the time of the transaction.

Cahuilla Gold Project

On February 10, 2010 Consolidated entered into an Earn-In Agreement with Teras Resources, Inc. (“Teras”) whereby Teras could earn 65% undivided interest in the Cahuilla property. The agreement was subsequently amended in 2011 to allow Teras to earn 100% interest in the property. Pursuant to the terms of the Earn-in Agreement, the Company received cash from Teras for the exclusive use of exploration, development and maintenance expenditures on the property and shares of Teras’ common stock as follows:

•	$800,000 and 4,000,000 Teras common shares (received in 2010)
•	$1,000,000 and 5,000,000 Teras common shares (received in 2011)
•	5,300,000 Teras common shares (received in 2014)
•	10,000,000 Teras common shares (received in 2014)

As of December 31, 2014 and 2013, the Company had transferred all of its interest over to Teras in accordance with the agreement. Because the Company did not have majority control nor significant influence over the venture, it accounted for the Earn-In Agreement using the cost method.

Other

The Company controls additional mining properties in Nevada. None of these properties have ongoing mineral lease payment commitments nor do the properties have identified proven or probable reserves.

NOTE 5 – MINERAL DATA HELD FOR SALE - MUSKOX DATA

The Company has acquired the Muskox Data Inventory from Prize Mining Corporation (“Prize”). The Company’s director, Mr. Somji, is currently President, CEO a director and 3% shareholder of Prize Mining Corporation. The Data consists of years’ worth of work on the Muskox Intrusion in Nunavut, Canada. The Muskox Intrusion was first worked on in the 1960’s and 1970’s by the Geological Survey of Canada and by Inco Mining. Prize began working on the project in 1998 and has spent over $16 million on the project through 2004. In addition, Prize accumulated data from its joint venture partners Anglo American and Silvermet Mining in the 2000’s. The Company is actively attempting to sell the data to interested parties. The Company does not own the mineral rights associated with the data.

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

(Unaudited)

The purchase price for the Data from Prize was $1 million paid by the issuance of 3,703,334 shares of the Company’s common stock. The fair value of shares of common stock issued was based on the trading price of the Company’s shares on the date of the agreement. In addition, as provided by Mr. Somji’s incentive package, the Chairman was granted 333,334 shares of common stock with a value of $350,000 in January 2014 for generating a project that the Board voted to accept and acquire. The fair value of the shares of common stock issued to the chairman was based on the grant date fair value on the date of the incentive package. The total cost of acquiring the Data was $1,350,000.

Management determined that as of December 31, 2014, the estimated fair value of the Data had decreased. The Company determined the estimated fair value of $250,000 after considering a report from a third party who performed an evaluation of the Muskox Data in early 2015. An impairment loss of $1,100,000 was recognized for the year ending December 31, 2014 bringing the investment balance to its fair value of $250,000. The fair value was based on Level 3 input variables under the fair value measurement accounting principles.

NOTE 6 – RELATED PARTY CONVERTIBLE NOTES

As of June 30, 2015 and December 31, 2014, the Company has two convertible notes payable to Thomas Mancuso, former president and current director, totaling $50,000. The notes bear interest of 20% and mature on July 21, 2016 and August 4, 2016.

The notes are convertible at the note holder’s option into shares of the Company’s common stock. The number of shares that the note can be converted into will be determined as follows:

Prior to the Maturity Date – The balance of the unpaid principal plus all accrued interest divided by 90% of the offering price of the Company’s most recent equity offering or $0.15 if there have been no recent equity offerings. The conversion rate was $0.90 at December 31, 2014 and 2013.

At the Maturity Date – The balance of the unpaid principal plus all accrued interest divided by $0.15.

The fair value of the related conversion option as of June 30, 2015 and December 31, 2014, was nil due to the relatively short term to maturity date and the effective ‘prior to maturity date’ conversion rate approximating the fair value of the Company’s common share at each year end.

Accrued interest

Accrued interest related to the outstanding notes was $39,673 and $39,673 as of June 30, 2015 and June 30, 2014, respectively. Interest expense related to the outstanding notes was $5,028 and $5,028 as of June 30, 2015 and June 30, 2014, respectively.

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

(Unaudited)

NOTE 7 – STOCKHOLDERS EQUITY

Preferred Stock

The Company has 15,000,000 authorized and unissued shares of preferred stock with a par value of $0.10 per share, with rights and preferences to be determined by the Company’s board of directors.

Common Stock

During the year ended December 31, 2014, the board of directors and shareholders approved an increase in the number of authorized shares of common stock from 100,000,000 shares with a par value of $0.001 per share, to 200,000,000 shares of common stock with a par value of $0.001 per share. Each holder of common stock is entitled to one vote for each share of common stock held on all matters which holders of common stock are entitled to vote.

On January 12, 2015, our board of directors and stockholders approved a one-for-three reverse stock split of the Company’s common stock. After the reverse stock split, effective March 16, 2015, each holder of record held one share of common stock for every 3 shares held immediately prior to the effective date. As a result of the reverse stock split, the number of shares underlying outstanding stock options and warrants and the related exercise prices were adjusted to reflect the change in the share price and outstanding shares on the date of the reverse stock split.

Following the effective date of the reverse stock split, the par value of the common stock remained at $0.001 per share. As a result, the Company has reduced the common stock in these financial statements on a retroactive basis for all periods presented with a corresponding increase to additional paid-in-capital.

During the six months ended June 30, 2015, the Company issued the following shares of its common stock:

•	95,238 shares valued at $.105 per share (total of $10,000) to a director in lieu of a cash payment in connection with the Fisher Canyon agreement – see Note 4.
•	23 shares valued at $.10 per share (total of $3) to brokers due to rounding of shares during the 1-for-3 split.
•	80,000 shares valued at $.17 per share (total of $13,600) in connection with a private placement.

During the year ended December 31, 2014, the Company issued the following shares of its common stock:

•	200,000 shares valued at $.93 per share (total of $185,999) to a former director in accordance with the 2013 performance bonus program. This amount was accrued at December 31, 2013.
•	69,834 shares valued at $.45 per share (total of $31,425) for legal services rendered.
•	50,000 shares valued at $1.05 per share (total of $52,501) to Mr. Somji as an incentive for joining the Company’s Board of Directors as Chairman.

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

(Unaudited)

•	100,000 shares valued at $1.05 per share (total of $105,000) to a director in accordance with the terms of the consulting services agreement.
•	3,703,334 shares valued at $.27 per share (total of $1,000,000) in connection with the purchase of the Muskox Data – see Note 5.
•	333,334 shares valued at $1.05 per share (total of $350,000) to a director in accordance with the purchase of the Muskox Data – see Note 5.
•	7,833,334 shares valued at $.09 per share (total of $705,000) issued to 1824455 Alberta Ltd in connection with acquisition of frac sand properties– see Note 4.
•	7,833,334 shares valued at $.09 per share (total of $705,000) issued to 1824455 Alberta Ltd in connection with acquisition of frac sand properties to be held in escrow until certain milestones are met – see Note 4.
•	8,334 shares valued at $.06 per share (total of $500) in connection with the King Solomon Exploration and Mining Lease with Option to Purchase Agreement – see Note 4.
•	1,591,809 shares were cancelled in accordance with an agreement entered into with two shareholders – see Note 8.

Warrants

The Company has issued warrants that enable the holder to purchase a stated number of shares of common stock at a certain price within a certain time period.

As of June 30, 2015 and December 31, 2014, the Company has 1,554,030 warrants outstanding with an average exercise price of $0.75 that expire December 2015. There were no issuances, exercises, or expirations during the six months ended June 30, 2015 and the year ended December 31, 2014.

Stock options

The Company approved an Amended 2013 Stock Option and Stock Bonus Plan at its Annual Meeting on March 31, 2014. Stock options are issued for compensation and services as determined by the board of directors. Following is a summary of stock option activity for the six months ended June 30, 2015 and at December 31, 2014:

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

(Unaudited)

	Number of Shares	Weighted Average Exercise Price
Outstanding at December 31, 2013	2,313,698	$0.49
Granted	466,670	0.09
Exercised	-	-
Expired	-	-
Outstanding at December 31, 2014	2,780,368	$0.43
Granted	-	-
Exercised	-	-
Expired	(216,336)	0.45
Outstanding and exercisable June 30, 2015	2,564,032	$0.41

The weighted average contractual term of the options granted during the six months ended June 30, 2015 and at December 31, 2014 was 4.59 years and 4.69 years, respectively. As of the six months ended June 30, 2015, all of the options were fully vested. At June 30, 2015, the stock options had an intrinsic value of $14,000 based upon the market price of the Company’s stock on that date.

Expenses related to the granting and vesting of stock options were $0 and $0 for the six months ended June 30, 2015 and 2014, respectively.

The expected volatility is based on the historical volatility of comparable companies for a period approximating the expected life, due to the limited trading history of the Company’s common stock. The risk-free interest rate is based on the implied yield available on U.S. Treasury zero-coupon issues over equivalent lives of the options.

The expected life of employee stock options represents the weighted-average period the stock options are expected to remain outstanding and is a derived output of the Binomial Lattice model. The expected life of employee stock options is impacted by all of the underlying assumptions and calibration of the Company’s model. The Binomial Lattice model estimates the probability of exercise as a function of these two variables based on the entire history of exercises and cancellations on all past option grants made by the Company.

NOTE 8 – AGREEMENT TO EXCHANGE SHARES

In early 2014, the Company entered into agreements with two shareholders of the Company to acquire 1,591,809 shares of Company’s common stock held by the shareholders in exchange for 2,425,000 common shares of Teras that were owned by the Company. The agreements contained provisions relating to the voting of any remaining shares of the Company’s common stock owned or controlled by the shareholders in accordance with the recommendations of the Company’s board of directors at the Annual Meeting and releases related to disagreements between the Company and the shareholders over the strategic direction and management of the Company.

The Company retired the shares of common stock that were acquired under these agreements. The fair value of these shares on the date of the agreements was $662,563 which was deducted from common stock and additional paid in capital during 2014. The cost basis of the Teras shares exchanged in connection with the agreements was $996,618. The difference of $334,055 was recognized in the statement of operations as a loss for the year ended December 31, 2014.

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

(Unaudited)

NOTE 9 – RELATED PARTY TRANSACTIONS

In addition to related party transactions disclosed in Notes 3, 4, 5, 6 and 7, the following transactions have occurred:

Consulting Fees

The Company elected a Chairman of the Board on March 8, 2013, which included an incentive package for joining the Board. The incentives are as follows; 116,667 share of common stock for joining of the Board; 66,667 shares of common stock after successful completion of 6 months as a Board member; 50,000 shares of common stock after successful completion of 12 months as a Board member; and 333,334 shares of common stock if the Chairman generates a property that the Board votes to accept and acquire. For the six months ended June 30, 2015 and 2014, the Company incurred $0 and $52,500, respectively, of expense for the incentive package. On January 7th, 2014 the Company accepted the purchase of a property the Chairman presented (see Note 5). As a result the Chairman was granted 333,334 shares of common stock with a grant date value of $350,000 in January 2014.

The Company entered into a consulting agreement with the Chairman of the Board to provide assistance in corporate affairs effective March 14, 2013. For services rendered, the Company will issue to the consultant 25,000 common shares in the Company each month, payable at the end of each quarter. The term of this agreement is effective for one year and will be automatically renewed for further terms of one year until terminated in accordance with the agreement. For the six months ended June 30, 2015 and 2014 the Company incurred $0 and $52,500, respectively of consulting fees under this agreement. On January 1, 2015 the Company entered into a new consulting agreement with the Chairman of the Board to provide assistance in corporate affairs. This agreement supersedes and replaces all existing agreements between the Company and consultant. For services rendered, the Company will pay a base monthly fee of $5,000 plus taxes where applicable, provide full participation in any benefit, stock options, or annual bonus programs, as well as reimburse all out of pocket expenses incurred while providing consulting services. Expenses for the six months ended June 30, 2015 were $9,663.

Payable to Related Party

As of June 30, 2015 and December 31, 2014, the Company had $24,813 and $69,813, respectively, due to an officer of the Company for consulting services.

As of June 30, 2015 and December 31, 2014, the Company had $151,165 and $193,217, respectively, due to 1824455 Alberta Ltd., for the purchase of the frac sand properties.

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

(Unaudited)

Receivable from Related Parties

On November 8, 2013 the Company entered into an agreement to loan Rokmaster Resources Corporation $40,000 in the form of a note. The Company also entered into additional agreements to loan Rokmaster Resources Corporation $125,000 during the first quarter of 2014. The Company’s Chairman of the Board was a Director of Rokmaster at the time of the transaction. The principal amount of the note and any due and unpaid interest thereon shall bear interest from the date of advance to and including the date of payment calculated monthly at the rate of ten percent (10%) annum and payable on the applicable maturity date. The maturity date of the loan is one year from the date of the note or upon the borrower receiving a financing of more than $700,000 US, whichever is sooner or such later date as may be agreed to by the borrower and the Company.

The principal amount of the notes and any due and unpaid interest thereon shall bear interest from the date of advance to and including the date of payment calculated monthly at the rate of ten percent (10%) annum and payable on the applicable maturity date. The maturity date of the loan is one year from the date of the note or upon the borrower receiving a financing of more than $700,000 US, whichever is sooner or such later date as may be agreed to by the borrower and the Company. One of the Company’s directors is currently a director of Rokmaster Resources Corporation.

On April 24, 2014 Rokmaster Resources Corporation has fulfilled its obligations under the terms of all loan agreements by paying, in full, the principal amount due plus all accrued interest to the Company.

As of June 30, 2015 and December 31, 2014, the Company had $36,252 due from an officer and director for payroll taxes owed due to the granting of shares of the Company’s common stock and the issuance of shares of Teras Resources, Inc. common stock during the February 2013 and September 2013 performance bonus program.

As of June 30, 2015 and December 31, 2014, the Company had $2,902 due from a former shareholder for repayment of shares issued in error.

NOTE 10 – SUBSEQUENT EVENTS

In June 2015, the Company signed a Letter of Intent to enter into an agreement with Multiple Metals Resources Ltd., to earn-in an equity position and option to purchase the Gold Star Property. The general terms for this earn-in and option to purchase will be incorporated into a formal earn-in and option to purchase agreement as outlined below:

•	Upon signing: $5,000 cash payment for a 20% ownership
•	1st anniversary: $15,000 cash payment for a 40% ownership
•	2nd anniversary: $20,000 cash payment for a 60% ownership
•	3rd anniversary: $25,000 cash payment for a 80% ownership

The agreement also requires minimum work commitments of $5,000 to be completed on the property per year during the earn-in.

BRILLIANT SANDS INCORPORATED

(Formerly known as Consolidated Goldfields Corporation)

NOTES TO THE FINANCIAL STATEMENTS

(Unaudited)

In August 2015, the Company entered into a Consulting Agreement with Street Smart to provide investor relations consulting services. The consultant shall be granted an option to purchase 600,000 shares of the Company’s common stock. The options shall be exercisable immediately and for a term of five years and shall have a strike price of $0.17 per share. Expenses related to the granting and vesting of these options were $28,017. The Company agrees to pay the Consultant a monthly fee of $1,000, paid six months in advance.

In August 2015, the Company amended a contract with Investor Relations Partners “IRP”, with new terms as follows:

•	IRP will waive the September 2015 $3,500 payment
•	BRSD will issue 500,000 shares of common stock valued at $0.17 (total of $85,000) (shares are subject to a six month hold)
•	BRSD will pay IRP 5% on any capital raised for the Company by IRP

16,903,645 Shares of Common Stock

BRILLIANT SANDS INCORPORATED

Prospectus

Until             , 2015, all dealers that buy, sell or trade the common stock may be required to deliver a prospectus, regardless of whether they are participating in this offering. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table presents the costs and expenses in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions, payable by us in connection with the sale of securities being registered. Except as otherwise noted, we will pay all of these amounts. All amounts are estimates except the Securities and Exchange Commission registration fee.

SEC registration fee	$236
Accounting fees and expenses	$28,000
Legal fees and expenses	$20,000
Miscellaneous fees and expenses	$25,000
Total	$73,236

Item 14. Indemnification of Directors and Officers

Sections 35-1-451 through 35-1-459 of the Montana Business Corporation Act, or “MBCA,” provide that a corporation may indemnify its directors and officers. In general, the MBCA provides that a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as a director or officer, unless limited by the articles of incorporation.

Pursuant to the MBCA, a corporation may indemnify a director or officer, if it is determined that the individual engaged in good faith conduct; the individual reasonably believed, in the case of conduct in an official capacity with the corporation, that the individual's conduct was in the corporation's best interests, and in all other cases, that the individual's conduct was at least not opposed to the corporation's best interests; and in the case of any criminal proceeding, the individual did not have reasonable cause to believe the conduct was unlawful. A corporation may not indemnify a director or officer under the MBCA in connection with a proceeding by or in the right of the corporation in which the individual was adjudged liable to the corporation; or in connection with any other proceeding charging improper personal benefit to the individual, whether or not involving action in the individual's official capacity, in which the individual was adjudged liable on the basis that personal benefit was improperly received by the individual. The MBCA also permits a director or officer of a corporation, who is a party to a proceeding, to apply to the courts for indemnification or advancement of expenses, unless the articles of incorporation provide otherwise, and the court may order indemnification or advancement of expenses under certain circumstances.

Our articles of incorporation provide for the indemnification to the fullest extent permitted by applicable law against all liability and expense (including attorneys’ fees) incurred by reason of the fact the person is or was our director or officer or, while serving at our request as a director, officer partner, trustee, employee, fiduciary or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. We have also obtained officers’ and directors’ liability insurance which insures against liabilities that officers and directors may, in such capacities, incur.

Item 15. Recent Sales of Unregistered Securities

Since January 1, 2012, we have issued the following securities that were not registered under the Securities Act of 1933:

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1.	Common Stock

In January and February 2012, we issued an aggregate of 66,668 shares of our common stock, valued at approximately $42,000, to Thomas K. Mancuso, a director and executive officer of ours, in connection with the extension of convertible notes.

In January and February 2012, we issued an aggregate of 56,668 shares of our common stock, valued at approximately $33,000, to Thomas Callicrate in connection with the extension of convertible notes.

In April 2012, we issued 116,670 shares of our common stock upon exercise of outstanding warrants for aggregate proceeds to us of $87,500.

In July and August 2012, we issued an aggregate of 66,668 shares of our common stock, valued at approximately $64,000, to Thomas K. Mancuso in connection with the extension of convertible notes.

In January 2013, we issued 37,779 shares of our common stock, valued at $35,667, to Mr. Callicrate in connection with a release and settlement agreement.

In March and September 2013, we issued 116,667 and 66,667 shares of our common stock, respectively, valued at $122,500 and $70,000, respectively, to Feisal Somji, our Chairman of the Board, pursuant to our incentive package for joining our board of directors.

During June to December 2013, we issued 75,000 shares of our common stock, valued at $78,750, to Somji Consulting in connection with our consulting agreement.

In each of September and December 2013, we issued 50,000 shares of our common stock, valued at $52,500 and $40,500 respectively, to Marc J. Andrews, our director President and Chief Executive Officer, pursuant to our 2013 performance bonus program.

In January 2014, we issued 200,000 shares of our common stock, valued at $186,599, to Peter Leger, a former officer, pursuant to our 2013 performance bonus program.

In January 2014, we issued 333,334 shares of our common stock, valued at $350,000, to Mr. Somji for introducing the Muskox transaction to us pursuant to our incentive package for joining our board of directors.

In January 2014, we issued 3,703,334 shares of our common stock, valued at $1 million, to Prize Mining in connection with our acquisition of the Muskox Data Inventory from Prize Mining.

In January 2014, we issued 69,834 shares of our common stock to Douglas M. Berman in consideration of legal services valued at $31,425.

In March 2014, we issued 50,000 shares of our common stock to Mr. Somji pursuant to his incentive package for joining our board of directors valued at $52,501.

During March to September 2014, we issued 75,000 shares of our common stock, in each case valued at $78,750, to Somji Consulting in connection with our consulting agreement.

In December 2014, we issued 25,000 shares of our common stock to Somji Consulting in connection with our consulting agreement with Somji Consulting valued at $26,250.

In December 2014, we issued 8,334 shares of our common stock, valued at approximately $500, to King Solomon Gold LLC (“KSG”) pursuant to our Exploration and Mining Lease with Option to Purchase Agreement with KSG.

In December 2014, we issued 15,666,668 shares of our common stock, valued at $1.41 million, to 1824455 Alberta Ltd. (“182”) pursuant to our Agreement of Purchase and Sale with 182.

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In January 2015, we issued 95,238 shares of our common stock, valued at $10,000, to Mr. Mancuso in consideration of payments due under an Exploration and Mining Lease and Option to Purchase Royalty Agreement.

In June 2015, we issued 80,000 shares of our common stock for aggregate proceeds of $13,600 to two accredited investors.

In August 2015, we issued 500,000 shares of our common stock, valued at $85,000 to Investor Relation Partners in relation to an amended contract.

2.	Option Grants

In May 2012, we granted to certain directors, executive officers, employees and consultants options to purchase 280,008 shares of our common stock at an exercise price of $1.05 per share.

In November 2012, we granted to Mr. Andrews options to purchase 83,334 shares of our common stock at an exercise price of $0.66 per share.

In February 2013, we granted to certain directors, executive officers, employees and consultants options to purchase 166,672 shares of our common stock at an exercise price of $1.05 per share.

In September 2013, we granted to Mr. Somji options to purchase 16,668 shares of our common stock at an exercise price of $0.45 per share.

In December 2014, we granted to certain directors, executive officers, employees and consultants options to purchase 466,670 shares of our common stock at an exercise price of $0.09 per share.

In August 2015, we granted to Street Smart options to purchase 600,000 shares of our common stock at an exercise price of $0.17 per share.

Except as otherwise described above, none of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and the registrant believes the transactions were exempt from the registration requirements of the Securities Act of 1933 in reliance on Section 4(2) thereof, and the rules and regulations promulgated thereunder, or Rule 701 thereunder, as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under such Rule 701. The recipients of securities in such transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates and instruments issued in such transactions.

Item 16. Exhibits and Financial Statement Schedules

(a)         Exhibits. The exhibits are incorporated by reference to the Exhibit Index attached hereto and a part hereof by reference.

(b)        Financial Statements. See page F-1 for an index of the financial statements and financial statement schedules included in the Registration Statement.

Item 17. Undertakings

(a)         The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                 To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

II-3

(ii)                To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)                That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on September 30, 2015.

BRILLIANT SANDS INCORPORATED

/s/ Marc J. Andrews
Marc J. Andrews
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Marc J. Andrews and Kim Neal, or each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (including post-effective amendments to the registration statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marc J. Andrews	Director, President and Chief	September 29, 2015
Marc J. Andrews	Executive Officer
(Principal Executive Officer)

/s/ Kim Neal	Vice President of Finance	September 30, 2015
Kim Neal	(Principal Accounting Officer)

/s/ Thomas K. Mancuso	Director	September 29, 2015
Thomas K. Mancuso

/s/ Feisal Somji	Director	September 30, 2015
Feisal Somji

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation
3.1.1	Certificate of Amendment to the Amended and Restated Articles of Incorporation
3.2	Bylaws
3.2.1	Amendment No. 1 to Bylaws
5.1*	Opinion of Counsel
10.1	Mutual Release and Settlement Agreement, dated November 30, 2012, by and between Consolidated Goldfields Corporation and Thomas Callicrate, Thomas Callicrate, Trustee of the Barber-Callicrate 2006 Revocable Living Trust, Mountain Gold Exploration, LLC, Mountain Gold Exploration Inc., Mountain Gold Claims, LLC, Mountain Gold Holdings, LLC
10.2	Agreement of Purchase and Sale, dated as of December 17, 2014, between 1824455 Alberta Ltd. and Consolidated Goldfields Corporation
10.3	Production Royalty Agreement, dated as of December 17, 2014, between Consolidated Goldfields Corporation and 1824455 Alberta Ltd.
10.4	Escrow Agreement, dated December 17, 2014, among 1824455 Alberta Ltd., Consolidated Goldfields Corporation and Davis LLP
10.5	King Solomon Property Exploration and Mining Lease with Option to Purchase Agreement, dated as of November 4, 2014, by and between Mountain Gold Claims, LLC Series 9 and Consolidated Goldfields Corporation
10.6	Consolidated Goldfields Corporation Amended 2013 Stock Option and Stock Bonus Plan
10.7	Employment Agreement, dated as of November 15, 2011, between Consolidated Goldfields Corporation and Marc J. Andrews
10.8	Employment Agreement, dated as of November 15, 2011, between Consolidated Goldfields Corporation and Thomas K. Mancuso
10.9	Employment Agreement, dated as of September 24, 2012, between Consolidated Goldfields Corporation and Kimberly F. Neal
10.10	Consulting Agreement, dated as of January 1, 2015, between Consolidated Goldfields Corporation and Somji Consulting Ltd
21.1	List of Subsidiaries
23.1*	Consent of Counsel (included in Exhibit 5.1)
23.2	Consent of DeCoria, Maichel & Teague P.S.
24.1	Power of Attorney (included in signature page to registration statement)

*	To be filed by amendment.